  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1995

                                        REGISTRATION STATEMENT NO. 33-56377
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1
                            FORMS* S-3, S-1 AND F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              CHEVRON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                DELAWARE                               94-0890210
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

            225 BUSH STREET                           M.J. MCAULEY
    SAN FRANCISCO, CALIFORNIA 94104                 225 BUSH STREET
             (415) 894-7700                 SAN FRANCISCO, CALIFORNIA 94104
   (ADDRESS, INCLUDING ZIP CODE, AND                 (415) 894-7700
 TELEPHONE NUMBER, INCLUDING AREA CODE, (NAME, ADDRESS, INCLUDING ZIP CODE, AND
  OF REGISTRANT'S PRINCIPAL EXECUTIVE    TELEPHONE NUMBER, INCLUDING AREA CODE,
                OFFICES)                         OF AGENT FOR SERVICE)

                         CHEVRON TRANSPORT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

          REPUBLIC OF LIBERIA                          94-2280244
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

             CHEVRON HOUSE                            M.J. MCAULEY
            11 CHURCH STREET                        225 BUSH STREET
         HAMILTON, BERMUDA HM11             SAN FRANCISCO, CALIFORNIA 94104
             (809) 295-1774                          (415) 894-7700
    (ADDRESS AND TELEPHONE NUMBER OF      (NAME, ADDRESS, INCLUDING ZIP CODE,
    REGISTRANT'S PRINCIPAL EXECUTIVE        AND TELEPHONE NUMBER, INCLUDING
                OFFICES)                    AREA CODE, OF AGENT FOR SERVICE)

                      SEE TABLE OF ADDITIONAL REGISTRANTS

                               ----------------

                                   COPIES TO:

  BLAIR W. WHITE, ESQ.       CHARLES A. DIETZGEN,       JAMES D. PHYFE, ESQ.
   PILLSBURY MADISON &               ESQ.               DAVIS POLK & WARDWELL
          SUTRO             THACHER PROFFITT & WOOD     450 LEXINGTON AVENUE
      P.O. BOX 7880          2 WORLD TRADE CENTER       NEW YORK, N.Y. 10017
     SAN FRANCISCO,          NEW YORK, N.Y. 10048          (212) 450-4598
    CALIFORNIA 94120            (212) 912-7443
     (415) 983-1000

                               ----------------


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [_]

                               ----------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------
* This Registration Statement constitutes a filing on Form S-3 by Chevron Corporation and Chevron Transport Corporation, a filing on Form S-1 by California Petroleum Transport Corporation and a filing on Form F-1 by the other Additional Registrants.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            ADDITIONAL REGISTRANTS

                  CALIFORNIA PETROLEUM TRANSPORT CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

        DELAWARE                     6159                    04-3232976
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL           IDENTIFICATION NUMBER)
   OF INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

    C/O JH MANAGEMENT                                   CT CORPORATION SYSTEM
       CORPORATION                                          1633 BROADWAY
        ROOM 6/9                                        NEW YORK, N.Y. 10019
 ONE INTERNATIONAL PLACE                                   (212) 664-1666
 BOSTON, M.A. 02110-2624
     (617) 951-7727

 (ADDRESS, INCLUDING ZIP                                   (NAME, ADDRESS,
   CODE, AND TELEPHONE                                 INCLUDING ZIP CODE, AND
 NUMBER, INCLUDING AREA                                   TELEPHONE NUMBER,
  CODE, OF REGISTRANT'S                                INCLUDING AREA CODE, OF
   PRINCIPAL EXECUTIVE                                   AGENT FOR SERVICE)
        OFFICES)

    CALPETRO TANKERS       THE BAHAMAS              NOT           4412
   (BAHAMAS I) LIMITED                           APPLICABLE

    CALPETRO TANKERS       THE BAHAMAS              NOT           4412
  (BAHAMAS II) LIMITED                           APPLICABLE

    CALPETRO TANKERS       THE BAHAMAS              NOT           4412
  (BAHAMAS III) LIMITED                          APPLICABLE

     (EXACT NAME OF      (STATE OR OTHER          (I.R.S.   (PRIMARY STANDARD
      REGISTRANT AS        JURISDICTION           EMPLOYER     INDUSTRIAL
    SPECIFIED IN ITS   OR INCORPORATION OR     IDENTIFICATION
        CHARTER)          ORGANIZATION)             NO.)

      MAREVA HOUSE                                         CLASSIFICATION CODE
     4 GEORGE STREET                                             NUMBER)
     NASSAU, BAHAMAS                                    CT CORPORATION SYSTEM
     (809) 322-4195                                         1633 BROADWAY
                                                        NEW YORK, N.Y. 10019
                                                           (212) 664-1666

 (ADDRESS AND TELEPHONE                                    (NAME, ADDRESS,
   NUMBER OF PRINCIPAL                                 INCLUDING ZIP CODE, AND
  EXECUTIVE OFFICES OF                                  TELEPHONE NUMBER, OF
    CALPETRO TANKERS                                     AGENT FOR SERVICE)
  (BAHAMAS I) LIMITED,
    CALPETRO TANKERS
  (BAHAMAS II) LIMITED,
           AND
    CALPETRO TANKERS
 (BAHAMAS III) LIMITED)

    CALPETRO TANKERS       ISLE OF MAN              NOT           4412
      (IOM) LIMITED                              APPLICABLE

     (EXACT NAME OF      (STATE OR OTHER          (I.R.S.   (PRIMARY STANDARD
      REGISTRANT AS        JURISDICTION           EMPLOYER     INDUSTRIAL
    SPECIFIED IN ITS   OR INCORPORATION OR     IDENTIFICATION
        CHARTER)          ORGANIZATION)             NO.)
                                                           CLASSIFICATION CODE
                                                                 NUMBER)

      UNITED HOUSE                                      CT CORPORATION SYSTEM
   14-16 NELSON STREET                                      1633 BROADWAY
  DOUGLAS, ISLE OF MAN                                  NEW YORK, N.Y. 10019
      BRITISH ISLES                                        (212) 664-1666
    011-44-624-623422

                                                           (NAME, ADDRESS,
 (ADDRESS AND TELEPHONE                                INCLUDING ZIP CODE, AND
   NUMBER OF PRINCIPAL                                  TELEPHONE NUMBER, OF
  EXECUTIVE OFFICES OF                                   AGENT FOR SERVICE)
 CALPETRO TANKERS (IOM)
      LIMITED)

                             CROSS REFERENCE SHEET

                  (PURSUANT TO ITEM 501(b) OF REGULATION S-K)

          ITEM NO. AND CAPTION                   CAPTION IN PROSPECTUS
 1. Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus.........................  Outside Front Cover Page
 2. Inside Front and Outside Back Cover
     Pages of Prospectus................  Inside Front Cover Page of Prospectus,
                                          Available Information, Enforceability
                                          of Civil Liabilities
 3. Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges............................  Prospectus Summary, Investment
                                          Considerations, Management's
                                          Discussion and Analysis of Financial
                                          Condition
 4. Use of Proceeds.....................  Use of Proceeds
 5. Determination of Offering Price.....  Outside Front Cover Page of
                                          Prospectus, Underwriting
 6. Dilution............................  *
 7. Selling Security Holders............  *
 8. Plan of Distribution................  Underwriting
 9. Description of Securities to be Reg-
     istered............................  Description of the Notes
10. Interests of Named Experts and Coun-
     sel................................  *
11. Information with Respect to the Reg-
     istrants
    (a)(1) Description of Business......  Prospectus Summary, Investment
                                          Considerations, California Petroleum
                                          and the Owners, Management's
                                          Discussion and Analysis of Financial
                                          Condition
       (2) Description of Property......  California Petroleum and the Owners
       (3) Legal Proceedings............  *
       (4) Control of Registrant........  Prospectus Summary, California
                                          Petroleum and the Owners
       (5) Nature of Trading Market.....  *
       (6) Exchange Controls and Other
            Limitations Affecting
            Security Holders............  *
       (7) Taxation.....................  *
       (8) Selected Financial Data......  Selected Financial Data, Index to
                                          Financial Statements
       (9) Management's Discussion and
            Analysis of Financial
            Condition and Results of
            Operations..................  Management's Discussion and Analysis
                                          of Financial Condition
      (10) Directors and Officers of
           Registrants..................  Management
      (11) Compensation of Directors and
            Officers....................  Management
      (12) Options to Purchase Securities
            from Registrant or
            Subsidiaries................  *
      (13) Interest of Management in
            Certain Transactions........  Certain Transactions with Related
                                          Parties
    (b)    Financial Statements.........  Index to Financial Statements
12. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities........................  *

- --------------------
* Indicates that item is omitted from Prospectus because it is not applicable or the answer is in the negative.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED MARCH 10, 1995
PROSPECTUS

      , 1995

                               $167,500,000
                   CALIFORNIA PETROLEUM TRANSPORT CORPORATION
                     SERIAL FIRST PREFERRED MORTGAGE NOTES

                    MATURING SERIALLY FROM 1996 TO 2006

                      Payable from Charterhire Payments by
                         CHEVRON TRANSPORT CORPORATION
CHEVRON
 LOGO
                  Whose Charter Obligations are Guaranteed by

                              CHEVRON CORPORATION

  The Serial First Preferred Mortgage Notes designated below in the aggregate principal amount of $167,500,000 (the "Serial Mortgage Notes") are being issued as full recourse obligations of California Petroleum Transport Corporation, a Delaware corporation ("California Petroleum"), by California Petroleum as agent on behalf of the Owners named below. Interest on the Serial Mortgage Notes will
be payable semi-annually on     and     of each year, commencing on    , 1995,
at the rates per annum set forth below. Principal will be payable on the Serial Mortgage Notes on their respective maturity dates (each, a "Maturity Date"). Concurrent with this offering, % First Preferred Mortgage Notes Due 2015 in an aggregate principal amount of $117,900,000 (the "Term Mortgage Notes" and, together with the Serial Mortgage Notes, the "Notes"), are being offered pursuant to a separate prospectus. The consummation of the sale of the Serial Mortgage Notes is dependent on the consummation of the sale of the Term Mortgage Notes.

  The proceeds from the sale of the Serial Mortgage Notes, together with the proceeds from the sale of the Term Mortgage Notes, will be loaned by California Petroleum to CalPetro Tankers (Bahamas I) Limited, CalPetro Tankers (Bahamas
II) Limited, CalPetro Tankers (Bahamas III) Limited and CalPetro Tankers (IOM) Limited (each, an "Owner") on a non-recourse basis, secured jointly and severally by the collateral discussed
                                                        (continued on next page)
  SEE "INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE SERIAL MORTGAGE NOTES.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  COMMISSION OR  ANY STATE SECURITIES COMMISSION PASSED UPON THE  ACCURACY OR
   ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION TO THE  CONTRARY IS  A
    CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------

                                                 UNDERWRITING    PROCEEDS TO
             INTEREST  AGGREGATE     PRICE TO   DISCOUNTS AND    CALIFORNIA
               RATE      AMOUNT     PUBLIC(1)   COMMISSIONS(2) PETROLEUM(1)(3)
- ------------------------------------------------------------------------------
1996 Serial
 Mortgage
 Notes           %    $ 17,160,000     100%            %               %
1997 Serial
 Mortgage
 Notes                  18,160,000     100%
1998 Serial
 Mortgage
 Notes                  18,160,000     100%
1999 Serial
 Mortgage
 Notes                  18,160,000     100%
2000 Serial
 Mortgage
 Notes                  18,160,000     100%
2001 Serial
 Mortgage
 Notes                  18,160,000     100%
2002 Serial
 Mortgage
 Notes                  18,160,000     100%
2003 Serial
 Mortgage
 Notes                  18,160,000     100%
2004 Serial
 Mortgage
 Notes                  12,950,000     100%
2005 Serial
 Mortgage
 Notes                   7,740,000     100%
2006 Serial
 Mortgage
 Notes                   2,530,000     100%
                      ------------                  -----           -----
Total                 $167,500,000 $167,500,000     $               $
- ------------------------------------------------------------------------------

(1)Plus accrued interest, if any, from the date of issuance.
(2)See "Underwriting" for compensation and indemnity arrangements with the Underwriter.

(3) Before deducting expenses payable from the proceeds of the offering estimated at $300,000. Expenses payable in connection with the concurrent offering of the Term Mortgage Notes are estimated at $211,000.

  The Serial Mortgage Notes are offered by the Underwriter, when, as and if delivered to and accepted by the Underwriter, and subject to various prior conditions, including its right to reject orders in whole or in part. It is expected that delivery of the Serial Mortgage Notes will be made through the facilities of The Depository Trust Company upon payment therefor in immediately
available funds in New York, New York on or about    , 1995.

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                            [insert tanker picture]

(cover page continued)

below, to fund, after paying certain fees and expenses, the acquisition by each Owner of a recently constructed oil tanker (each, a "Vessel") from Chevron Transport Corporation ("Chevron Transport"). The Vessels consist of one double-hulled, 130,000 deadweight tonne oil tanker, two double-hulled, 150,000 deadweight tonne oil tankers and one single-hulled, 150,000 deadweight tonne oil tanker, each of which was constructed to the specifications of Chevron Transport. Initially, each Owner will enter into a bareboat charter (each, an "Initial Charter") with Chevron Transport with a term expiring on
   , 2015, subject to earlier termination at the option of Chevron Transport. The obligations of Chevron Transport under each Initial Charter will be guaranteed by Chevron Corporation ("Chevron"). Chevron Transport is an indirect, wholly-owned subsidiary of Chevron. The Serial Mortgage Notes will not be obligations of, or guaranteed by, Chevron Transport or Chevron, although California Petroleum and the Owners expect that the amounts payable by Chevron Transport, and guaranteed by Chevron, under the Initial Charters (whether or not the termination options are exercised), together with an allocable amount of anticipated earnings on the Permitted Investments (as defined herein), will be sufficient to pay in full when due all principal of and interest on the Serial Mortgage Notes. See "Investment Considerations-- Certain Risks Not Related to Chevron Transport or Chevron." The Serial Mortgage Notes will be obligations of California Petroleum and will be secured, equally and ratably with the Term Mortgage Notes, by an assignment of a first preferred ship mortgage on each Vessel, an assignment of each Initial Charter, as well as by certain other collateral. Upon payment in full of the Allocated Principal Amount of Serial Mortgage Notes (as defined herein) with respect to a Vessel, the collateral relating to such Vessel will be released from the Lien of the Serial Indenture. California Petroleum has agreed not to incur any indebtedness other than its obligations under the Notes and the related Indentures and the Owners have agreed not to incur any indebtedness other than Permitted Indebtedness so long as any Serial Mortgage Notes are outstanding. See "Description of the Notes--Certain Covenants" and "The Mortgages--Certain Covenants" for a discussion of Permitted Indebtedness.

  The Serial Mortgage Notes will not be subject to optional redemption prior to their respective maturity dates. If certain casualty or other events occur with respect to a Vessel, the Serial Mortgage Notes will be subject to mandatory redemption in part, equally and ratably with any Term Mortgage Notes then outstanding, in an aggregate principal amount equal to the Allocated Principal Amount of Serial Mortgage Notes then outstanding and allocable to such Vessel. See "Description of the Notes--Redemption." The Term Mortgage Notes may be redeemed, in whole or in part, at the direction of California
Petroleum on any Payment Date on or after    , 2006, the final Maturity Date
for any Serial Mortgage Notes.

  The Serial Mortgage Notes will be debt obligations of California Petroleum secured solely by the Collateral and will not be share capital, debentures or general obligations of any Owner or the Owners and this Prospectus does not constitute an offering of any such security of any Owner or the Owners. Recourse under the Serial Indenture against the incorporators, directors, officers and stockholders of California Petroleum and its stockholders has been expressly waived by the Indenture Trustee, on behalf of all Holders of the Serial Mortgage Notes and, accordingly, the incorporators, directors, officers and stockholders of California Petroleum and its stockholders will not be liable for any payments of debt service on the Serial Mortgage Notes. California Petroleum's capitalization is nominal and it has no source of income other than payments to it by the Owners.

                               ----------------

  No action has been or will be taken in any jurisdiction by California Petroleum, Chevron Transport, Chevron, any Owner or the Underwriter that would permit a public offering of the Serial Mortgage Notes or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than the United States of America.

  All references in this Prospectus to "$" or "Dollars" shall be to the currency of the United States of America.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIAL MORTGAGE NOTES OFFERED HEREBY AND THE TERM MORTGAGE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  California Petroleum, Chevron Transport, Chevron and the Owners have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to California Petroleum, Chevron Transport, Chevron and the Owners and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements and notes filed as a part thereof. All of these documents may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

  Chevron is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. All of the reports, proxy statements and other documents filed by Chevron with the Commission, including the documents incorporated by reference herein, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all such reports, proxy statements and other documents can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, certain reports, proxy statements and other information concerning Chevron may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10015; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and The Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 and 618 South Spring Street, Los Angeles, California 90014. Chevron is not required to, and will not, provide annual reports to Holders of the Serial Mortgage Notes unless specifically requested to do so by such a Holder.

  Chevron Transport is currently not subject to the informational requirements of the Exchange Act. Chevron Transport will not be subject to such requirements upon effectiveness of the Registration Statement pursuant to an exemption therefrom.

  Upon written or oral request, Chevron will provide, without charge, to each person to whom a copy of this Prospectus has been delivered a copy of any or all of the documents (without exhibits other than exhibits specifically incorporated by reference into such documents) incorporated by reference into this Prospectus. Requests for such copies should be directed to: Chevron Corporation, 225 Bush Street, San Francisco, California 94104, Attention:
Office of the Comptroller (telephone: (415) 894-7700).

  Neither California Petroleum nor any of the Owners is currently subject to the informational requirements of the Exchange Act. California Petroleum and each Owner will be subject to such requirements upon effectiveness of the Registration Statement and will provide copies of reports filed under the Exchange Act to the Holders of the Serial Mortgage Notes upon request. During any time that California Petroleum or any Owner is not subject to the reporting and informational requirements of the Exchange Act, under the terms of the Serial Indenture and the Mortgages, California Petroleum and the Owners have agreed that, so long as the Serial Mortgage Notes remain outstanding, they will file with the Indenture Trustee and the Commission and distribute to Holders of the Serial Mortgage Notes, upon request, copies of the financial and other information that would have been contained in such annual reports and periodic reports that California Petroleum and the Owners would have been required to file with the Commission pursuant to the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by Chevron with the Commission are incorporated by reference in this Prospectus:

      (1) Chevron's Annual Report on Form 10-K for the year ended December 31, 1993.

      (2) Chevron's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

      (3) Chevron's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

      (4) Chevron's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

      (5) Chevron's Current Report on Form 8-K, dated July 26, 1994.

      (6) Chevron's Current Report on Form 8-K, dated August 1, 1994.

      (7) Chevron's Current Report on Form 8-K/A, dated August 1, 1994.

      (8) Chevron's Current Report on Form 8-K, dated August 3, 1994.

      (9) Chevron's Current Report on Form 8-K, dated October 25, 1994.

     (10) Chevron's Current Report on Form 8-K, dated October 28, 1994.

     (11) Chevron's Current Report on Form 8-K, dated January 24, 1995.

     (12) Chevron's Current Report on Form 8-K, dated February 27, 1995.

     (13) Chevron's Current Report on Form 8-K, dated March 10, 1995.

     (14) Chevron's Current Report on Form 8-K, dated March 10, 1995.

  All documents filed by Chevron pursuant to Sections 13, 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the distribution of the Serial Mortgage Notes shall also be deemed to be incorporated by reference herein and be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                      ENFORCEABILITY OF CIVIL LIABILITIES

  Each of CalPetro Tankers (Bahamas I) Limited, CalPetro Tankers (Bahamas II) Limited and CalPetro Tankers (Bahamas III) Limited is a special purpose company organized under the laws of the Commonwealth of the Bahamas (the "Bahamas"). CalPetro Tankers (IOM) Limited is organized under the laws of the Isle of Man. A substantial portion of the assets of each Owner is or may be located outside the United States. As a result, it may be difficult for investors to enforce outside the United States judgments against each such Owner obtained in the United States in any actions, including actions predicated on the civil liability provisions of the federal securities laws of the United States. Certain directors of each such Owner are residents of jurisdictions other than the United States, and all or a significant portion of the assets of such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce against them in United States courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is currently no treaty between the United States and the Bahamas or between the United States and the Isle of Man providing for reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in the Bahamas or in the Isle of Man. Each Owner has irrevocably submitted to the jurisdiction of the federal and state courts in The City of New York for the purpose of any legal suit, action or proceeding against each such Owner in connection with the offering and sale of the Serial Mortgage Notes.

  The foregoing discussion is based on the advice of McKinney, Bancroft & Hughes, counsel to CalPetro Tankers (Bahamas I) Limited, CalPetro Tankers (Bahamas II) Limited, and CalPetro Tankers (Bahamas III) Limited with respect to matters of Bahamian law, and Cains, counsel to CalPetro Tankers (IOM) Limited with respect to matters of Isle of Man law.

  Chevron Transport is organized under the laws of the Republic of Liberia ("Liberia") and a substantial portion of its assets are or may be located outside the United States. Certain directors of Chevron Transport are residents of jurisdictions other than the United States, and all or a significant portion of the assets of these directors of Chevron Transport may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or against Chevron Transport in the United States judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is currently no treaty between the United States and Liberia providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicted solely upon the federal securities laws, would, therefore, not be automatically enforceable in Liberia. However, such judgment would be admissible in evidence and would be enforceable by the courts of Liberia without re-trial or examination of the merits of the case if the court which rendered the judgment had jurisdiction over the parties and subject matter, the judgment was for a fixed or definite sum, the judgment was not a default judgment and if enforcement of the judgment is not contrary to the public policy of Liberia. Chevron Transport has irrevocably submitted to the jurisdiction of the federal and state courts in New York City for the purpose of any legal suit, action or proceeding against Chevron Transport in connection with the offering and sale of the Serial Mortgage Notes.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Definitions of certain shipping terms and a glossary of certain other significant terms used in this Prospectus are included as Appendix A hereto.

                         CHEVRON AND CHEVRON TRANSPORT

  Chevron Transport Corporation, a Liberian corporation ("Chevron Transport"), is principally engaged in the marine transportation of oil and refined petroleum products. As of December 31, 1994, Chevron Transport operated 30 internationally flagged vessels which it owned or bareboat chartered. In addition, at any given time, Chevron Transport typically has an additional 35 to 45 ships on time or single-voyage charters. Chevron Transport's primary transportation routes are from the Middle East, Indonesia, Mexico, West Africa and the North Sea to ports in the United States, Europe, the United Kingdom and Asia. Refined petroleum products are transported worldwide. Chevron Transport expects to use each Vessel worldwide as permitted under the Initial Charters.

  Chevron Corporation, a Delaware corporation ("Chevron"), a major international oil company, will guarantee the payment and performance obligations of Chevron Transport under each Initial Charter. Chevron provides administrative, financial and management support for, and manages its investment in, domestic and foreign subsidiaries and affiliates, which engage in fully integrated petroleum operations, chemical operations, real estate development and other mineral and energy related activities in the United States and approximately 100 other countries. Petroleum operations consist of exploring for, developing and producing crude oil and natural gas; transporting crude oil, natural gas and petroleum products by pipelines, marine vessels and motor equipment; refining crude oil into finished petroleum products; and marketing crude oil, natural gas and the many products derived from petroleum. Chemical operations include the manufacture and marketing of a wide range of chemicals primarily for industrial uses. Chevron Transport is an indirect, wholly-owned subsidiary of Chevron.

  Chevron's executive offices are located at 225 Bush Street, San Francisco, California 94104. Chevron's telephone number is (415) 894-7700. Chevron Transport's executive offices are located at Chevron House, 11 Church Street, Hamilton, Bermuda HM11, and its telephone number is (809) 295-1774.

                              CALIFORNIA PETROLEUM

  California Petroleum Transport Corporation, a Delaware corporation ("California Petroleum"), is a special purpose corporation that has been recently organized solely for the purpose of issuing, as agent on behalf of the Owners, the Serial Mortgage Notes and the Term Mortgage Notes as full recourse obligations of California Petroleum and loaning the proceeds of the sale of the Notes to the Owners to facilitate the funding of the acquisition of the four Vessels described below from Chevron Transport. Recourse under the Serial Indenture against the incorporators, directors, officers and stockholders of California Petroleum and its stockholders has been expressly waived by the Indenture Trustee, on behalf of all Holders of the Serial Mortgage Notes and, accordingly, the incorporators, directors, officers and stockholders of California Petroleum and its stockholders will not be liable for any payments of debt service on the Serial Mortgage Notes. California Petroleum's capitalization is nominal and it has no source of income other than payments to it by the Owners. All the shares of California Petroleum are held by The California Trust, a Massachusetts charitable lead trust formed by JH Holdings, a Massachusetts corporation, for the benefit of certain charitable institutions in Massachusetts.

  California Petroleum's executive offices are located at Room 6/9, One International Place, Boston, Massachusetts 02110-2624, and its telephone number is (617) 951-7727.

                                   THE OWNERS

  Each of CalPetro Tankers (Bahamas I) Limited ("CalPetro Bahamas I"), CalPetro Tankers (Bahamas II) Limited ("CalPetro Bahamas II") and CalPetro Tankers (Bahamas III) Limited ("CalPetro Bahamas III"), has been recently organized as a special purpose company under the laws of the Bahamas for the purpose of acquiring and chartering one of the Vessels. Similarly, CalPetro Tankers (IOM) Limited ("CalPetro IOM") has been recently organized as a special purpose company organized under the laws of the Isle of Man for the purpose of acquiring and chartering one of the Vessels. Each of the foregoing companies also is referred to in this Prospectus as an "Owner." Each Owner, either pursuant to the terms of its Memorandum of Association and/or pursuant to the terms of the related Mortgage, will engage in no business other than the ownership and chartering of its Vessel and activities resulting from or incidental to such ownership and chartering. Each Owner is wholly-owned by California Tankers Investments Limited, a company organized under the laws of the Bahamas, which is a wholly-owned subsidiary of CalPetro Holdings Limited, an Isle of Man company. None of the Owners is owned by or is an affiliate of California Petroleum and none of California Petroleum or any Owner is owned by or is an affiliate of Chevron Transport or Chevron.

  Each of CalPetro Bahamas I, CalPetro Bahamas II and CalPetro Bahamas III has executive offices located at Mareva House, 4 George Street, Nassau, Bahamas, and each such Owner's telephone number is (809) 322-4195.

  CalPetro IOM's executive offices are located at United House, 14-16 Nelson Street, Douglas, Isle of Man, British Isles and its telephone number is 011-44-624-623422.

                                  THE VESSELS

  Each Vessel to be acquired by the respective Owner listed below is a Suezmax oil tanker, which is currently owned and operated by Chevron Transport. Suezmax-size tankers are medium-sized vessels ranging from approximately 120,000 to 200,000 deadweight tonnes ("dwt"), and of maximum length, breadth and draft capable of passing fully loaded through the Suez Canal.

                                                        APPROXIMATE
                                                        DEADWEIGHT
VESSEL NAME                        OWNER                TONNES      CONSTRUCTION DELIVERY DATE
Samuel Ginn ("S. Ginn")            CalPetro Bahamas I   150,000     Double Hull  March 1993
Condoleezza Rice ("C. Rice")       CalPetro Bahamas II  130,000     Double Hull  August 1993
Chevron Mariner ("Chevron Mari-
 ner")                             CalPetro IOM         150,000     Double Hull  October 1994
William E. Crain ("W.E. Crain")    CalPetro Bahamas III 150,000     Single Hull  February 1992

  Each Vessel has been constructed under the supervision of Chevron Transport and has been designed to Chevron Transport's specifications to enhance safety and reduce operating and maintenance costs, including such features as high performance rudders, extra steel (minimal use of high tensile steels), additional fire safety equipment, redundant power generation equipment, extra coating and electrolytic corrosion monitoring and protection systems, additional crew quarters to facilitate added manning and, for three of the Vessels, a double-hull design patented by one of Chevron's subsidiaries. The builder of three of the Vessels, C. Rice, Chevron Mariner and W.E. Crain, was Ishikawajima do Brasil Estaleiros S.A. ("Ishibras"), and the builder of S. Ginn was Ishikawajima-Harima Heavy Industries Co., Ltd. ("IHI").

                       VESSEL TECHNICAL INFORMATION
                                                 LENGTH       BEAM         DRAFT
VESSEL             BUILDER      REGISTRATION     (METERS)     (METERS)     (METERS)
S. Ginn            IHI          Bahamas           274.50      50.00         17.205
C. Rice            Ishibras     Bahamas           258.90      48.30         16.79
Chevron Mariner    Ishibras     Liberia           274.50      50.00         17.205
W.E. Crain         Ishibras     Liberia           274.50      50.00         16.79

                                  THE OFFERING

Securities Offered......  $167,500,000 aggregate principal amount of Serial
                          First Preferred Mortgage Notes issued under an indenture (the "Serial Indenture") in the principal amounts and maturities stated below:

                              $17,160,000 principal amount of  %
                                Serial First Preferred Mortgage Notes Due
                                1996(the "1996 Serial Mortgage Notes").
                              $18,160,000 principal amount of  %
                                Serial First Preferred Mortgage Notes Due
                                1997(the "1997 Serial Mortgage Notes").
                              $18,160,000 principal amount of  %
                                Serial First Preferred Mortgage Notes Due
                                1998(the "1998 Serial Mortgage Notes").
                              $18,160,000 principal amount of  %
                                Serial First Preferred Mortgage Notes Due
                                1999(the "1999 Serial Mortgage Notes").
                              $18,160,000 principal amount of  %
                                Serial First Preferred Mortgage Notes Due
                                2000(the "2000 Serial Mortgage Notes").
                              $18,160,000 principal amount of  %
                                Serial First Preferred Mortgage Notes Due
                                2001(the "2001 Serial Mortgage Notes").
                              $18,160,000 principal amount of  %
                                Serial First Preferred Mortgage Notes Due
                                2002(the "2002 Serial Mortgage Notes").

                              $18,160,000 principal amount of  %
                                Serial First Preferred Mortgage Notes Due
                                2003(the "2003 Serial Mortgage Notes").

                              $12,950,000 principal amount of  %
                                Serial First Preferred Mortgage Notes Due
                                2004(the "2004 Serial Mortgage Notes").

                              $7,740,000 principal amount of  %
                                Serial First Preferred Mortgage Notes Due
                                2005(the "2005 Serial Mortgage Notes").

                              $2,530,000 principal amount of  %

                                Serial First Preferred Mortgage Notes Due
                                2006(the "2006 Serial Mortgage Notes").

                          The foregoing are collectively referred to in this Prospectus as the "Serial Mortgage Notes."

Scheduled Principal
 Payment Dates..........  The principal amount of each Serial Mortgage Note will be payable in full on the maturity date for such
                          Serial Mortgage Note, which will be    of the
                          respective year of maturity (each, a "Maturity
                          Date").

Interest Payment Dates..       and     , commencing      , 1995.

Denominations...........  The Serial Mortgage Notes will be issued in minimum denominations of $100,000 and multiples of $1,000 in excess thereof.

Form....................  The Serial Mortgage Notes will be issued in the form of one or more fully registered global notes (each, a "Global Note") which will be issued to The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. The Indenture Trustee will act as custodian of each Global Note for DTC. Except as otherwise described herein, the Serial Mortgage Notes will be available for purchase in book-entry form only and each person owning a beneficial interest in a Global Note must rely on the procedures of the institutions having accounts with DTC to exercise or be entitled to any of the rights of a registered holder of any Serial Mortgage Notes (a "Holder").


Concurrent Offering.....  Concurrent with the offering of the Serial Mortgage
                          Notes, California Petroleum is offering for sale to the public pursuant to a separate prospectus
                          $117,900,000 aggregate principal amount of    % First
                          Preferred Mortgage Notes Due 2015 (the "Term Mortgage Notes") issued under a separate indenture (the "Term Indenture"). The consummation of the sale of the Serial Mortgage Notes is dependent on the consummation of the sale of the Term Mortgage Notes.


Purchase of Vessels.....  The Vessels are currently owned by Chevron Transport.
                          The sale of the Vessels to the respective Owners and the commencement of the Initial Charters with respect to the Vessels will occur on the closing date (the "Closing Date") for the offering of the Notes.

The Initial Charters
 and Chevron
 Guarantees.............  On the Closing Date, the Vessels will be purchased by their respective Owner and will be chartered to Chevron Transport. The bareboat charter for each Vessel (each, an "Initial Charter") will have a term
                          expiring on    , 2015, subject to Chevron Transport's
                          right to terminate each of the Initial Charters on specified dates commencing on the date that the Allocated Principal Amount of Serial Mortgage Notes relating to such Vessel is scheduled to have been paid in full. The obligations of Chevron Transport under each Initial Charter will be guaranteed by Chevron pursuant to a guarantee (each, a "Chevron Guarantee"). See "The Initial Charters--Termination Options."

Security................  The obligations of California Petroleum under the
                          Serial Mortgage Notes will be secured, equally and ratably with the Term Mortgage Notes (except as described under "Description of the Notes--Security-- After First Optional Termination Date"), by the assignment of a first preferred ship mortgage (each, a "Mortgage") on each Vessel between the respective Owner, as mortgagor, and California Petroleum, as mortgagee, an assignment of each Initial Charter, as well as certain other collateral, including an assignment of the related Chevron Guarantee, an assignment of the earnings and insurance proceeds, an assignment of the Management Agreements relating to the Vessels and by a pledge of all of the outstanding stock of the Owners. The Serial

                          Mortgage Notes are also secured by an assignment of the Serial Loan Agreements and certain other Security Documents (collectively, with the collateral described in the preceding sentence, at any time, the "Collateral"). Recourse under the Serial Indenture against the incorporators, directors, officers and stockholders of California Petroleum and its stockholders has been expressly waived by the Indenture Trustee on behalf of all Holders of the Serial Mortgage Notes and, accordingly, the incorporators, directors, officers and stockholders of California Petroleum and its stockholders will not be liable for any payments of debt service on the Serial Mortgage Notes. California Petroleum's capitalization is nominal and it has no source of income other than payments to it by the Owners. The Indenture Trustee, as indenture trustee under the Term Indenture and the Serial Indenture, California Petroleum and Chemical Trust Company of California, as collateral trustee (the "Collateral Trustee"), will enter into a collateral trust agreement (the "Collateral Agreement") pursuant to which the Collateral Trustee will hold the Collateral for the benefit of the holders of the Term Mortgage Notes and the Holders of the Serial Mortgage Notes. In accordance with the Collateral Agreement, the Collateral Trustee will exercise remedies with respect to the Collateral, including the sale or other disposition of the Collateral, upon receipt of notice of the occurrence of an event of default (an "Enforcement Notice") under the Term Indenture or the Serial Indenture, or both, as the case may be. The right of the Collateral Trustee to enforce the Mortgages, however, will be subject to the rights of Chevron Transport under each Initial Charter to the continued use and operation of the related Vessel under such Initial Charter, so long as no event of default has occurred and is continuing under such Initial Charter and so long as Chevron Transport is performing its obligations thereunder. If the Allocated Principal Amount of Serial Mortgage Notes relating to a Vessel is paid in full, the Collateral (including the related Initial Charter, if it remains in effect) relating to such Vessel will be released from the Lien of the Serial Indenture. See "Description of the Notes--Security."

Termination Options
 Under the Initial
 Charters...............  Under each Initial Charter, Chevron Transport may elect to terminate such Initial Charter on any of four, in the case of the double-hulled Vessels, or three, in the case of the single-hulled Vessel, termination dates and make a termination payment (a "Termination Payment") in connection with such termination. The earliest such optional termination
                          date for any Vessel is    , 2003. Chevron Transport
                          is required to pay the Termination Payment to the Collateral Trustee (by virtue of the Collateral Trustee's receipt of the assignment of the Initial Charters) on or prior to the termination date. Whether or not the termination options are exercised, California Petroleum and the Owners expect that the amounts payable by Chevron Transport (other than the related Termination Payment, if any), and guaranteed by Chevron, under the Initial Charters, together with an allocable amount of anticipated earnings on Permitted Investments (as defined herein), will be sufficient to pay in full when due all principal of and interest on the

                          Serial Mortgage Notes. See "Investment
                          Considerations--Certain Risks Not Related to Chevron Transport or Chevron." The Termination Payments, if any, will not secure the obligations of California Petroleum under the Serial Indenture.

Redemption..............  If a casualty or certain other events occur with respect to a Vessel as result of which the Vessel is a Total Loss, then the Serial Mortgage Notes will be subject to mandatory redemption in part, equally and ratably with the Term Mortgage Notes, in an aggregate principal amount equal to the Allocated Principal Amount of Notes for such Vessel together with accrued but unpaid interest thereon and certain other amounts described herein. The Serial Mortgage Notes are not subject to optional redemption prior to their respective Maturity Dates. See "Description of the Notes--Redemption."

Certain Covenants.......  The Indentures will include certain covenants that, among other things, prohibit California Petroleum from (i) incurring any indebtedness other than the Notes, (ii) making any investments, loans or advances other than the loans to the Owners of the proceeds from the sale of the Notes or (iii) creating any Liens other than its obligations under the Notes, the Collateral Agreement and the related Indentures. The Mortgages will include certain covenants that, among other things, limit the type and amount of additional indebtedness that may be incurred by the Owners and impose limitations on investments, loans, advances, the payment of dividends and the making of certain other payments, the creation of Liens, certain transactions with affiliates and mergers.

                          Under each Mortgage, the related Owner is required to keep its Vessel free and clear of all Liens other than liens arising under the Indentures and the Collateral Agreement and liens for crew's wages accrued for not more than three months, suppliers' or other similar liens arising in the ordinary course of its business and accrued for not more than three months, liens for collision or salvage, or liens for loss, damage or expense that are fully covered by insurance or bonded. Notwithstanding the preceding sentence, during the term of the related Initial Charter, any Lien permitted under the Initial Charter will be permitted under the related Mortgage. Under each Initial Charter, Chevron Transport may not allow, or permit to be continued, any Lien incurred by it that might have priority over the title and interest of the Owner in the related Vessel. See "The Mortgages--Certain Covenants" and "The Initial Charters--Covenants."

Restricted Payments.....  None of the Owners may (i) declare or pay any dividend or other distribution on any shares of its capital stock, (ii) make any loans or advances to any affiliate of such Owner or (iii) purchase, redeem or otherwise acquire or retire for value any shares of its capital stock (each, a "Restricted Payment") unless, among other things, the Serial Mortgage Notes shall have been repaid in full. California Petroleum may not make any Restricted Payments in excess of $15,000 per annum so long as any Notes are outstanding.

Certain Liabilities.....  Under each Initial Charter, Chevron Transport will be liable for oil or other pollution damage resulting from its operation of the related Vessel under such Initial Charter and will be liable to indemnify and hold harmless the related Owner against any and all losses, damages and expenses incurred by such Owner as a result of any oil or other pollution damage resulting from Chevron Transport's operation of such Vessel under such Initial Charter (including, without limitation, such Owner's liability under the United States Oil Pollution Act of 1990, as amended ("OPA 90"), or under the laws of any other jurisdiction relating to oil spills).

Use of Proceeds.........  See "Use of Proceeds" for a discussion of the application of the net proceeds of the offering of the Serial Mortgage Notes to the cost of acquiring the Vessels.

Ratings.................  The Serial Mortgage Notes have been prospectively
                          rated     by Moody's Investors Service, Inc.
                          ("Moody's"),     by Standard & Poor's Rating Group, a
                          division of McGraw-Hill, Inc. ("Standard & Poor's")
                          and     by Duff & Phelps Credit Rating Co. ("Duff &
                          Phelps") at their initial issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Investment
 Considerations.........  Prospective purchasers of the Serial Mortgage Notes should carefully consider the matters set forth in this Prospectus under the caption "Investment Considerations."

                           SOURCES AND USES OF FUNDS

Sources of Funds:
  Proceeds from Serial Mortgage Notes........................... $167,500,000
  Proceeds from Term Mortgage Notes.............................  117,900,000
                                                                 ------------
    Total Sources...............................................  285,400,000
                                                                 ============
Uses of Funds:
  Owner's Purchase Price for S. Ginn............................   80,666,667
  Owner's Purchase Price for C. Rice............................   80,666,667
  Owner's Purchase Price for Chevron Mariner....................   80,666,666
  Owner's Purchase Price for W.E. Crain.........................   40,000,000
  Underwriting Fees and Commissions.............................    1,989,000*
  Legal, Printing, Rating and Other Fees........................      511,000*
  Coordinator's Fees............................................      450,000(1)
  Broker's Fees.................................................      450,000(1)
                                                                 ------------
    Total Uses.................................................. $285,400,000
                                                                 ============

- -------------------
* Estimated

(1) The coordinator's fee is payable to Xenon Shipping AS and Merrimac Shipping Ltd. and the broker's fee is payable to McQuilling Brokerage Partners, Inc.

                         INVESTMENT CONSIDERATIONS

  Prospective purchasers of the Serial Mortgage Notes should carefully consider the following investment considerations as well as the other information set forth in this Prospectus.

CERTAIN RISKS NOT RELATED TO CHEVRON TRANSPORT OR CHEVRON

  The Indenture Events of Default specified in the Serial Indenture include, in addition to a default by Chevron Transport under any Initial Charter or the termination of the related Chevron Guarantee of any Initial Charter other than pursuant to its terms, certain other events which do not depend on Chevron Transport's compliance with the Initial Charters or the effectiveness of the related Chevron Guarantees. Such Indenture Events of Default include (i) the occurrence and continuance of a Mortgage Event of Default, (ii) a breach of any representation, warranty or covenant of California Petroleum in the Serial Indenture which continues uncured for a specified period, (iii) the occurrence of specified events of bankruptcy with respect to California Petroleum and (iv) the termination of any of the Security Documents other than pursuant to their terms. See "Description of the Notes--Indenture Events of Default." The activities of California Petroleum and the Owners have been limited as described under "California Petroleum and the Owners," and California Petroleum and each Owner will covenant to engage in no activities other than those permitted. See "Description of the Notes--Certain Covenants" and "The Mortgages--Certain Covenants" for a description of the applicable covenants.

  Any of the Indenture Events of Default discussed above could occur even if Chevron Transport is in full compliance with the terms of the Initial Charters. For example, California Petroleum and the Owners will rely entirely on Chevron Transport's charterhire payments under the Initial Charters and any earnings on Permitted Investments to pay their expenses and make scheduled payments of principal and interest on the Serial Mortgage Notes and interest on the Term Mortgage Notes until the first termination date for each Initial Charter. Such expenses will include Recurring Fees and Taxes and any other expenses for which Chevron Transport is not responsible under the Initial Charters. Under each Initial Charter, Chevron Transport will be responsible for, among other things, all costs and expenses of operating and maintaining the related Vessel and under certain circumstances, the costs and expenses of maintaining the documentation of the related Vessel under the laws of the jurisdiction in which the related Vessel is or will be registered (the "Registration Jurisdiction") in excess of a specified amount. See "The Initial Charters--Flag and Name of Vessel" and "--Indemnity." While the Owners expect that such charterhire payments and earnings will be sufficient to meet their requirements, substantial unanticipated expenses or increases in expenses that are not payable by Chevron Transport under the Initial Charters could result in the bankruptcy of any Owner, which would result in an Indenture Event of Default and a corresponding event of default under the Term Indenture. See "Management's Discussion and Analysis of Financial Condition of California Petroleum and the Owners--Capital Resources and Liquidity." Upon the occurrence and continuance of such an Indenture Event of Default and event of default under the Term Indenture, all principal and accrued interest on the Serial Mortgage Notes, as well as the Term Mortgage Notes, would become immediately due and payable. Thereafter, any amounts received by the Collateral Trustee in the exercise of its remedies, including for example charterhire payments from Chevron Transport or proceeds from the sale of the Vessels, would be subject to the claims of the holders of the Serial Mortgage Notes and the Term Mortgage Notes, equally and ratably, except as described under "Description of the Notes--Security--After First Optional Termination Date." There can be no assurance that amounts received by the Collateral Trustee following an Indenture Event of Default would be sufficient to pay the principal of and accrued interest on the outstanding Serial Mortgage Notes.

LACK OF PUBLIC MARKET FOR THE SERIAL MORTGAGE NOTES

  There has not previously been any public market for the Serial Mortgage Notes. California Petroleum does not intend to list the Serial Mortgage Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Serial Mortgage Notes will develop. To the extent that a market for the Serial Mortgage Notes does develop, the market value of the Serial Mortgage Notes will depend on prevailing interest rates, the market for similar securities and other factors, including the financial condition, performance and prospects of the charterers of the Vessels and the value of the Vessels. California Petroleum has been advised by the Underwriter that the Underwriter presently intends to make a market in the Serial Mortgage Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Serial Mortgage Notes, and any such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Serial Mortgage Notes.

                                USE OF PROCEEDS

  The proceeds from the sale of the Serial Mortgage Notes, together with the proceeds from the Term Mortgage Notes, will be loaned to the Owners to fund the acquisition of the Vessels from Chevron Transport and to pay the underwriting commissions and the other fees and expenses referred to above under "Prospectus Summary--Sources and Uses of Funds." The Vessels are currently owned by Chevron Transport and will be acquired by the related Owners and chartered by Chevron Transport on the Closing Date. The net proceeds of the sale of the Notes to be applied by the respective Owners to purchase the Vessels from Chevron Transport will be approximately $80,666,667 for each double-hulled Vessel and $40,000,000 for the single-hulled Vessel.

                           CAPITALIZATION OF CHEVRON

  The capitalization of Chevron and its consolidated subsidiaries as of December 31, 1994 is set forth in the following table. This table should be read in conjunction with the consolidated financial statements of Chevron and the related notes thereto incorporated by reference herein.

                                                             DECEMBER 31, 1994
                                                           ---------------------
                                                           (DOLLARS IN MILLIONS)
Short-term debt...........................................        $ 4,014
Long-term debt and capital lease obligations:
  Long-term debt..........................................          3,955
  Capital lease obligations...............................            173
                                                                  -------
    Total debt............................................        $ 8,142
                                                                  =======
Stockholders' equity:
  Preferred stock--$1.00 par value........................            --
   Authorized--100,000,000 shares
   Issued--None
  Common stock--$1.50 par value...........................        $ 1,069
   Authorized--1,000,000,000 shares
   Issued--712,487,068 shares
  Capital in excess of par value..........................          1,858
  Deferred compensation--Employee Stock Ownership Plan....           (900)
  Currency translation adjustment and other...............            175
  Retained earnings.......................................         14,457
  Treasury stock, at cost (60,736,435 shares).............         (2,063)
                                                                  -------
    Total stockholders' equity............................        $14,596
                                                                  -------
    Total debt and stockholders' equity...................        $22,738
                                                                  =======

                       SELECTED FINANCIAL DATA OF CHEVRON

  The selected financial information presented in the table below should be read in conjunction with the consolidated financial statements and related notes contained in Chevron's Current Report on Form 8-K, dated March 10, 1995, referred to under "Incorporation of Certain Documents by Reference." The selected financial information for each of the five years in the period ended December 31, 1994 has been derived from audited financial statements. Chevron adopted Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 109, "Accounting for Income Taxes," effective January 1, 1992.

                                                YEAR ENDED DECEMBER 31,
                                        ----------------------------------------
                                         1994    1993    1992     1991    1990
                                        ------- ------- -------  ------- -------
                                         (DOLLARS IN MILLIONS, EXCEPT FOR PER-
                                                    SHARE AMOUNTS)
Sales and other operating revenues....  $35,130 $36,191 $38,212  $38,118 $41,540
Equity in net income of affiliates and
 other income.........................      724     891   1,465      825   1,026
Total costs...........................   33,051  34,656  36,214   36,691  38,353
                                        ------- ------- -------  ------- -------
Income before income tax expense and
 cumulative effect of changes in
 accounting principles................  $ 2,803 $ 2,426 $ 3,463  $ 2,252 $ 4,213
Income tax expense....................    1,110   1,161   1,253      959   2,056
                                        ------- ------- -------  ------- -------
Income before cumulative effect of
 changes in accounting principles.....  $ 1,693 $ 1,265 $ 2,210  $ 1,293 $ 2,157
Cumulative effect of changes in
 accounting principles................      --      --     (641)     --      --
                                        ------- ------- -------  ------- -------
Net income............................  $ 1,693 $ 1,265 $ 1,569  $ 1,293 $ 2,157
                                        ======= ======= =======  ======= =======
Per share of common stock(1)
 Income before cumulative effect of
  changes in accounting principles....  $  2.60 $  1.94 $  3.26  $  1.85 $  3.05
 Cumulative effect of changes in
  accounting principles...............      --      --     (.95)     --      --
                                        ------- ------- -------  ------- -------
 Net income per share of common stock.  $  2.60 $  1.94 $  2.31  $  1.85 $  3.05
                                        ======= ======= =======  ======= =======
 Cash dividends per share of common
  stock...............................  $  1.85 $  1.75 $  1.65  $  1.63 $  1.48
Ratio of earnings to fixed charges of
 Chevron on a total enterprise basis..     5.31    5.23    6.35     4.34    6.07

- --------------------

(1) All per share amounts reflect a two-for-one stock split in May 1994.

  The ratios of earnings to fixed charges set forth in the table above are computed using amounts for Chevron as a whole, including its majority owned subsidiaries and its proportionate share of 50 percent owned entities (primarily the Caltex Group of Companies). For the purpose of determining earnings in the calculation of the ratios, equity in net income of less than 50 percent owned affiliates is adjusted to the amount of distributions received (but not undistributed amounts). In addition, consolidated income before cumulative effect of changes in accounting principles is increased by income taxes, previously capitalized interest charged to earnings during the period, the minority interest's share of net income, and fixed charges, excluding capitalized interest. Fixed charges consist of interest on debt (including capitalized interest and amortization of debt discount and expense) and a portion of rentals determined to be representative of interest.

                 SUMMARIZED FINANCIAL DATA OF CHEVRON TRANSPORT

  Summarized financial information for Chevron Transport for each of the three years ended December 31, 1994 is contained in Chevron's Current Report on Form 8-K, dated March 10, 1995, referred to under "Incorporation of Certain Documents By Reference."

                     CAPITALIZATION OF CALIFORNIA PETROLEUM

  The following unaudited table sets forth the capitalization and cash of California Petroleum at December 31, 1994, and as adjusted to give effect to the sale of the Notes and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the financial statements of California Petroleum and the related notes thereto set forth elsewhere in this Prospectus. See also "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition of California Petroleum and the Owners."

                                                             DECEMBER 31, 1994
                                                            -------------------
                                                            ACTUAL AS ADJUSTED
Cash....................................................... $1,000 $      1,000
                                                            ====== ============
Long-term Debt:
  Serial Mortgage Notes....................................    --  $167,500,000
  Term Mortgage Notes......................................    --   117,900,000
                                                            ------ ------------
    Total Long-term Debt...................................    --   285,400,000
                                                            ------ ------------
Stockholder's Equity:
  Capital Stock............................................ $1,000        1,000
  Additional Paid-in Capital...............................      0            0
  Retained Earnings........................................      0            0
                                                            ------ ------------
    Total Stockholder's Equity.............................  1,000        1,000
                                                            ------ ------------
    Total Capitalization................................... $1,000 $285,401,000
                                                            ====== ============

       SELECTED FINANCIAL AND PRO FORMA DATA OF CALIFORNIA PETROLEUM

  Neither California Petroleum nor any of the Owners has an operating history. Financial data for comparable accounting periods is not available for any of them. The financial statements set forth in this Prospectus for California Petroleum and each of the Owners include their beginning balance sheets. See "Index to Financial Statements."

  The following unaudited pro forma balance sheet of California Petroleum at December 31, 1994 was prepared as if the sale of the Notes and the application of the estimated net proceeds therefrom had occurred on such date. The following unaudited pro forma income statement of California Petroleum for the year ended December 31, 1994 gives effect to the sale of the Notes and the application of the estimated net proceeds therefrom as if it had occurred on January 1, 1994, the beginning of California Petroleum's fiscal year. The unaudited pro forma financial data are based upon assumptions and adjustments described in the accompanying notes. The unaudited pro forma income statement does not purport to represent what California Petroleum's results of operations actually would have been if the transaction had occurred as of the dates indicated or what such results will be for any future periods. The unaudited pro forma financial data are based upon assumptions that California Petroleum believes are reasonable and should be read in conjunction with the financial statements, including the Owners' pro forma condensed combined financial data, and accompanying notes thereto included elsewhere in this Prospectus.

UNAUDITED PRO FORMA BALANCE SHEET
  OF CALIFORNIA PETROLEUM

                                                 AT DECEMBER 31, 1994
                                         ---------------------------------------
                                                     PRO FORMA
                                         HISTORICAL ADJUSTMENTS      PRO FORMA
ASSETS
Current assets.........................
  Cash.................................    $1,000   $        --     $      1,000
  Current portion of Serial loans re-
   ceivable............................       --      17,160,000(c)   17,160,000
                                           ------   ------------    ------------
    Total current assets...............     1,000     17,160,000      17,160,000

Term loans receivable..................       --     116,138,200(c)  116,138,200
Serial loans receivable less current
 portion...............................       --     148,701,800(c)  148,701,800
Other assets...........................       --       3,400,000(b)    3,400,000
                                           ------   ------------    ------------
TOTAL ASSETS...........................    $1,000   $285,400,000    $285,401,000
                                           ======   ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of Serial Mortgage
   Notes...............................    $  --    $ 17,160,000(a) $ 17,160,000
                                           ------   ------------    ------------
    Total current liabilities..........       --      17,160,000      17,160,000

Term Mortgage Notes....................       --     117,900,000(a)  117,900,000
Serial Mortgage Notes less current por-
 tion..................................       --     150,340,000(a)  150,340,000
                                           ------   ------------    ------------
      Total liabilities................       --     285,400,000     285,400,000

Stockholders' equity
  Common stock issued..................     1,000            --            1,000
                                           ------   ------------    ------------
    Total stockholders' equity.........     1,000            --            1,000
                                           ------   ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQ-
 UITY..................................    $1,000   $285,400,000    $285,401,000
                                           ======   ============    ============

                                                   FOR THE YEAR ENDED
                                                    DECEMBER 31, 1994
                                            -------------------------------------
                                                        PRO FORMA
                                            HISTORICAL ADJUSTMENTS     PRO FORMA
UNAUDITED PRO FORMA INCOME STATEMENT
Interest income............................   $ --     $23,076,256(c) $23,076,256
Other income...............................     --          60,000(d)      60,000
                                              -----    -----------    -----------
  Total income.............................     --      23,136,256     23,136,256
Interest expense...........................     --      22,842,532(a)  22,842,532
General and administrative expenses........     --          60,000(d)      60,000
Amortization of debt issue costs...........     --         233,724(b)     233,724
                                              -----    -----------    -----------
Net income.................................   $ --     $         0    $         0
                                              =====    ===========    ===========

- --------------------
Pro forma adjustments are made to reflect:

(a) The issuance of $117,900,000 in Term Mortgage Notes and $167,500,000 in Serial Mortgage Notes. The Term Mortgage Notes bear interest at an assumed rate of 8.45% per annum. The Serial Mortgage Notes bear interest at assumed rates ranging from 7.00% to 8.03% through maturity. Such assumed interest rates are based on market interest rates as of February 21, 1995. Principal will be payable on the Term Mortgage Notes in accordance with a twelve year sinking fund schedule commencing nine years from the issuance date. Serial Mortgage Notes will mature over an eleven year period beginning one year from the issuance date. Interest is assumed to be payable semi-annually on July 1 and January 1 of each year.

(b) Capitalization of debt issue costs. The costs represent commissions, broker fees and other costs relating to the issuance of the Term Mortgage Notes and the Serial Mortgage Notes described in (a) above. $3,400,000 of proceeds derived from the sale of the Term Mortgage Notes and Serial Mortgage Notes discussed in (a) above are assumed to be used to pay these costs at the time of issuance. These costs will be amortized over the term of the Notes to which they relate.

(c) Lending of the proceeds from the issuance of the Term Mortgage Notes and Serial Mortgage Notes described in (a) above. The principal balances of the Term Loans totalling $117,900,000 earn interest at an assumed rate of 8.45% per annum and are to be repaid over a twelve year period beginning nine years from the issuance date in accordance with the Term Loan Agreements between California Petroleum and the Owners. The principal balances of the Serial Loans totalling $167,500,000 earn interest at assumed rates ranging from 7.00% to 8.03% and mature over an eleven year period beginning one year from the issuance date in accordance with the Serial Loan Agreements between California Petroleum and the Owners. Such assumed interest rates are based on market interest rates as of February 21, 1995. The Term Loans and Serial Loans are reported net of the related debt discounts which total $1,761,800 and $1,638,200, respectively. The discounts will be amortized over the term of the loans to which they relate. Interest is assumed to be due semi-annually on July 1 and January 1 of each year.

(d) General and administrative expenses comprising trustee fees, legal fees, agency fees and other costs estimated by management of California Petroleum to be incurred by California Petroleum during the year ended December 31, 1994. These costs will be billed to the Owners.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF CALIFORNIA
                            PETROLEUM AND THE OWNERS

  As of the date of this Prospectus, neither California Petroleum nor the Owners had any operating history. On the Closing Date, California Petroleum will loan the proceeds from the sale of the Notes to the Owners to fund the acquisition of the Vessels and to pay the underwriting commissions and certain fees and expenses as discussed under "Use of Proceeds."

 CAPITAL RESOURCES AND LIQUIDITY.

  California Petroleum expects that all of its expenses will consist of interest payments due on the Notes issued by it and audit, legal, trustee and other administrative expenses. So long as all of the Vessels remain subject to the Initial Charters, the Collateral to be pledged to the Collateral Trustee in connection with the issuance of the Notes, assuming that the anticipated rate of return on the Permitted Investments discussed below is realized, has been structured to provide California Petroleum with sufficient funds to make timely payments of all such anticipated expenses, plus amounts necessary to pay principal of and interest on the Notes when due.

  The foregoing determination assumes that amounts remaining in the Trust Accounts on each Payment Date will be invested in Permitted Investments that will provide a 7.5% annual rate of return for periods prior to the first termination date for each Initial Charter and a 5.0% annual rate of return for subsequent periods. The Owners believe that on the Closing Date, guaranteed investment contracts rated at least "Aa" or "AA" by Moody's, Standard & Poor's or Duff & Phelps, respectively, will be available with at least the assumed annual rate of return for such amounts until the first optional termination date under any Initial Charter. The annual rate of return on Permitted Investments of amounts remaining in any Trust Account on or after such first optional termination date is not predictable.

  Charterhire payments under each Initial Charter have been structured so that approximately $100,000 annually will be available to pay anticipated expenses with respect to the related Vessel which are not directly payable by Chevron Transport under such Initial Charter and the pro rata expenses of California Petroleum. For each Vessel such expenses, including Recurring Fees and Taxes, the related Management Fee and Technical Advisor's Fee, an allocable amount of the fees and expenses of the Indenture Trustee, Collateral Trustee and the Designated Representative (as defined below) and a provision for miscellaneous or unexpected expenses, are estimated to equal approximately $72,500 annually for the first three years. See "Business--Operations" and "Certain Relationships and Transactions--The Management Agreements." The Recurring Fees and Taxes also are subject to change as a result of governmental action, inflation or unanticipated expenses incurred by the related Owner or California Petroleum which are not directly payable by Chevron Transport under the related Initial Charter. If the costs and expenses of maintaining the documentation of a Vessel under the laws of the Registration Jurisdiction exceed a specified amount, however, Chevron Transport will either pay such excess amount or cooperate with the related Owner to change the registry or port of documentation of such Vessel. See "The Initial Charters--Flag and Name of Vessel." Neither the Owners nor California Petroleum have, nor will they have in the future, any source of capital for the payment of expenses which are not directly payable by Chevron Transport under the Initial Charters other than the charterhire payments, and any income from the reinvestment thereof. See "Description of the Notes--Trust Accounts."

  California Petroleum's only sources of funds with respect to the Notes will be payments of interest and principal on the related loans ("Acquisition Loans") from California Petroleum to each Owner of a portion of the proceeds from the sale of the Notes. California Petroleum does not have, nor will it have in the future, any source of capital for payment of the Notes other than the Acquisition Loans to the Owners.

  The Owners expect that substantially all of their expenses will consist of payments due on their Acquisition Loans, Recurring Fees and Taxes for the Vessels, Management Fees, Technical Advisor's Fees and an allocable portion of the fees and expenses of the Indenture Trustee, the Collateral Trustee and the Designated Representative. The Owners' sources of funds with respect to their Acquisition Loans will be charterhire payments for the Vessels, any Termination Payments and any proceeds from the sale of a Vessel and earnings on Permitted Investments. The Owners do not have, nor will they have in the future, any other source of capital for payment of the Acquisition Loans.

  Under each Initial Charter, Chevron Transport has the right to terminate such Initial Charter on specified termination dates. The first optional termination date with respect to each Initial Charter occurs on the payment date on which the Allocated Principal Amount of Serial First Preferred Mortgage Notes with respect to the related Vessel is scheduled to be paid in full.

 RESULTS OF OPERATIONS.

  California Petroleum's results of operations will depend on the amount of interest paid by the Owners on the Acquisition Loans and the rate at which payments of principal are made on such Acquisition Loans. Each Owner's results of operations will depend on the charterhire payments for its Vessel under the related Initial Charter or, upon any termination of such Initial Charter, any Termination Payment, charterhire under any subsequent charter or proceeds from any sale of such Vessel, earnings on Permitted Investments and the level of operating expenses.

 EARNINGS TO FIXED CHARGES.

  Because neither California Petroleum nor any of the Owners has an operating history, no historical or pro forma ratio of earnings to fixed charges for California Petroleum or the Owners has been included in this Prospectus.

                         CHEVRON TRANSPORT AND CHEVRON

  Chevron Transport, an indirect, wholly-owned subsidiary of Chevron, is principally engaged in the marine transportation of oil and refined petroleum products. As of December 31, 1994, Chevron Transport operated 30 internationally flagged vessels which it owned or bareboat chartered. In addition, at any given time, Chevron Transport typically has an additional 35 to 45 ships on time or single-voyage charters. Chevron Transport's primary transportation routes are from the Middle East, Indonesia, Mexico, West Africa and the North Sea to ports in the United States, Europe, the United Kingdom and Asia. Refined petroleum products are transported worldwide. Chevron Transport expects to use each Vessel worldwide as permitted under the Initial Charters.

  Chevron is a major international oil company. Chevron provides administrative, financial and management support for, and manages its investment in, domestic and foreign subsidiaries and affiliates, which engage in fully integrated petroleum operations, chemical operations, real estate development and other mineral and energy related activities in the United States and approximately 100 other countries. Petroleum operations consist of exploring for, developing and producing crude oil and natural gas; transporting crude oil, natural gas and petroleum products by pipelines, marine vessels and motor equipment; refining crude oil into finished petroleum products; and marketing crude oil, natural gas and the many products derived from petroleum. Chemical operations include the manufacture and marketing of a wide range of chemicals primarily for industrial uses.

                      CALIFORNIA PETROLEUM AND THE OWNERS

CALIFORNIA PETROLEUM

  California Petroleum Transport Corporation, a Delaware corporation, is a special purpose corporation that has been recently organized solely for the purpose of issuing, as agent on behalf of the Owners, the Serial Mortgage Notes and the Term Mortgage Notes as full recourse obligations of California Petroleum in order to facilitate the acquisition of the Vessels by the Owners and the charter of the Vessels as described herein. Recourse under the Serial Indenture against the incorporators, directors, officers and stockholders of California Petroleum and its stockholders has been expressly waived by the Indenture Trustee, on behalf of all Holders of the Serial Mortgage Notes and, accordingly, the incorporators, directors, officers and stockholders of California Petroleum and its stockholders will not be liable for any payments of debt service on the Serial Mortgage Notes. California Petroleum's actual capitalization is nominal and it has no source of income other than payments to it by the Owners. All the shares of California Petroleum are held by The California Trust, a Massachusetts charitable lead trust formed by JH Holdings Corporation, a Massachusetts corporation, for the benefit of certain charitable institutions in Massachusetts. All of the stock of JH Holdings Corporation is held by The 1960 Trust, a charitable trust, and by The Glendale Company, a private investment partnership. California Petroleum does not have any subsidiaries.

THE OWNERS

  Each of CalPetro Bahamas I, CalPetro Bahamas II and CalPetro Bahamas III has been recently organized as a special purpose corporation under the laws of the Bahamas for the purpose of acquiring and chartering one of the Vessels. Similarly, CalPetro IOM has been recently organized as a special purpose company under the laws of the Isle of Man for the purpose of acquiring and chartering one of the Vessels. Each Owner is wholly-owned by California Tankers Investments Limited, a company organized under the laws of the Bahamas, which is a wholly-owned subsidiary of CalPetro Holdings Limited, an Isle of Man company. None of the Owners has any subsidiaries. None of the Owners is owned by or is an affiliate of California Petroleum, nor is any Owner owned by or an affiliate of Chevron Transport or Chevron. See "Business--Operations" and "Certain Relationships and Transactions--The Management Agreements."

  The activities of each of the Owners, either pursuant to the terms of the related Mortgage or the terms of its Memorandum of Association, shall be limited to (i) borrowing money from California Petroleum pursuant to the related loan agreements between California Petroleum and such Owner (each a "Loan Agreement"), (ii) carrying out any other activity relating to or contemplated by such Loan Agreements, but not to incur any indebtedness for borrowed money or create any lien, security interest, charge or other encumbrance over all or any part of the assets or interests of such Owner other than as contemplated by and pursuant to the terms of such Mortgage or its Memorandum of Association and such Loan Agreements, (iii) exercising and enforcing all rights and powers conferred by, incidental to or arising out of such Loan Agreements and the transactions contemplated thereby, (iv) entering into, performing and delivering a purchase agreement with Chevron Transport with respect to the purchase of its Vessel with a portion of the borrowings under such Loan Agreements, (v) registering its Vessel under and pursuant to the laws of the Registration Jurisdiction, (vi) entering into, performing and delivering its Initial Charter, (vii) entering into any other agreement contemplated by such Loan Agreements, including the Security Documents, (viii) entering into other charters, contracts of affreightment or sale agreements relating to the Vessel upon the termination of the Initial Charter in a form conforming to the requirements of such Loan Agreements, (ix) carrying out, entering into, performing and delivering any and all applications, licenses, agreements and instruments related to and in the furtherance of the foregoing and (x) engaging in those activities, including the entering into of agreements, necessary, suitable or convenient to accomplish the foregoing or incidental thereto or connected therewith.

                                    BUSINESS

THE VESSELS

 SUEZMAX-SIZED TANKERS.

  All of the Vessels are Suezmax-sized tankers which are capable of calling at a large number of ports. The main trading patterns of Suezmax tankers are as follows: from West Africa to the United States, Europe or Northeast Asia, from the North Sea to the United States, from the Mediterranean to Western Europe and the United States and from the Arabian Gulf to Europe or Southeast Asia. In contrast to very large crude carriers ("VLCCs") and ultra-large crude carriers ("ULCCs"), Suezmax tankers are not dependent on the longer-haul routes from the Arabian Gulf.

 VESSEL QUALITY.

  All of the Vessels are modern, high-quality tankers, three of which are of double-hull construction, and all of which have been designed to Chevron Transport's specifications to enhance safety and reduce operating and maintenance costs, including such features as high performance rudders, extra steel (minimal use of high tensile steels), additional fire safety equipment, redundant power generation equipment, extra coating and electrolytic corrosion monitoring and protection systems and additional crew quarters to facilitate added manning. C. Rice, Chevron Mariner and W.E. Crain have been recently constructed by Ishibras in its Brazilian shipyards. S. Ginn has been recently constructed by IHI in its Japanese shipyard. Chevron Transport has advised the Owners that an affiliate of Chevron Transport supervised the construction of each of the Vessels. Personnel of this affiliate have been present at the shipyards during the construction periods, monitoring construction to ensure compliance with Chevron Transport's specifications. The Vessels have been designed and constructed to increase fuel efficiency, lower operating costs and meet the stringent operating and safety standards of charterers, including Chevron Transport, and regulatory agencies.

 VESSEL MAINTENANCE.

  The Vessels will be maintained during the term of the Initial Charters by Chevron Transport in accordance with good commercial maintenance practice commensurate with other vessels in Chevron Transport's fleet of similar size and trade, as required by the Initial Charters. See "The Initial Charters-- Covenants." Although not required by the Initial Charters, currently Chevron Transport utilizes the maintenance and repair division within the engineering department of one of its affiliates. In addition, California Petroleum has been advised by Chevron Transport that, in an effort to promote high standards of quality control, Chevron Transport (through its affiliate) currently has agreements with two shipyards, located in Europe and Asia, to perform all scheduled maintenance for its fleet, including the Vessels, although such agreements are not required under the Initial Charters. The Initial Charters require Chevron Transport to return any Vessel whose Initial Charter has been terminated to its respective Owner in class under the rules of the American Bureau of Shipping (or other classification society previously approved by the Owner). In addition, the Owner has the right to inspect the Vessel and to require surveys upon redelivery, and Chevron Transport will be responsible for making or compensating the Owner for certain necessary repairs in connection with such redelivery.

 PREVIOUS OPERATION OF THE VESSELS BY CHEVRON TRANSPORT.

  Chevron Transport took delivery, as purchaser, of W.E. Crain in February 1992, of S. Ginn in March 1993, of C. Rice in August 1993 and of Chevron Mariner in October 1994. Chevron Transport has informed California Petroleum and the Owners that, since their delivery, W.E. Crain and S. Ginn have been operating in the Pacific region, primarily carrying Mideast or Indonesian crudes to Chevron's El Segundo and Richmond refineries in California. Chevron Mariner's maiden voyage was from West Africa to Taiwan, after which the Vessel has been operating in the Pacific region in service similar to W.E. Crain and
S. Ginn. C. Rice has traded in the Atlantic region, carrying Mexican crude to Chevron's U.S. Gulf refinery in

Pascagoula, Mississippi and West African crude to Chevron's Philadelphia refinery until the sale of that refinery in August 1994. As a result of Chevron Transport's near-term forecasts of its crude oil transportation requirements, it began spot chartering C. Rice in September 1994 and expects to enter into a one-year charter arrangement with a third party in April 1995. Under the Initial Charters, Chevron Transport will have the right to operate the Vessels worldwide during the term thereof.

OPERATIONS

 CHARTER AND OPERATION OF THE VESSELS.

  California Petroleum has been organized for the sole purpose of issuing, as agent on behalf of the Owners, the Serial Mortgage Notes and the Term Mortgage Notes as full recourse obligations of California Petroleum, and loaning the proceeds of the sale of the Notes to the Owners in order to fund the acquisition of the Vessels by the Owners. Upon the acquisition of a Vessel by the related Owner and the acceptance of the Vessel under the related Initial Charter, the Vessel will be operated by Chevron Transport in the business of marine transportation of oil. See "The Initial Charters" for a discussion of the terms of the Initial Charters regarding the use and operation of the Vessels.

 MANAGEMENT.

  Each Owner will enter into a Management Agreement pursuant to which P.D. Gram a.s. (the "Manager") will manage the day-to-day business of such Owner and will provide administrative, management and advisory services to the Owner in return for a management fee ("Management Fee") equal to the sum of (i) for each Vessel, $13,625 per annum during the period from the Closing Date to the third anniversary of the Closing Date plus (ii) $3,000 per annum, during such three-year period. Thereafter, the Management Fee will be increased each year by an amount equal to 4%. See "Certain Relationships and Transactions--The Management Agreements." Each Initial Charter provides that Chevron Transport will operate the related Vessel, except under certain circumstances, during the term of the Initial Charter. See "The Initial Charters--Covenants."

  Pursuant to the Management Agreements, the Owners have commissioned Barber Ship Management a.s. ("Barber Ship Management") to provide certain maritime operational services during the term of the Initial Charters in return for a technical advisor's fee ("Technical Advisor's Fee"), for each Vessel, equal to $10,000 per annum during the period from the Closing Date to the third anniversary of the Closing Date. Thereafter, the Technical Advisor's Fee will be increased each year by an amount equal to 4%. In addition, the Technical Adviser shall be entitled to be reimbursed for the fees, costs and expenses of conducting periodic inspections of the Vessels. If Chevron Transport exercises its option to terminate the Initial Charter for any Vessel, Barber Ship Management has agreed to provide, if necessary, certain technical management services for such Vessel. Either the Manager or Barber Ship Management may terminate its obligations under the Management Agreement on 30 days' notice to the Owner. Barber Ship Management, founded in 1987 and headquartered in Oslo, Norway, is a ship management group with over 200 shore staff and approximately 5,900 sea staff. Barber Ship Management currently provides professional ship management services to a fleet of 170 vessels. Barber Ship Management has operational bases in Norway, the Arabian Gulf, Hong Kong, London and the United States and manning agencies in India, Malaysia, the Philippines and Poland. The Owners believe that, assuming that Barber Ship Management remains obligated to provide technical services if the Initial Charter for any of the Vessels is terminated, the technical services of Barber Ship Management will enable them to continue to meet the operating and safety standards of charterers and regulatory agencies.

BUSINESS STRATEGY

  The Owners' strategy is to acquire the Vessels and charter them to Chevron Transport under the Initial Charters which are expected to provide (a) charterhire payments which California Petroleum and the Owners expect will be sufficient to pay, so long as the Initial Charters are in effect (i) the Owners' obligations under the Acquisition Loans, (ii) the Management Fees and the Technical Advisor's Fees under the Management Agreements, (iii) the estimated Recurring Fees and Taxes, (iv) the estimated fees payable to the Indenture Trustee and the Collateral Trustee and the Designated Representative's Fee, and (v) any other costs and expenses incidental to the ownership and chartering of the Vessels that are to be paid by the Owners, (b) Termination Payments sufficient to make sinking fund and interest payments on the Term Mortgage Notes, to the extent allocable to the Vessel for which the related Initial Charter has been terminated, for at least two years following any such termination, during which time the Vessel may be sold or rechartered and (c) that the Vessels will be maintained in accordance with the good commercial maintenance practices required by the Initial Charters; and to arrange for vessel management and remarketing services to be available in case any Initial Charter is terminated by Chevron Transport or any Vessel is for any other reason returned to the possession and use of the Owners. However, there can be no assurance that the Management Agreements will be in effect at the time any Initial Charter is terminated. See "The Initial Charters" for a discussion of the terms of the Initial Charters.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS--CALIFORNIA PETROLEUM AND THE OWNERS

DIRECTORS AND EXECUTIVE
OFFICERS OF CALIFORNIA PETROLEUM                    AGE POSITION
Nancy D. Smith.....................................  26 President
Louise E. Colby....................................  46 Secretary and Treasurer

  Nancy D. Smith has been the president of California Petroleum since 1994. She has been a director since 1994. Her term expires in 1995. She has been the President of JH Management Corporation, a Massachusetts business corporation that engages in the management of special purpose corporations for structured financial transactions, since 1993. From 1987 to 1992, she was a legal secretary at Ropes & Gray, a law firm in Boston, MA. From 1992 to 1993, she was a personal assistant at Bob Woolf Associates, Inc.

  Louise E. Colby has been the secretary and treasurer of California Petroleum since 1994. She has been a director since 1994. Her term expires in 1995. She has been the Director, Secretary and Treasurer of JH Management Corporation since 1989. She also has served as Trustee of The Cazenove Street Realty Trust since 1983.

DIRECTOR AND EXECUTIVE OFFICERS
OF CALPETRO BAHAMAS I, CALPETRO BAHAMAS II
AND CALPETRO BAHAMAS III                             AGE POSITION
Peter D. Gram.......................................  51 Director and President
Lourey C. Smith.....................................  40 Secretary
DIRECTORS AND EXECUTIVE OFFICERS
OF CALPETRO IOM                                      AGE POSITION
Peter D. Gram.......................................  51 Director
Bernard Z. Galka....................................  43 Director
John D. Clarke......................................  48 Secretary

  Peter D. Gram has been the president of CalPetro Bahamas I, Calpetro Bahamas II and CalPetro Bahamas III since 1994. Mr. Gram has been the sole director of each of CalPetro Bahamas I, CalPetro Bahamas II and CalPetro Bahamas III since 1994. His term as director of CalPetro Bahamas I, CalPetro Bahamas II and CalPetro Bahamas III will expire only upon his death, resignation or removal. Mr. Gram also has been a director of CalPetro IOM since 1994. His term as director of IOM expires in 1995.

  Lourey C. Smith has been the secretary of CalPetro Bahamas I, CalPetro Bahamas II and CalPetro Bahamas III since 1994. She has been an attorney with the law firm of McKinney, Bancroft & Hughes since 1986.

  Bernard Z. Galka is a Chartered Accountant. He has been a director of CalPetro IOM since 1994. His term expires in 1995.

  John D. Clarke has been the secretary of CalPetro IOM since 1994. He is a Chartered Accountant.

EXECUTIVE COMPENSATION

  The directors and officers of California Petroleum are not compensated.

  Each of CalPetro Bahamas I, CalPetro Bahamas II and CalPetro Bahamas III annually will pay Peter Gram $3,000. Lourey Smith will not be compensated.

  CalPetro IOM annually will pay Peter Gram $3,000, Bernard Galka $1,200 and John Clarke $500.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CALIFORNIA PETROLEUM

  The following table summarizes the beneficial ownership of California Petroleum as of September 30, 1994:

              NAME AND ADDRESS               TITLE OF CLASS NUMBER OF PERCENT OF
            OF BENEFICIAL OWNER              OF SECURITIES   SHARES     CLASS
The California Trust(1).....................  Common Stock    1,000      100%
c/o JH Holdings Corporation
P.O. Box 4024
Room 6/8
Boston, MA 02101

- --------------------

(1) JH Holdings Corporation serves as Trustee of The California Trust and has sole voting and investment powers over all securities owned by The California Trust. Steven M. Loring is the President of JH Holdings Corporation and may be deemed to control it. The 1960 Trust and The Glendale Company together own 100% of JH Holdings Corporation. The address of The Glendale Company is P.O. Box 6339, Lincoln Center, MA 01773-6339. The 1960 Trust and The Glendale Company disclaim beneficial ownership of the Common Stock of California Petroleum owned by The CalPet Trust within the meaning of Rule 13d-3 under the Exchange Act.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

THE MANAGEMENT AGREEMENTS

  P.D. Gram & Co. a.s. (the "Manager"), will enter into a Management Agreement with each Owner and Barber Ship Management. The Manager is a Norwegian privately-owned firm, established in 1982, which arranges and manages shipping investments. Peter D. Gram, who is the sole director and an executive officer of three of the Owners and a director of the fourth Owner, is the managing director of the Manager. Since 1982, the Manager and its owner have been the syndicators of approximately 30 vessels, with an investment value of over $300 million. As of January 1, 1995 the Manager and its associated companies had seven vessels under commercial management. Under each Management Agreement, the Manager will agree to provide administrative, management and advisory services to the Owners and Barber Ship Management will agree to provide technical advisory services to the Owners. In addition, in the event of termination of the Initial Charters, Barber Ship Management will agree to provide, if necessary, all technical management services to the Owners. Under each Management Agreement, the Manager will be entitled to the Management Fee in consideration of its services and Barber Ship Management shall be entitled to the Technical Advisor's Fee. The Management Fee equals (i) an annual fee per Vessel, payable semi-annually in arrears, in an amount equal to $13,625 per annum during the period from the Closing Date to the third anniversary of the Closing Date, plus (ii) a fee of $3,000 per annum, payable annually in arrears, during such three-year period. The Management Fee after the third anniversary of the Closing Date will increase each year by an amount equal to 4%. The Technical Advisor's Fee equals $10,000 per annum, for each Vessel, payable semi-annually in arrears, during such three-year period. In addition, the Technical Advisor shall be entitled to be reimbursed for the fees, costs and expenses of conducting periodic inspections of the Vessels. Thereafter, the Technical Advisor's Fee will increase each year by an amount equal to 4%. The Owners believe that the fees payable under the Management Agreements are at rates comparable to market terms for comparable management services.

OTHER RELATIONSHIPS AND TRANSACTIONS

  The Underwriter will enter into an agreement with the Manager to perform certain financial advisory services for any Owner upon the optional termination of the related Initial Charter or at the end of the term of such Initial Charter.

  Pursuant to a Designated Representative Agreement between California Petroleum and CalPetro Holdings Limited (the "Designated Representative"), California Petroleum will appoint the Designated Representative to act on its behalf with respect to certain administrative matters (e.g., the filing of certain reports and financial statements with the Commission and the Indenture Trustee) and certain obligations under the Indentures and the Collateral Agreement (e.g., providing certain notices and requests). The Designated Representative is the holding company of the shareholder of the Owners. As compensation for its services, the Designated Representative will receive a fee (the "Designated Representative's Fee") during the period from the Closing Date until the third anniversary of the Closing Date, in an amount equal to $15,000 per annum. Thereafter, the Designated Representative's Fee will increase each year by an amount equal to 4%.

                            DESCRIPTION OF THE NOTES

GENERAL

  The Serial Mortgage Notes will be issued under an indenture (the "Serial Indenture") among California Petroleum, Chemical Trust Company of California, as indenture trustee (the "Indenture Trustee"), and, solely for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), Chevron. The Serial Indenture will be governed by New York law. The form of the Serial Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption are summaries of certain provisions of the Serial Indenture and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, all the provisions of the Serial Indenture and the Trust Indenture Act, including the definitions of certain terms in the Serial Indenture and those terms made a part of the Serial Indenture by reference to the Trust Indenture Act.

  The Serial Indenture will not contain any covenants specifically designed to protect the Holders against a reduction in the creditworthiness of California Petroleum in the event of a highly leveraged transaction. California Petroleum will be prohibited under its Certificate of Incorporation from incurring, and will covenant under the Serial Indenture not to incur, any indebtedness other than the Serial Mortgage Notes and the Term Mortgage Notes so long as any of the Notes are outstanding. Each Owner will covenant under the related Mortgage not to incur any indebtedness other than the related Acquisition Loans.

  The Serial Indenture will not contain any covenants specifically designed to protect the Holders against a reduction in the creditworthiness of Chevron in the event of a highly leveraged transaction. The Serial Indenture will not limit the amount of additional indebtedness that may be incurred by Chevron Transport or by Chevron or any of its subsidiaries.

  The Serial Mortgage Notes will be originally issued in fully registered book-entry form and will be represented by one or more global notes (each, a "Global Note") registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") and no person acquiring an interest in a Serial Mortgage Note (a "Beneficial Owner") will be entitled to receive a certificated Serial Mortgage Note unless such certificates are issued as described below. Unless certificated Serial Mortgage Notes are issued, all references to actions by the Holders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Holders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Serial Mortgage Notes, or to DTC Participants for distribution to Beneficial Owners in accordance with DTC procedures. See "--Book-Entry System."

 THE SERIAL MORTGAGE NOTES.

  The Serial Mortgage Notes will be issued as full recourse obligations of California Petroleum in the aggregate principal amount of $167,500,000, and will be secured equally and ratably with the Term Mortgage Notes (except as described under "--Security--After First Optional Termination Date") by the assignment of a Mortgage on each Vessel, an assignment of any charters for the Vessel including, so long as the Initial Charter relating to a Vessel has not reached its first optional termination date, an assignment of such Initial Charter, as well as by certain other property and contract rights. The Collateral relating to a Vessel may be released from the Lien of the Serial Indenture under certain circumstances prior to the final Maturity Date of the Serial Mortgage Notes if such Vessel is subject to a casualty or certain other events occur with respect to such Vessel and such Vessel is a Total Loss as described below under "The Initial Charters--Payment on Total Loss," or if the Allocated Principal Amount of Serial Mortgage Notes with respect to such Vessel is paid in full as described under "--Security--After First Optional Termination Date."

  The Serial Mortgage Notes will not be obligations of, or guaranteed by, Chevron Transport or Chevron, and will not be share capital, debentures or general obligations of any Owner or the Owners. California Petroleum and the Owners, however, expect that the amounts payable by Chevron Transport (other than the related Termination Payment, if any), and guaranteed by Chevron, under the Initial Charters (whether or not the termination options are exercised), together with an allocable amount of anticipated earnings on the Permitted Investments, will be sufficient to pay in full when due all principal of and interest on the Serial Mortgage Notes. See "Investment Considerations--Certain Risks Not Related to Chevron Transport or Chevron." The foregoing determination assumes that, during the term of the Serial Mortgage Notes, amounts remaining in the Initial Revenue Account on each Payment Date will be invested in Permitted Investments that will provide a 7.5% annual rate of return for periods prior to the first termination date for each Initial Charter and a 5.0% annual rate of return for subsequent periods. The Owners believe that guaranteed investment contracts rated at least "Aa" or "AA" by Moody's, Standard & Poor's or Duff & Phelps will be available with at least the assumed annual rate of return. See "--Trust Accounts" below for a discussion of the Initial Revenue Account and Permitted Investments.

  Interest on each series of Serial Mortgage Notes will accrue from the date of issuance thereof at the rate per annum set forth on the cover of this Prospectus for the respective Maturity Date, and will be payable on the unpaid
principal amount thereof on each     and    , commencing on      , 1995, to
holders of record on the immediately preceding      and     , respectively,
until the respective Maturity Date for such series of Serial Mortgage Notes. Interest on the Serial Mortgage Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Any overdue payment of principal, interest or any other amount payable on any Serial Mortgage Note will accrue interest from the due date for such amount to the date such amount is paid in full at a rate per annum equal to 1.50% above LIBOR (the "Default Rate"). There can be no assurance that, at any time, the Default Rate will at least equal the rate of interest applicable to the Serial Mortgage Notes.

  Each series of Serial Mortgage Notes will be issued in the aggregate principal amount set forth below for the respective Maturity Date thereof, which in each case will be payable in full on the Maturity Date for such series of Serial Mortgage Notes. Set forth below is the Allocated Principal Amount of Serial Mortgage Notes payable on each Maturity Date for each Vessel and the aggregate amount of such Allocated Principal Amount payable on each Maturity Date.

              ALLOCATED PRINCIPAL AMOUNT OF SERIAL MORTGAGE NOTES

                                                                   AGGREGATE
MATURITY DATE   S. GINN    C. RICE   CHEVRON MARINER W.E. CRAIN PRINCIPAL AMOUNT
   , 1996....  $4,940,000 $4,940,000   $4,940,000    $2,340,000   $17,160,000
   , 1997....   5,210,000  5,210,000    5,210,000     2,530,000    18,160,000
   , 1998....   5,210,000  5,210,000    5,210,000     2,530,000    18,160,000
   , 1999....   5,210,000  5,210,000    5,210,000     2,530,000    18,160,000
   , 2000....   5,210,000  5,210,000    5,210,000     2,530,000    18,160,000
   , 2001....   5,210,000  5,210,000    5,210,000     2,530,000    18,160,000
   , 2002....   5,210,000  5,210,000    5,210,000     2,530,000    18,160,000
   , 2003....   5,210,000  5,210,000    5,210,000     2,530,000    18,160,000
   , 2004....              5,210,000    5,210,000     2,530,000    12,950,000
   , 2005....                           5,210,000     2,530,000     7,740,000
   , 2006....                                         2,530,000     2,530,000

  For each Vessel, Chevron Transport has the option to terminate the Initial Charter for such Vessel, exercisable on the dates and under the circumstances described below under "The Initial Charters--Termination Options." The earliest
such termination date for any Initial Charter is      , 2003. The first
optional termination date with respect to each Initial Charter occurs on the payment date on which the Allocated Principal Amount of Serial Mortgage Notes with respect to the related Vessel is scheduled to be paid in full. Prior to the respective Maturity Dates of the 2004 Serial Mortgage Notes, the 2005 Serial Mortgage Notes or the 2006 Serial Mortgage Notes, upon payment in full of the Allocated Principal Amount of Serial Mortgage Notes for a Vessel, the related Initial Charter, whether or not terminated by Chevron Transport, will no longer be available as security for payments on the Serial Mortgage Notes. Even if Chevron

Transport exercises each of the termination options available during the term of the Serial Mortgage Notes, California Petroleum and the Owners expect that amounts payable by Chevron Transport, and guaranteed by Chevron, under the Initial Charters prior to the final Maturity Date for the Serial Mortgage Notes, together with an allocable amount of anticipated earnings on the Permitted Investments, will be sufficient to pay in full when due all principal of and interest on the Serial Mortgage Notes outstanding after any such termination.

  The Serial Mortgage Notes will not be subject to optional redemption prior to the respective maturity dates thereof. If a casualty or certain other events occur with respect to a Vessel and such Vessel is a Total Loss, then the Serial Mortgage Notes will be subject to redemption in part, equally and ratably with the Term Mortgage Notes, under the circumstances and subject to the conditions described below under "--Redemption".

  The Serial Indenture will not provide for any additional payment by California Petroleum in the event that California Petroleum is required by any applicable law to make, with respect to any payment to be made pursuant to the Serial Mortgage Notes, any deduction or withholding for or on account of any taxes, assessments or other governmental charges imposed on such payment by any governmental or taxing authority. See "The Mortgages--Certain Covenants."

 THE TERM MORTGAGE NOTES.

  The Term Mortgage Notes will be issued under a separate indenture (the "Term Indenture" and, together with the Serial Indenture, the "Indentures") concurrently with the issuance of the Serial Mortgage Notes. The Term Mortgage Notes will be full recourse obligations of California Petroleum in the aggregate principal amount of $117,900,000. The Term Mortgage Notes will be secured by the Collateral equally and ratably (except as described below under "--Security--After First Optional Termination Date") with the Serial Mortgage Notes. The Term Mortgage Notes will not be obligations of, or guaranteed by, Chevron Transport or Chevron and will not be share capital, debentures or general obligations of any Owner or the Owners.

  The Term Mortgage Notes are subject to redemption through the operation of
the mandatory sinking fund on    of each year, commencing on    , 2004 to and
including   , 2014 according to the applicable schedule of sinking fund redemption payments set forth below. The Term Mortgage Notes will mature on
   , 2015. Under each Initial Charter, Chevron Transport may elect to terminate such Initial Charter on any of four, in the case of the double-hulled Vessels, or three, in the case of the single-hulled Vessel, termination dates which, for each Vessel, occur at two-year intervals beginning in 2003, 2004, 2005 or 2006, as the case may be. See "The Initial Charters--Termination Options." The exercise of such termination right under each Initial Charter is completely within Chevron Transport's discretion.

  If an Initial Charter is terminated, the scheduled sinking fund payments on the Term Mortgage Notes will be revised so that the Allocated Principal Amount of Term Mortgage Notes for the related Vessel's sinking fund will be redeemed on the remaining sinking fund redemption dates on a schedule that approximates level debt service with an additional principal payment on the final maturity date of $7,000,000 for any of the double-hulled Vessels, or $5,500,000 for the single-hulled Vessel. The table below provides the scheduled sinking fund redemption amounts on the Term Mortgage Notes (assuming an interest rate per annum on the Term Mortgage Notes of 8.45% which is based on market interest rates as of February 21, 1995) prior to the final Maturity Date for any Serial Mortgage Notes if none of the Initial Charters is terminated and if all of the Initial Charters are terminated on the earliest termination dates.

                                                 SINKING FUND REDEMPTION
                                          --------------------------------------
 SCHEDULED                                    NO INITIAL         ALL INITIAL
 PAYMENT DATE                             CHARTERS TERMINATE CHARTERS TERMINATE*
    , 2004...............................    $ 3,355,000         $ 1,710,000
    , 2005...............................      6,542,000           3,500,000
    , 2006...............................      9,526,000           5,330,000
                                             -----------         -----------
                                             $19,423,000         $10,540,000
                                             ===========         ===========

- --------------------
* The actual interest rate and the sinking fund redemption amount will depend on final pricing information.

  Set forth below are tables of the semi-annual charterhire payments under the Initial Charters, anticipated earnings on Permitted Investments and the scheduled payments of principal (including, in the case of the Term Mortgage Notes, mandatory sinking fund payments) and interest on the Term Mortgage Notes and the Serial Mortgage Notes (in each case, assuming for illustrative purposes only that the interest rate per annum on the Term Mortgage Notes is 8.45% and that the Serial Mortgage Notes bear interest at rates ranging from 7.00% to 8.03% through maturity) (such interest rates are based on market interest rates as of February 21, 1995) to the Maturity Date of all series of Serial Mortgage Notes if (i) none of the Initial Charters is terminated and (ii) all of the Initial Charters are terminated on the earliest optional termination dates.

                       NO INITIAL CHARTER IS TERMINATED*

                           (DOLLARS IN MILLIONS)

                          CHARTERHIRE ANTICIPATED     SCHEDULED      SCHEDULED
                             UNDER      EARNINGS     PAYMENTS ON    PAYMENTS ON
 PAYMENT                    INITIAL   ON PERMITTED SERIAL MORTGAGE TERM MORTGAGE
 DATE                      CHARTERS   INVESTMENTS       NOTES          NOTES
   , 1995................   $20.045      $0.000        $6.440         $4.981
   , 1996................    20.045       0.316        23.600          4.981
   , 1996................    19.935       0.000         5.839          4.981
   , 1997................    19.935       0.334        23.999          4.981
   , 1997................    19.262       0.000         5.166          4.981
   , 1998................    19.262       0.334        23.326          4.981
   , 1998................    18.575       0.000         4.479          4.981
   , 1999................    18.575       0.334        22.639          4.981
   , 1999................    17.877       0.000         3.781          4.981
   , 2000................    17.877       0.334        21.941          4.981
   , 2000................    17.170       0.000         3.075          4.981
   , 2001................    17.170       0.334        21.235          4.981
   , 2001................    16.461       0.000         2.364          4.981
   , 2002................    16.461       0.334        20.524          4.981
   , 2002................    15.746       0.000         1.650          4.981
   , 2003................    15.746       0.334        19.810          4.981
   , 2003................    14.122       0.000         0.927          4.981
   , 2004................    14.122       0.280        13.877          8.336
   , 2004................    12.481       0.000         0.410          4.840
   , 2005................    12.481       0.223         8.150         11.382
   , 2005................    10.813       0.000         0.102          4.563
   , 2006................    10.813       0.164         2.632         14.089

- --------------------
* The actual interest rates, charterhire payments, anticipated earnings and scheduled payments will depend on final pricing information.

              ALL INITIAL CHARTERS ARE TERMINATED ON THE EARLIEST
                          OPTIONAL TERMINATION DATES*

                           (DOLLARS IN MILLIONS)

                                                       SCHEDULED
                  CHARTERHIRE             ANTICIPATED PAYMENTS ON   SCHEDULED
                     UNDER                EARNINGS ON   SERIAL     PAYMENTS ON
 PAYMENT            INITIAL   TERMINATION  PERMITTED   MORTGAGE   TERM MORTGAGE
 DATE              CHARTERS    PAYMENTS   INVESTMENTS    NOTES        NOTES
   , 1995........   $20.045     $ 0.000     $0.000      $ 6.440      $ 4.981
   , 1996........    20.045       0.000      0.316       23.600        4.981
   , 1996........    19.935       0.000      0.000        5.839        4.981
   , 1997........    19.935       0.000      0.334       23.999        4.981
   , 1997........    19.262       0.000      0.000        5.166        4.981
   , 1998........    19.262       0.000      0.334       23.326        4.981
   , 1998........    18.575       0.000      0.000        4.479        4.981
   , 1999........    18.575       0.000      0.334       22.639        4.981
   , 1999........    17.877       0.000      0.000        3.781        4.981
   , 2000........    17.877       0.000      0.334       21.941        4.981
   , 2000........    17.170       0.000      0.000        3.075        4.981
   , 2001........    17.170       0.000      0.334       21.235        4.981
   , 2001........    16.461       0.000      0.000        2.364        4.981
   , 2002........    16.461       0.000      0.334       20.524        4.981
   , 2002........    15.746       0.000      0.000        1.650        4.981
   , 2003........    15.746      13.350      0.334       19.810        4.981
   , 2003........    10.714       0.000      0.334        0.927        4.981
   , 2004........    10.714      12.152      0.537       13.877        6.691
   , 2004........     6.109       0.000      0.523        0.410        4.909
   , 2005........     6.109      10.888      0.598        8.150        8.409
   , 2005........     1.932       0.000      0.572        0.102        4.761
   , 2006........     1.932       5.032      0.523        2.632       10.091

- --------------------
* The actual interest rates, charterhire payments, Termination Payments, anticipated earnings and scheduled payments will depend on final pricing information.

BOOK-ENTRY SYSTEM

  DTC has advised California Petroleum, Chevron Transport and Chevron that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

  Beneficial Owners that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Serial Mortgage Notes may do so only through DTC Participants or Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Indenture Trustee or any paying agent through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of the Serial Mortgage Notes among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Serial Mortgage Notes. Under the book-entry system,

Beneficial Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee or any paying agent to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants. Distributions by DTC Participants to Beneficial Owners will be the sole responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Beneficial Owners will not have possession of the Serial Mortgage Notes, the rules of DTC provide a mechanism by which DTC Participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Beneficial Owners, because DTC can only act on behalf of DTC Participants, the ability of Beneficial Owners to pledge Serial Mortgage Notes to persons or entities that are not DTC Participants, or to otherwise act with respect to such Serial Mortgage Notes, may be limited due to the lack of physical certificates for such Serial Mortgage Notes.

  Neither California Petroleum, Chevron, Chevron Transport, the Indenture Trustee nor any other agent of any of them will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Serial Mortgage Notes or for supervising or reviewing any records relating to such beneficial interests. Since the only "Holder" will be Cede, as nominee of DTC, Beneficial Owners will not be recognized by the Indenture Trustee as Holders, as such term is used in the Serial Indenture, and Beneficial Owners will be permitted to exercise the rights of Holders only indirectly through DTC and DTC Participants.

  The Serial Mortgage Notes will be issued in fully registered, certificated form to Beneficial Owners, or their nominees, rather than to DTC or its nominee, only if DTC advises the Indenture Trustee in writing that it is no longer willing or able or qualified to discharge properly its responsibilities as depository with respect to the Serial Mortgage Notes and California Petroleum is unable to locate a qualified successor or if California Petroleum, at its option, elects to terminate the book-entry system through DTC. In such event, the Indenture Trustee will notify all Beneficial Owners through DTC Participants of the availability of such certificated Serial Mortgage Notes. Upon surrender by DTC of the registered global certificates representing the Serial Mortgage Notes and receipt of instructions for reregistration, the Indenture Trustee will reissue the Serial Mortgage Notes in certificated form to Beneficial Owners or their nominees. Such certificated Serial Mortgage Notes will be freely transferable and exchangeable at the office of the Indenture Trustee upon compliance with the requirements set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

SECURITY

  At any time, the security described below for the payment and performance of the obligations of California Petroleum under the Serial Indenture, the Term Indenture or both, as the case may be, at such time shall be referred to in this Prospectus as the "Collateral." The Indenture Trustee, as indenture trustee under the Serial Indenture and the Term Indenture, California Petroleum and Chemical Trust Company of California, as collateral trustee (the "Collateral Trustee"), will enter into a collateral trust agreement (the "Collateral Agreement") pursuant to which the Collateral Trustee will hold the Collateral for the benefit of the Holders of the Serial Mortgage Notes and the Indenture Trustee under the Serial Indenture and the holders of the Term Mortgage Notes and the Indenture Trustee under the Term Indenture, and under which the Trust Accounts will be established and maintained for the deposit and application of Trust Funds as described under "--Trust Accounts."

  The Vessels are currently owned and operated by Chevron Transport. Upon the sale of each Vessel to the related Owner and the commencement of the related Initial Charter on the Closing Date, the Initial Charter and other Collateral described below under "--Prior to First Optional Termination Date" will be assigned to California Petroleum as security for the Acquisition Loans and California Petroleum will assign the Initial Charter and the other Collateral to the Collateral Trustee as security for the payment of principal of and interest on the Serial Mortgage Notes and the Term Mortgage Notes, equally and ratably.

 PRIOR TO FIRST OPTIONAL TERMINATION DATE.

  On the Closing Date, each Owner will grant or assign and pledge, as the case may be, to California Petroleum, which will in turn assign and pledge to the Collateral Trustee, for the benefit of the Holders of the Serial Mortgage Notes and the holders of the Term Mortgage Notes, equally and ratably, each of the following assets owned by such Owner on the Closing Date or acquired by such Owner thereafter: (a) the mortgage of such Owner's Vessel; (b) such Owner's right, title and interest in the Initial Charter relating to such Vessel, including the right to receive all monies that become due thereunder or in respect of such Vessel and all claims for damages arising under such Initial Charter or relating to such Vessel; (c) the related Chevron Guarantee; (d) the freights and hires relating to such Vessel; (e) all policies and contracts of insurance in effect from time to time in respect of such Vessel; (f) such Owner's right, title and interest in the Management Agreement relating to such Vessel; (g) such Owner's right, title and interest in the purchase agreement relating to its Vessel (each, a "Vessel Purchase Agreement"); and (h) all income, proceeds and products of any of the foregoing. In addition, all of the capital stock of such Owner will be pledged to California Petroleum which will in turn pledge it to the Collateral Trustee. In addition, on the Closing Date, California Petroleum will assign and pledge to the Collateral Trustee, for the benefit of the Holders of the Serial Mortgage Notes and the holders of the Term Mortgage Notes, equally and ratably, all cash, securities and other property held by the Collateral Trustee as Trust Funds from time to time and all income, proceeds and products of any of the foregoing.

  Each Owner will mortgage its Vessel to California Petroleum pursuant to a Mortgage and California Petroleum will in turn assign such Mortgage to the Collateral Trustee. The earnings and insurance relating to each Vessel will be collaterally assigned pursuant to an Assignment of Earnings and Insurances between the related Owner and California Petroleum, which will in turn assign such Assignment of Earnings and Insurances to the Collateral Trustee. The Initial Charter and Chevron Guarantee relating to each Vessel will be collaterally assigned pursuant to an Assignment of Initial Charter and Assignment of Initial Charter Guarantee between the related Owner and California Petroleum, which will in turn assign such Assignment of Initial Charter and Assignment of Initial Charter Guarantee to the Collateral Trustee. The Trust Funds will be pledged pursuant to the Collateral Agreement. The capital stock of each Owner will be pledged pursuant to the Stock Pledge Agreement.

 AFTER FIRST OPTIONAL TERMINATION DATE.

  For each Vessel, Chevron Transport has the option to terminate the Initial Charter, exercisable on the dates and under the circumstances described below under "The Initial Charters--Termination Options." If the Allocated Principal Amount of Serial Mortgage Notes relating to a Vessel is paid in full, the Collateral (including the related Initial Charter, whether or not terminated by Chevron Transport) relating to such Vessel will no longer secure California Petroleum's obligations under the Serial Indenture, but will continue to secure California Petroleum's obligations under the Term Indenture. Although the term of an Initial Charter with respect to which Chevron Transport exercises its termination option will be extended for certain periods with respect to Chevron Transport's obligation to make the related Termination Payment, such extension would not benefit the Holders of the Serial Mortgage Notes since any such Termination Payment will not secure the obligations of California Petroleum under the Serial Indenture. See "Trust Accounts-- Termination Account" below and "The Initial Charters--Term of the Initial Charters."

  So long as any Serial Mortgage Notes are outstanding, if an event of default under a subsequent charter or Mortgage Event of Default occurs with respect to a Vessel for which the Allocated Principal Amount of Serial Mortgage Notes has been paid in full, the Collateral Trustee may not pursue remedies upon receipt of an Enforcement Notice (as defined herein) under the Term Indenture with respect to any Initial Charter that has not reached its first optional termination date and that is not then in default, including amounts paid or payable thereunder, and the related Security Documents. If any Initial Charter is terminated and an Acceptable Replacement Charter or other charter for the related Vessel has been entered into by the related Owner, then such Owner will assign and pledge its right, title and interest in such Acceptable Replacement Charter or other charter to California Petroleum, which will in turn assign such Acceptable Replacement Charter or other charter to the Collateral Trustee for the benefit of the Indenture Trustee and the holders of the Term Mortgage Notes.

TRUST ACCOUNTS

 GENERAL.

  Each Initial Charter provides for semi-annual charterhire payments on each
    and    , commencing on    , 1995. So long as the Allocated Principal Amount
of Serial Mortgage Notes relating to a Vessel has not been paid in full, the related Owner will direct Chevron Transport to deposit the charterhire payments under the related Initial Charter directly into an account established and maintained for such purpose by the Collateral Trustee (the "Initial Revenue Account"). Each Owner will direct, as the case may be, (i) the charterer under any Acceptable Replacement Charter or other charter for such Owner's Vessel entered into after the payment in full of the Allocated Principal Amount of Serial Mortgage Notes for such Vessel or (ii) Chevron Transport, if such Initial Charter continues in effect after all of the Allocated Principal Amount of the Serial Mortgage Notes for such Vessel has been paid in full, to deposit the charterhire payments under such Acceptable Replacement Charter, other charter or Initial Charter, as the case may be, directly into an account established and maintained for such purpose by the Collateral Trustee (the "Second Revenue Account"). Each Owner will direct Chevron Transport to deposit the Termination Payment, if any, payable under the Initial Charter for such Owner's Vessel directly into an account established and maintained for such purpose by the Collateral Trustee (the "Termination Account"). The Collateral Trustee also will deposit into the Termination Account any net proceeds from the sale, if any, of a Vessel for which the related Initial Charter has been terminated that are in excess of the amount necessary to pay all amounts due and payable in connection with the related mandatory redemption. The Collateral Trustee will establish and maintain an account into which, on each Payment Date that is not a sinking fund redemption date or a date on which the final payment of principal on the Term Mortgage Notes is due, an amount, if any, not to exceed one-half of the aggregate sinking fund redemption amount or amount of principal due and payable on the Term Mortgage Notes on the next succeeding Payment Date will be deposited (the "Sinking Fund Reserve Account") in accordance with the order of payments for the applicable Payment Date. The Collateral Trustee will establish and maintain an account into which the Recurring Fees and Taxes, the Management Fee and the Technical Advisor's Fee relating to each Vessel will be deposited (the "Operating Account") in accordance with the order of payments for the applicable Payment Date. The Collateral Trustee will establish and maintain an account into which the Equity Remainder, if any, for each Vessel will be deposited (the "Equity Account") in accordance with the order of payments for each Equity Transfer Date. The Collateral Trustee will establish and maintain an account into which any insurance proceeds or other payments in connection with the occurrence of a Total Loss to any Vessel then subject to an Initial Charter that has not reached its first optional termination date shall be deposited in accordance with the related Mortgage (the "Casualty Account"). The Collateral Trustee will establish and maintain an account into which the Collateral Trustee will deposit (i) any proceeds received upon the exercise of remedies with respect to the Collateral, (ii) other amounts received with respect to the Collateral following receipt by the Collateral Trustee of an Enforcement Notice, subject to the exceptions described in the fourth paragraph under "--Collateral Agreement Remedies" below and (iii) any other amount received by the Collateral Trustee pursuant to any of the Security Documents for which the Collateral Agreement does not specify another Trust Account into which such amount is to be deposited (the "Collateral Account"). The Initial Revenue Account, the Second Revenue Account, the Termination Account, the Operating Account, the Equity Account, the Casualty Account, the Sinking Fund Reserve Account and the Collateral Account will be maintained by the Collateral Trustee as collateral agent for the equal and ratable benefit of the holders of the Term Mortgage Notes and (except for the Second Revenue Account, the Termination Account and the Sinking Fund Reserve Account) the Holders of the Serial Mortgage Notes in accordance with the Collateral Agreement, and are from time to time referred to in this Prospectus as the "Trust Accounts." The funds deposited in the Trust Accounts are from time to time referred to herein as the "Trust Funds."

 PAYMENT DATES.

  On each Payment Date on or prior to    , 2003 (the first optional termination
date for any of the Initial Charters), the Collateral Trustee will withdraw funds first from the Initial Revenue Account and then from the Equity Account (except for clause (g) below) and make the payments set forth below in the following order, in each case to the extent funds are available after the preceding payment has been made in full:

    (a) to deposit into the Operating Account the amount of the Recurring Fees and Taxes then due and payable for each Vessel, or which will become due and payable prior to the next succeeding Payment Date;

    (b) to pay all interest then due and payable on the Serial Mortgage Notes to the Holders of the Serial Mortgage Notes, ratably in the proportion that the amount of such payment then due under each such Serial Mortgage Note bears to the aggregate amount of the payments then due under all such Serial Mortgage Notes;

    (c) if such Payment Date is the Maturity Date for any Serial Mortgage Notes, to pay the aggregate amount of principal then due and payable on such Serial Mortgage Notes to the Holders of such Serial Mortgage Notes, ratably in the proportion that the amount of such principal then due under each such Serial Mortgage Note bears to the aggregate amount of such principal then due under all such Serial Mortgage Notes;

    (d) to pay all interest then due and payable on the Term Mortgage Notes to the holders of the Term Mortgage Notes, ratably in the proportion that the amount of such payment then due under each such Term Mortgage Note bears to the aggregate amount of the payments then due under all such Term Mortgage Notes;

    (e) to pay to the Indenture Trustee, the Collateral Trustee and the Designated Representative, respectively, the fees and expenses then due and payable under the Indentures to the Indenture Trustee and under the Collateral Agreement to the Collateral Trustee and the Designated Representative's Fee;

    (f) to deposit into the Operating Account the Management Fee and the Technical Advisor's Fee then due and payable for each Vessel; and

    (g) if such Payment Date is an Equity Transfer Date, to the extent funds are available, to deposit the Equity Remainder for each Vessel into the Equity Account.

  After the foregoing payments have been made, the Collateral Trustee will invest (and reinvest, as applicable) any balance remaining in the Initial Revenue Account and the Equity Account in Permitted Investments that will mature on or before the next succeeding Payment Date.

  On each Payment Date that occurs after    , 2003 (the first optional
termination date under any of the Initial Charters) and on or before    , 2006
(the final Maturity Date for any series of Serial Mortgage Notes), the Collateral Trustee will withdraw funds from the Initial Revenue Account, the Second Revenue Account, the Termination Account, the Sinking Fund Reserve Account, the Equity Account, or the applicable combination of the foregoing indicated below, as the case may be, and make the payments set forth below in the following order, in each case to the extent funds are available in the applicable Trust Accounts after the preceding payment has been made in full:

    (a) to deposit into the Operating Account the amount of the Recurring Fees and Taxes then due and payable, or which will become due and payable prior to the next succeeding Payment Date for each Vessel then subject to an Initial Charter through its first optional termination date, first from the Initial Revenue Account and then from the Equity Account, in each case to the extent of the funds available therein;

    (b) to pay first from the Initial Revenue Account and then from the Equity Account, in each case to the extent of the funds available therein, all interest then due and payable on the Serial Mortgage Notes to the Holders of the Serial Mortgage Notes, ratably in the proportion that the amount of such payment then due under each such Serial Mortgage Note bears to the aggregate amount of the payments then due under all such Serial Mortgage Notes;

    (c) if such Payment Date is the Maturity Date for any Serial Mortgage Notes, to pay first from the Initial Revenue Account and then from the Equity Account, in each case to the extent of the funds available therein, the aggregate amount of principal then due and payable on such Serial Mortgage Notes to the Holders of such Serial Mortgage Notes, ratably in the proportion that the amount of such principal then due under each such Serial Mortgage Note bears to the aggregate amount of such principal then due under all such Serial Mortgage Notes;

    (d) to pay first from the Initial Revenue Account and then from the Equity Account, in each case to the extent of the funds available therein, all interest then due and payable on the Allocated Principal Amount of Term Mortgage Notes for each Vessel subject to an Initial Charter through its first optional termination date to the holders of the Term Mortgage Notes, ratably in the proportion that the amount of such payment then due under each such Term Mortgage Note bears to the aggregate amount of the payments then due under all such Term Mortgage Notes;

    (e) to deposit into the Operating Account the amount of the Recurring Fees and Taxes then due and payable, or which will become due and payable prior to the next succeeding Payment Date for each Vessel after the first optional termination date for the related Initial Charter, first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein;

    (f) to pay first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein, all interest then due and payable
  (A) on the Allocated Principal Amount of the Term Mortgage Notes for each Vessel subject to an Initial Charter after the first optional termination date thereof and (B) on the Allocated Principal Amount of the Term Mortgage Notes for each Vessel not subject to an Initial Charter, to the holders of the Term Mortgage Notes, ratably in the proportion that the amount of such payment then due under each such Term Mortgage Note bears to the aggregate amount of the payments then due under all such Term Mortgage Notes;

    (g)(A) if such Payment Date is a sinking fund redemption date or a date for the payment of principal on the Term Mortgage Notes, to pay first from the Sinking Fund Reserve Account, then from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein, the aggregate sinking fund redemption amount or amount of principal then due and payable on the Term Mortgage Notes, ratably, in the case of payment due on maturity, in the proportion that the amount of such payments then due under each such Term Mortgage Note bears to the aggregate amount of the payment then due under all such Term Mortgage Notes and (B) if such Payment Date is not a sinking fund redemption date or a date for the payment of principal on the Term Mortgage Notes, to deposit into the Sinking Fund Reserve Account first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein, an amount, if any, equal to one-half of the aggregate sinking fund redemption amount or amount of principal due and payable on the Term Mortgage Notes on the next succeeding Payment Date;

    (h) to pay first from the Initial Revenue Account and then from the Equity Account, in each case to the extent of the funds available therein, to the Indenture Trustee, the Collateral Trustee and the Designated Representative, respectively, the portion of the aggregate amount of the fees and expenses then due under the Indentures to the Indenture Trustee and under the Collateral Agreement to the Collateral Trustee and the Designated Representative's Fee, calculated by multiplying the aggregate amount of such fees and expenses by a fraction, the numerator of which is the number of Vessels then subject to Initial Charters through their respective first optional termination date and the denominator of which is the total number of Vessels then subject to a Mortgage;

    (i) to pay to the Indenture Trustee, the Collateral Trustee and the Designated Representative respectively, first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds therein, the portion of the aggregate amount of the fees and expenses then due under the Indentures to the Indenture Trustee and under the Collateral Agreement to the Collateral Trustee and the Designated Representative's Fee, calculated by multiplying the aggregate amount of such fees and expenses by a fraction, the numerator of which is the number of

  Vessels after the first optional termination date for the respective Initial Charters and the denominator of which is the total number of Vessels then subject to a Mortgage;

    (j) to deposit into the Operating Account first from the Initial Revenue Account and then from the Equity Account, to the extent of the funds available therein, the Management Fee and the Technical Advisor's Fee then due and payable for each Vessel then subject to an Initial Charter through its first optional termination date;

    (k) to deposit into the Operating Account first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein, the Management Fee and the Technical Advisor's Fee then due and payable for each Vessel after the first optional termination date for the related Initial Charter;

    (l) if such Payment Date is an Equity Transfer Date, to withdraw from the Initial Revenue Account, to the extent funds are available, and to deposit into the Equity Account the Equity Remainder for each Vessel then subject to an Initial Charter through its first optional termination date; and

    (m) if such Payment Date is an Equity Transfer Date, to withdraw first from the Second Revenue Account and then from the Termination Account, in each case to the extent of the funds available therein, and to deposit into the Equity Account the Equity Remainder for each Vessel after the first optional termination date for which the related Initial Charter has reached its first optional termination date.

  After the foregoing payments have been made, the Collateral Trustee will invest (and reinvest, as applicable) any balance remaining in each of the Initial Revenue Account (if such Payment Date is not the date upon which all series of Serial Mortgage Notes are paid in full), the Second Revenue Account, the Equity Account, the Termination Account and the Sinking Fund Reserve Account in Permitted Investments that will mature on or before the next succeeding Payment Date.

  On the final Maturity Date for all series of Serial Mortgage Notes, after all payments have been made in full to the Holders of the Serial Mortgage Notes, any balance remaining in the Initial Revenue Account will be transferred to the Second Revenue Account.

  On each Payment Date after    , 2006 (the final Maturity Date for all series
of Serial Mortgage Notes), the Collateral Trustee will withdraw funds first from the Sinking Fund Reserve Account (only in the case of clause (c) below), then from the Second Revenue Account, then from the Termination Account and then (except for clause (f) below) from the Equity Account, in each case to the extent of the funds available therein, and make the payments set forth below in the following order, in each case to the extent funds are available after the preceding payment has been made in full:

    (a) to deposit into the Operating Account the Recurring Fees and Taxes then due and payable for each Vessel, or which will become due and payable prior to the next succeeding Payment Date;

    (b) to pay all interest then due and payable on the Term Mortgage Notes to the holders of the Term Mortgage Notes, ratably in the proportion that the amount of such payment then due under each Term Mortgage Note bears to the aggregate amount of the payments then due under all such Term Mortgage Notes;

    (c)(A) if such Payment Date is a sinking fund redemption date or a date for the payment of principal on the Term Mortgage Notes, to pay the aggregate sinking fund redemption amount or amount of principal then due and payable on the Term Mortgage Notes to the holders of the Term Mortgage Notes, ratably, in the case of payment due on maturity, in the proportion that the amount of such principal then due under each Term Mortgage Note bears to the aggregate amount of such principal then due under all the Term Mortgage Notes; and (B) if such Payment Date is not a sinking fund redemption date or a date for the payment of principal on the Term Mortgage Notes, to deposit into the Sinking Fund Reserve Account first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein, an amount, if any, equal to one-half of the aggregate sinking fund redemption amount or amount of principal due and payable on the Term Mortgage Notes on the next succeeding Payment Date;

    (d) to pay to the Indenture Trustee, the Collateral Trustee and the Designated Representative respectively, the fees and expenses then due and payable under the Term Indenture to the Indenture Trustee and under the Collateral Agreement to the Collateral Trustee and the Designated Representative's Fee;

    (e) to deposit into the Operating Account the Management Fee and the Technical Advisor's Fee then due and payable for each Vessel; and

    (f) if such Payment Date is an Equity Transfer Date, to the extent funds are available, to deposit the Equity Remainder for each Vessel into the Equity Account.

  After the foregoing payments have been made, the Collateral Trustee will invest (and reinvest, as applicable) any balance remaining in each of the Second Revenue Account, the Termination Account, the Sinking Fund Reserve Account and the Equity Account in Permitted Investments that will mature on or before the next succeeding Payment Date. If so directed by California Petroleum and if no Indenture Event of Default has occurred and is continuing, the Indenture Trustee will purchase Term Mortgage Notes in the open market from funds, if any, available in the Sinking Fund Reserve Account, provided that (a) the purchase price of such Term Mortgage Notes is less than 100% of the principal amount thereof plus accrued and unpaid interest to the date of such purchase and (b) such Term Mortgage Notes are delivered to the Indenture Trustee to satisfy California Petroleum's sinking fund obligations on the Term Mortgage Notes on the next succeeding Payment Date.

  If on any Payment Date the Notes are to be redeemed (other than by operation of the mandatory sinking fund) in whole or in part, such redemption will occur immediately prior to the payments described above for such Payment Date.

  On each Payment Date occurring after the date on which each Vessel either (i) has been sold, (ii) is subject to an Acceptable Replacement Charter or (iii) is subject to an Initial Charter for which the last optional termination date has occurred and the related Initial Charter has not been terminated, the Collateral Trustee shall if so directed by the Manager disburse excess funds contained in the Second Revenue Account and Termination Account to the Owners, pro rata in proportion to the amount of such funds deposited in such Trust Accounts in respect of such Owner's Vessel. For purposes of the foregoing, amounts contained in the Second Revenue Account and Termination Account shall on any date of determination be deemed excess funds to the extent, if any, that charterhire payments under all Initial Charters and Acceptable Replacement Charters then in effect during the non-cancellable term of such charters, after giving effect to (1) any "gross up" of such amounts as a result of any withholding tax on such charterhire payments, (2) the amounts then held in the Termination Account, (3) the amounts then held in the Second Revenue Account and (4) all fees and expenses, if any, incurred but unpaid in connection with the recharter of the Vessels, provide sufficient funds for the payment in full when due of (A) sinking fund payments and payments of principal and interest on the then outstanding Term Mortgage Notes in accordance with the revised schedule of sinking fund and principal payments that is applicable on such date of determination, (B) the amount of Recurring Fees and Taxes for all such Vessels, (C) the amount of Management Fees and Technical Advisor's Fees for all such Vessels, (D) the amount of fees and expenses of the Indenture Trustee, Collateral Trustee and Designated Representative's Fees and (E) an amount at least equal to 30% of the estimated amounts, on a per annum basis, referred to in clauses (B), (C) and (D) above for miscellaneous or unexpected expenses.


 OPERATING ACCOUNT.

  Funds deposited into the Operating Account on each Payment Date will be disbursed by the Collateral Trustee (i) from time to time, to pay the Recurring Fees and Taxes as such amounts become due and payable upon presentation of invoices therefor pursuant to the Management Agreements,
(ii) to pay the Management Fee to the Manager and (iii) to pay the Technical Advisor's Fee to Barber Ship Management, provided that the Management Fee and the Technical Advisor's Fee shall be payable only to the extent that the funds remaining in the Operating Account after any such payment would be sufficient to pay the Recurring Fees and Taxes for the applicable period. Funds remaining in the Operating Account will be invested by the Collateral Trustee in Permitted Investments maturing on or before the next succeeding Payment Date. See "Business--Operations" for a discussion of the services provided under the Management Agreements.

 EQUITY ACCOUNT.

  Funds remaining in the Equity Account will be invested by the Collateral Trustee in Permitted Investments. Any balance remaining in the Equity Account after payment in full of all amounts on the Notes will be disbursed promptly to the Owners upon payment in full of all obligations due under the Indentures.

 CASUALTY ACCOUNT.

  Any insurance proceeds or other payments received by the Collateral Trustee in connection with the occurrence of a Total Loss to any Vessel then subject to an Initial Charter that has not reached its first optional termination date will be deposited pursuant to the provisions of the related Security Documents into the Casualty Account, and invested in Permitted Investments until such funds are disbursed by the Collateral Trustee in accordance with the Indentures. All such amounts paid with respect to a Vessel that has reached its first optional termination date and any balance remaining in the Casualty Account upon the release of all Liens of the Serial Indenture will be deposited into the Termination Account. See "Trust Accounts--Termination Account."

 TERMINATION ACCOUNT.

  If the Initial Charter for a Vessel is terminated by Chevron Transport, the Termination Payment payable under such Initial Charter will be deposited into the Termination Account for the benefit of the Term Indenture Trustee for the ratable benefit of holders of the Term Mortgage Notes. Any net proceeds from the sale, if any, of a Vessel for which the related Initial Charter has reached its first optional termination date, any insurance proceeds or other payments received by the Collateral Trustee in connection with the occurrence of a Total Loss to any Vessel that has reached its first optional termination date, and any funds transferred from the Casualty Account or the Collateral Account upon the release of all Liens of the Serial Indenture will be deposited into the Termination Account to be used along with the related Termination Payment (and any excess amounts referred to in the next succeeding sentence arising from previous Vessel sales and remaining in the Termination Account) in connection with the related mandatory redemption, if any, of Term Mortgage Notes pursuant to the Term Indenture. The excess, if any, relating to such Vessel over the amount necessary to pay all amounts due and payable in connection with such related mandatory redemption will be disbursed by the Collateral Trustee, to the extent necessary on each succeeding Payment Date, to make payments designated to be made from the Termination Account on such Payment Date.

  Any Termination Payment deposited into the Termination Account will be disbursed by the Collateral Trustee (i) if a notice of mandatory redemption is delivered by the Owners as a result of such termination, in accordance with the Term Indenture or (ii) if a notice of mandatory redemption is not delivered by the Owners as a result of such termination, to the extent necessary on each succeeding Payment Date, to make payments designated to be made from the Termination Account on such Payment Date. Funds in the Termination Account will be invested (and reinvested, as applicable) by the Collateral Trustee in Permitted Investments prior to being disbursed as described above.

 SINKING FUND RESERVE ACCOUNT.

  Funds deposited into the Sinking Fund Reserve Account on each applicable Payment Date (1) if so directed by California Petroleum and if no Indenture Event of Default has occurred and is continuing, will be used to purchase Term Mortgage Notes in the open market provided that (a) the purchase price of such Term Mortgage Notes is less than 100% of the principal amount thereof plus accrued and unpaid interest to the date of such purchase and (b) such Term Mortgage Notes are delivered to the Indenture Trustee to satisfy California Petroleum's sinking fund obligations on the Term Mortgage Notes on the next succeeding Payment Date and (2) if not so used as described in clause (1) above, will be used to satisfy, in part, California Petroleum's sinking fund obligations on the Term Mortgage Notes on such Payment Date. Funds in the Sinking Fund Reserve Account will be invested (and reinvested, as applicable) by the Collateral Trustee in Permitted Investments maturing on or before the next succeeding Payment Date prior to being disbursed as described above.

 COLLATERAL ACCOUNT.

  The cash proceeds of any sale of, or other realization upon, all or any part of the Collateral upon the exercise by the Collateral Trustee of any of the rights and remedies described below (see "Collateral Agreement Remedies") upon receipt of an Enforcement Notice, and any other amounts received by the Collateral Trustee pursuant to any of the Security Documents for which the Collateral Agreement does not specify another trust account into which such amount is to be deposited, will be deposited in the Collateral Account. While an Enforcement Notice is in effect, all moneys which are required by any Security Document to be delivered to the Collateral Trustee or which are received by the Collateral Trustee or any agent or nominee of the Collateral Trustee in respect of the Collateral, whether in connection with the exercise of the remedies provided in any Security Document or otherwise, shall be deposited in the Collateral Account and held by the Collateral Trustee and applied in accordance with the terms of the Collateral Agreement; notwithstanding the foregoing, any moneys received by the Collateral Trustee for deposit in any other Trust Account which are received pursuant to any Initial Charter that is not then in default and that has not reached its first optional termination date or the related Security Documents shall be deposited in such other Trust Account and applied in accordance with the provisions applicable to such other Trust Account; provided, however, that notwithstanding anything in this paragraph to the contrary, all such moneys relating to Collateral with respect to which the Lien of the Serial Indenture has been released shall be deposited in the Termination Account and applied in accordance with the terms of the Collateral Agreement.

  Upon the release of all Liens of the Serial Indenture, any balance remaining in the Collateral Account shall be transferred to the Termination Account. See "Trust Accounts--Termination Account."

 PERMITTED INVESTMENTS.

  Permitted Investments include any of the following:

    (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations or FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

    (b) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (having original maturities of not more than one year) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisitions thereof have been rated at least "A-1" or "P-1" by Standard & Poor's and Moody's, respectively;

    (c) commercial paper (having original maturities of not more than one year) rated at least "A-1" or "P-1" by Standard & Poor's and Moody's, respectively; or

    (d) guaranteed investment contracts, investment agreements or similar agreements rated at least "Aa" or "AA" by Moody's, Standard & Poor's or Duff & Phelps, respectively, that are treated as indebtedness for United States federal income tax purposes.

  For purposes of determining whether a Permitted Investment matures on or before the next succeeding Payment Date, each payment received under a Permitted Investment described in clause (d) above will be considered to be the maturity of such Permitted Investment.

REDEMPTION

  If a Total Loss occurs or is declared by Chevron Transport, then the outstanding Notes will be redeemed in part in an aggregate principal amount equal to the Allocated Principal Amount of Serial Notes and the Allocated Principal Amount of Term Notes for such Vessel. Any such redemption shall occur 90 days after the occurrence of the Total Loss and shall be at a redemption price for each Note equal to the principal amount of such Note to be redeemed, together with interest on such principal amount of each such Note at the rate applicable to such Note to the date of payment of such redemption price and all other amounts then due and payable any holder of Notes under the Indentures.

  The Serial Mortgage Notes are not subject to optional redemption. The Term Mortgage Notes may be redeemed in whole or in part at the direction of
California Petroleum on any Payment Date on or after    , 2006, the final
Maturity Date for any Serial Mortgage Notes.

 SELECTION AND NOTICE.

  In the event that the Serial Mortgage Notes are to be redeemed at any time in part, the Indenture Trustee shall select Serial Mortgage Notes to be redeemed ratably from each Holder such that the ratio of the principal amount of each series of Serial Mortgage Notes to be redeemed from each Holder to the aggregate principal amount of each series of Serial Mortgage Notes held by such Holder shall, as nearly as practicable and subject to rounding, equal the ratio of the aggregate principal amount of Serial Mortgage Notes to be redeemed on such redemption date to the aggregate principal amount of Serial Mortgage Notes then outstanding, provided that Serial Mortgage Notes of $1,000 principal amount or less shall not be redeemed in part. Notice of redemption shall be mailed by first class mail by the Indenture Trustee at least 30 but not more than 60 days before the redemption date to each Holder of Serial Mortgage Notes to be redeemed at its registered address. If any Serial Mortgage Note is to be redeemed in part only, the notice of redemption that relates to such Serial Mortgage Note shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest will cease to accrue on Serial Mortgage Notes or portions thereof called for redemption.

CERTAIN COVENANTS

  The Serial Indenture contains certain covenants pursuant to which California Petroleum will agree, among other things, that:

    (a) California Petroleum will not create, incur, assume or issue, directly or indirectly, guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of any indebtedness, except for its obligations under the Notes and the Indentures;

    (b) California Petroleum will not engage in any business other than the issuance of the Notes and making the loans to the Owners in accordance with California Petroleum's charter and by-laws;

    (c) California Petroleum will not (i) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts,
  (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (iii) make a general assignment for the benefit of creditors or (iv) take any action in furtherance of, or consenting to or acquiescing in, any of the foregoing;

    (d) California Petroleum will not create, incur, assume or suffer to exist any Lien on any of its assets or properties or on any of the Collateral, except pursuant to the Collateral Agreement;

    (e) California Petroleum will not consolidate with, or merge with or into, any other Person or convey or transfer to any Person all or any part of the Collateral except to the Collateral Trustee in accordance with the Collateral Agreement;

    (f) California Petroleum will not (i) declare or pay any dividend or other distribution on any shares of its capital stock in excess of $15,000 per annum, (ii) make any loans or advances to any affiliate of California Petroleum or (iii) purchase, redeem or otherwise acquire or retire for value any shares of its capital stock; and

    (g) California Petroleum will not make any capital contributions, advances or loans to, or investments or purchases of capital stock in, any Person (as defined in the Serial Indenture), except for its loan to each Owner.

INDENTURE EVENTS OF DEFAULT

  Events of default under the Serial Indenture (each, an "Indenture Event of Default") include the following events and occurrences:

    (a) any Mortgage Event of Default shall have occurred and be continuing (see "The Mortgages--Mortgage Events of Default");

    (b) default in the payment of all or any part of the principal of or interest on any of the Serial Mortgage Notes as and when such payment becomes due and payable and the continuance of such default for a period of two Business Days (as defined in the Serial Indenture);

    (c) failure on the part of California Petroleum to observe or perform in any material respect any of the other agreements or covenants contained in the Serial Indenture, the Serial Mortgage Notes, the Security Documents or any document or certificate delivered pursuant thereto, continued for a period of 30 days after the earlier of (i) actual knowledge by California Petroleum of such failure and (ii) the date on which written notice specifying such failure and stating that such notice is a "Notice of Default" under the Serial Indenture has been given to California Petroleum by the Indenture Trustee or to California Petroleum and the Indenture Trustee by the Holders of at least 25% in aggregate principal amount of the Serial Mortgage Notes then outstanding;

    (d) any representation or warranty of California Petroleum made in the Serial Indenture, any Security Document or any document or certificate delivered pursuant thereto proves to have been inaccurate in any material respect when made, remains inaccurate in such material respect for a period of 30 days after the earlier of (x) actual knowledge by California Petroleum of such misrepresentation and (y) the date on which written notice specifying such inaccuracy and stating that such notice is a "Notice of Default" under the Serial Indenture has been given to California Petroleum by the Indenture Trustee, or to California Petroleum and the Indenture Trustee by the Holders of at least 25% in aggregate principal amount of the Serial Mortgage Notes then outstanding;

    (e) the occurrence of specified events of bankruptcy, insolvency, reorganization, winding up or liquidation with respect to California Petroleum;

    (f) any of the Initial Charters is repudiated or ceases to be in full force and effect, other than pursuant to the terms thereof;

    (g) any of the Security Documents is repudiated or ceases to be in full force and effect or any of the Security Documents ceases to give the Collateral Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby, in each case other than pursuant to the terms thereof; or

    (h) any of the Chevron Guarantees is repudiated or ceases to be in full force and effect, other than pursuant to the terms thereof.

  If an Indenture Event of Default referred to in clause (e) of the preceding paragraph occurs and is continuing then the entire principal of and interest accrued on all the Serial Mortgage Notes shall immediately and without further act become due and payable, without presentment, demand, protest or notice by the

Indenture Trustee or any Holder. If an Indenture Event of Default (other than an Indenture Event of Default referred to in clause (e) of the preceding paragraph) occurs and is continuing, then the Indenture Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Serial Mortgage Notes may, by written notice, declare the entire principal of and interest accrued on all the Serial Mortgage Notes to be due and payable immediately, and upon any such declaration such amounts shall become due and payable immediately.

  After a declaration of acceleration and before any judgment or decree for the payment of money due has been obtained or entered, if California Petroleum shall pay or deposit with the Indenture Trustee a sum sufficient to pay all matured installments of interest upon all of the Serial Mortgage Notes and the principal of all the Serial Mortgage Notes that shall have become due otherwise than by acceleration (with interest on such principal and, to the extent permitted by law, on overdue installments of interest, at the same rate for each Serial Mortgage Note applicable to such Serial Mortgage Note, to the date of such payment or deposit) and all amounts payable to the Indenture Trustee under the Serial Indenture, and if any and all Indenture Events of Default, other than the non-payment of the principal of the Serial Mortgage Notes that shall have become due by acceleration, shall have been cured, waived or otherwise remedied, then the Holders of a majority in aggregate principal amount of outstanding Serial Mortgage Notes may, by written notice, rescind and annul such declaration of acceleration and its consequences, but no such rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. The Holders of a majority in aggregate principal amount of the outstanding Serial Mortgage Notes also have the right to waive any past default or Indenture Event of Default, except a default in the payment of the principal of or interest on any Serial Mortgage Note, or in respect of a covenant or provision of the Serial Indenture which cannot be modified or amended without the consent of the Holder of each affected Serial Mortgage Note.

  If an Indenture Event of Default has occurred and is continuing, the Indenture Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Serial Mortgage Notes or to enforce the performance of any provision of the Serial Mortgage Notes or the Serial Indenture.


  The Serial Indenture contains certain covenants pursuant to which the Indenture Trustee will agree that, prior to the date which is one year and one day after the payment in full of all outstanding Notes, it will not institute against, or join any other person in instituting against, California Petroleum any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

  No Holder has any right to institute any proceeding with respect to the Serial Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Serial Mortgage Notes have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, the Indenture Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Indenture Trustee has not within such 60-day period received directions inconsistent with such written request by the Holders of a majority in aggregate principal amount of the outstanding Serial Mortgage Notes. Such limitations do not apply, however, to a suit instituted by a Holder of a Serial Mortgage Note for the enforcement of the payment of the principal of or accrued interest on, such Serial Mortgage Note on or after the respective due dates expressed in such Serial Mortgage Note.

  The Holders of a majority in aggregate principal amount of the outstanding Serial Mortgage Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust, or power conferred on the Indenture Trustee by the Serial Indenture. The Indenture provides that, subject to the duty of the Indenture Trustee during a default to act with the required standard of care, the Indenture Trustee is entitled to reasonable security or indemnity from the Holders before proceeding to exercise any right or power under the Serial Indenture at the request of the Holders. The Indenture Trustee may decline to follow any such direction from the Holders if it determines that the action so directed would result in liability to the Indenture Trustee, would be unduly prejudicial to Holders not joining in such direction or would be unlawful.

COLLATERAL AGREEMENT REMEDIES

  If an Indenture Event of Default has occurred and is continuing and if such Indenture Event of Default is actually known by a responsible officer of the Indenture Trustee charged with the administration of the Serial Indenture, the Indenture Trustee must mail a notice of such Indenture Event of Default (an "Enforcement Notice") to the Collateral Trustee and each Holder within 90 days. Except in the case of a default in the payment of principal of or interest on any Serial Mortgage Note, the Indenture Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. If the Collateral Trustee and the Indenture Trustee are the same entity, an Enforcement Notice will be deemed to have been delivered to the Collateral Trustee and to have become effective with respect to the Collateral Trustee immediately upon the occurrence of an Indenture Event of Default described in clause (b) in the first paragraph under "Indenture Events of Default" above or upon written notice to or actual knowledge by a responsible officer of the Indenture Trustee that an Indenture Event of Default has occurred, and will be deemed to have been canceled with respect to the Collateral Trustee at such time as the Indenture Trustee would have been required to cancel such Enforcement Notice upon the rescission and annulment or waiver by the Holders, as described above.

  So long as an Enforcement Notice is in effect, the Collateral Trustee (to the extent directed to do so by the appropriate Holders, as discussed above), whether in its own right or as assignee of California Petroleum, will proceed to exercise all the powers, remedies and rights available under the Collateral Agreement and the Security Documents, including, without limitation, taking possession of and selling the Collateral thereunder or any portion thereof or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and, during the continuance of a Mortgage Event of Default, exercising any of its remedies under such Mortgage. Pursuant to the terms of the Initial Charters and the Mortgages, the right of the Collateral Trustee to enforce each Mortgage is subject to the right of Chevron Transport to the continued use and operation of the related Vessel under such Initial Charter so long as no Charter Event of Default shall have occurred and be continuing under such Initial Charter and so long as Chevron Transport is performing its obligations thereunder.

  If an Enforcement Notice is delivered and becomes effective under the Term Indenture, but not under the Serial Indenture, the holders of a majority in aggregate principal amount of the outstanding Term Mortgage Notes (the "Majority Term Noteholders") will have the right to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Trustee, or exercising any trust or power conferred on the Collateral Trustee, or for the appointment of a receiver, or to direct the taking or refraining from taking of any action authorized by any Security Document. If an Enforcement Notice is delivered and becomes effective under the Serial Indenture, but not under the Term Indenture, the Holders of a majority in aggregate principal amount of the outstanding Serial Mortgage Notes (the "Majority Serial Noteholders") will have the right to direct the actions to be taken or not taken with respect to the Collateral under the Collateral Agreement and the other Security Documents. If an Enforcement Notice is delivered and becomes effective under both Indentures, the holders of a majority in aggregate principal amount of the outstanding Term Mortgage Notes and Serial Mortgage Notes (the "Majority Noteholders") will have the right to direct the actions to be taken or not taken with respect to the Collateral under the Collateral Agreement and the other Security Documents. The Collateral Trustee is entitled to be indemnified by the holders of the Term Mortgage Notes, or the Holders of the Serial Mortgage Notes, or all of such holders, as the case may be, before proceeding to act at their direction under the Collateral Agreement.

  There can be no assurance that the proceeds of the sale of any Vessel in connection with the Collateral Trustee's exercise of remedies following an Indenture Event of Default would be sufficient to redeem the Allocated Principal Amount of Notes for such Vessel or that any buyers would be available under the circumstances in which such sale would occur. Chevron Transport has advised California Petroleum that its original tax basis for the Vessels, based on the aggregate purchase price paid by Chevron Transport for the

Vessels and capitalized interest during construction of such Vessels, was approximately $285 million. Chevron Transport's original book value for financial reporting purposes (which amount excludes capitalized interest) was approximately $274 million. The depreciated tax basis and book basis for accounting purposes for the Vessels was approximately $262 million and approximately $260 million, respectively, as of December 31, 1994. Based on industry data provided by R.S. Platou, Economic Research a.s., the current market value of an unchartered recently built double-hulled Suezmax tanker is in the range of $55 to $60 million and the current market value of an unchartered single-hulled Suezmax tanker similar to W.E. Crain is in the range of $40 to $45 million. None of the preceding amounts are indicative of the current or future fair market value of the Vessels and related Initial Charters. No appraisal of the fair market value of any Vessel has been commissioned in connection with the purchase of such Vessel by the related Owner from Chevron Transport. There can be no assurance that the price to be paid by each Owner for its respective Vessel and the related Initial Charter will reflect the fair market value of such Vessel and such Initial Charter at the time such Vessel will be acquired by the related Owner and such Initial Charter commences, or that the aggregate fair market value of such Vessel and such Initial Charter will at any time exceed the Allocated Principal Amount of Notes for such Vessel. The fair market value of oil tankers, including the Vessels, can be expected to fluctuate, depending upon general economic and market conditions affecting the tanker industry and competition from other shipping companies, types and sizes of vessels, and other modes of transportation. In addition, as vessels grow older, they may be expected to decline significantly in value.

  If the Allocated Principal Amount of Serial Mortgage Notes relating to a Vessel is paid in full, the Collateral (including the related Initial Charter, whether or not terminated by Chevron Transport) relating to such Vessel will no longer secure California Petroleum's obligations under the Serial Indenture. So long as any Serial Mortgage Notes are outstanding, if an event of default under a subsequent charter or a Mortgage Event of Default occurs with respect to any Vessel for which the Allocated Principal Amount of the Serial Mortgage Notes is paid in full, the Collateral Trustee may not pursue remedies upon receipt of an Enforcement Notice under the Term Indenture with respect to any Initial Charter that has not reached its first optional termination date and that is not then in default, including amounts paid or payable thereunder, and the related Security Documents. In addition, the right of the Collateral Trustee to enforce the Mortgages will be subject to the rights of a charterer under its charter to the continued use and operation of the related Vessel, so long as no event of default has occurred and is continuing under such charter and so long as the charterer is performing its obligations thereunder. So long as the same institution or an affiliate of such institution serves as indenture trustee under the Serial Indenture and the Term Indenture, an Indenture Event of Default that is not an event of default under the Serial Indenture, such as described in the preceding sentence, may result in a conflicting interest for such institution or affiliate which would require it to seek an exemption under the Trust Indenture Act or require it to be replaced as trustee under one or more of the Indentures and the Collateral Agreement.

  The Collateral Trust Agreement contains certain covenants pursuant to which the Collateral Trustee will agree that, prior to the date which is one year and one day after the payment in full of all outstanding Notes, it will not institute against, or join any other person in instituting against, California Petroleum any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

MODIFICATIONS OF THE SERIAL INDENTURE

  The Serial Indenture provides that California Petroleum, Chevron and the Indenture Trustee may enter into a supplemental indenture to amend the Serial Indenture or the Serial Mortgage Notes without the consent of any Holder: (a) to convey, transfer, assign, mortgage or pledge to the Collateral Trustee as security for the Serial Mortgage Notes any property or assets; (b) to evidence the succession of another corporation to Chevron, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of Chevron; (c) to cure any ambiguity, defect or inconsistency; or (d) to comply with the requirements of the Commission in order to maintain the qualification of the Serial Indenture under the Trust Indenture Act.

  The Serial Indenture and the rights and obligations of California Petroleum, the Indenture Trustee and the Holders may be modified or amended at any time with the consent of the Holders of not less than a majority in aggregate principal amount of all outstanding Serial Mortgage Notes; provided that without the consent of the Holder of each Serial Mortgage Note affected, no such modification or amendment shall, among other things, change the fixed maturity or redemption date thereof, reduce the rate of interest thereon, extend the time of payment of interest, reduce the principal amount thereof, reduce any amount payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment, or reduce the percentage of the Holders of such Serial Mortgage Notes whose consent is required for any such modification or amendment or modify any provisions of the Serial Indenture relating to the amendment thereof or the creation of a supplemental indenture (unless the change increases the rights of the Holders). Each of the Serial Indenture and the Term Indenture provide that certain provisions contained therein may not be modified or amended without the consent of the Collateral Trustee and the requisite Holders of the Serial Mortgage Notes and holders of the Term Mortgage Notes.

SATISFACTION AND DISCHARGE

  The Serial Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Serial Mortgage Notes) as to all outstanding Serial Mortgage Notes when either (a) California Petroleum shall have paid or caused to be paid the principal of and interest on all the Serial Mortgage Notes outstanding under the Serial Indenture, as and when the same shall have become due and payable;
(b) California Petroleum shall have delivered to the Indenture Trustee for cancellation all Serial Mortgage Notes theretofore authenticated (except lost, stolen or destroyed Serial Mortgage Notes which have been replaced or paid); or
(c) (i) all such Serial Mortgage Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption and California Petroleum shall have irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for the purpose an amount of money sufficient to pay at maturity or upon redemption all such Serial Mortgage Notes not theretofore delivered to the Indenture Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be; and (ii) California Petroleum has paid all other sums payable by it under the Serial Indenture. In addition, California Petroleum must deliver an Officers' Certificate and an Opinion of Counsel (each as defined in the Serial Indenture) stating that all conditions precedent to satisfaction and discharge have been complied with.

  On the earlier of the payment in full of the Allocated Principal Amount of Serial Mortgage Notes allocated to a Vessel and the discharge of the Serial Indenture pursuant to the terms thereof, the Collateral for the related Vessel will be released from the Lien of the Serial Indenture.

THE INDENTURE TRUSTEE; THE COLLATERAL TRUSTEE

  Chemical Trust Company of California will serve as Indenture Trustee under the Serial Indenture and as Collateral Trustee under the Collateral Agreement.

GOVERNING LAW

  The Serial Indenture and each of the Security Documents, other than the Mortgages, provide that they will be governed by the laws of the State of New York.

CONSENT TO JURISDICTION AND SERVICE

  Each Owner will irrevocably appoint CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the Indentures, the Notes or the Security Documents, brought in any federal or state court located in New York City and will submit to such jurisdiction.

                                 THE MORTGAGES

GENERAL

  California Petroleum will loan a portion of the proceeds from the sale of the Notes to each Owner pursuant to two loan agreements (for each Owner, a "Term Loan Agreement" and a "Serial Loan Agreement" and, together, the "Loan Agreements"). See "Use of Proceeds." Under each Term Loan Agreement, California Petroleum will make a loan (the "Term Loan") to the related Owner which will accrue interest at the same rate as the Term Mortgage Notes, and upon which payments of interest will be scheduled to coincide with interest Payment Dates for the Term Mortgage Notes and principal will be scheduled to coincide with the Payment Dates for the Term Mortgage Notes. The aggregate principal amount of Term Mortgage Notes outstanding will equal the aggregate principal amount outstanding under all Term Loans on any Payment Date on which a sinking fund payment is made to Holders of Term Mortgage Notes plus the aggregate principal payments on such Term Loans since the last date on which payment of principal of the Term Mortgages Notes was made. Under each Serial Loan Agreement, California Petroleum will make a series of loans (the "Serial Loans" and, together with the Owner's Term Loan, the "Acquisition Loans") to the related Owner, each of which will correspond in maturity date and interest rate with the Serial Mortgage Notes of a specific maturity date, to and including the date of the first optional termination date for the related Initial Charter, on which date such Owner's Serial Loans will be scheduled to be repaid in full. The aggregate principal amount of Serial Mortgage Notes outstanding will equal the aggregate principal amount outstanding under all Serial Loans on any date on which a series of Serial Mortgage Notes matures.

  Each Owner will grant to California Petroleum a Mortgage on its Vessel to secure the payment of the Acquisition Loans from California Petroleum to the Owners. California Petroleum will assign each Mortgage to the Collateral Trustee to secure the payment of the Notes. The Mortgages will be recorded in accordance with the provisions of the law of the applicable Registration Jurisdiction.

CERTAIN COVENANTS

  So long as Chevron Transport is the charterer of a Vessel, the related Mortgage will provide that the provisions of the related Initial Charter, including, without limitation, provisions regarding the trade, operation, documentation, registration, use, maintenance and insurance of such Vessel, will supersede the Owner's covenants with respect to such matters in the related Mortgage. Certain Initial Charter requirements differ materially from the Mortgage covenants described below. See "The Initial Charters."

  Each Mortgage or the related Security Documents will contain certain covenants of the Owner of the related Vessel, including the following:

    (a) such Owner will not cause or permit its Vessel to be operated in any manner contrary to law, will not engage in unlawful trade, violate any applicable law or carry any cargo that would expose the Vessel to penalty, confiscation, forfeiture, capture or condemnation and will not do, suffer or permit to be done anything which can or may injuriously affect the registration or enrollment of its Vessel under the laws and regulations of the Registration Jurisdiction;

    (b) except for the lien of the Mortgage, the Indentures and the Collateral Agreement and other Permitted Liens, the Owner will not have any right, power or authority to create, incur or permit to be placed or imposed or continued any Lien on its Vessel and will keep such Vessel free from any such Lien;

    (c) such Owner will at all times and without cost or expense to the Collateral Trustee maintain and preserve, or cause to be maintained and preserved, its Vessel in good running order and repair, so that its Vessel shall be, insofar as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and in good operating condition, as will entitle her to the highest classification of Det norske Veritas (the "Classification Society") or such other classification society of like standing agreeable to California Petroleum and the Collateral Trustee, and annually will furnish California Petroleum and the Collateral Trustee a certificate by the Classification Society or such other classification society that such classification is maintained in the highest category for ships of the same type as the Owner's Vessel free of recommendations and notations which have not been complied with in accordance with their terms and shall furnish the Collateral Trustee, from time to time and at any time upon demand, with all such information and copies of all such documents as the Collateral Trustee may require concerning the classification of the Owner's Vessel;

    (d) such Owner will not change the flag or port of documentation of its Vessel or through any action or inaction cause the registration of its Vessel under the laws of the Registration Jurisdiction to be void or voidable or to lapse;

    (e) such Owner will not, without the prior written consent of the Collateral Trustee, charter its Vessel by demise charter or by period, time or voyage charter for any period other than to Chevron Transport under the Initial Charter or any other charterer under an Acceptable Replacement Charter. The Owner will not modify or amend the terms of the related Initial Charter without the prior written consent of the Collateral Trustee;

    (f) such Owner will not directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, or become responsible for the payment of any indebtedness, except for Permitted Indebtedness;

    (g) such Owner will not engage in any business other than the ownership and operation of its Vessel as described in the related Mortgage and in accordance with such Owner's charter and by-laws;

    (h) such Owner will not (i) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to its debt, (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (iii) make a general assignment for the benefit of creditors or (iv) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing;

    (i) such Owner will not (i) declare or pay any dividend or other distribution on any shares of its respective capital stock, (ii) make any loans or advances to any affiliate of such Owner or (iii) purchase, redeem or otherwise acquire or retire for value any shares of its respective capital stock (a "Restricted Payment") unless: (A) no default under the Mortgage shall have occurred and be continuing, (B) the Serial Mortgage Notes shall have been repaid in full and (C) the Vessel shall be on charter to Chevron Transport or under one or more Acceptable Replacement Charters to one or more charterers whose unsecured credit ratings from the Rating Agencies are at least equal to the respective unsecured ratings of Chevron and the terms of such charters shall be at least sufficient to pay in full all of the remaining payments of principal and interest on the Term Mortgage Notes;

    (j) such Owner will not make any capital contributions, advances or loans to, or investments or purchases of capital stock in, any Person, except for Allowable Investments and Permitted Investments; and

    (k) such Owner will take any lawful action to the extent necessary to prevent or avoid the imposition of any withholding taxes (other than any withholding tax with respect to charterhire to the extent required to be paid or reimbursed by any charterer pursuant to a charter) by any taxing jurisdiction (including the Registration Jurisdiction for such Owner) with respect to any payments under its Acquisition Loans, including changing its jurisdiction of incorporation or residence; provided that it shall not be required to take, or fail to take, any action (i) if in the Opinion of Counsel (as defined in the related Mortgage) such act or failure to act would violate applicable law or (ii) if in the reasonable opinion of the Owner the actions necessary to avoid or prevent imposition of such withholding taxes would be unduly burdensome. For purposes of clause (ii) above, a requirement to change the jurisdiction of the Owner's incorporation or residence shall not be treated as unduly burdensome.

  "Permitted Indebtedness" means for each Owner, the obligations under such Owner's Acquisition Loans. "Permitted Liens" means for each Owner, liens created under the related Mortgage and Security Documents, the Initial Charter for the related Vessel and any Acceptable Replacement Charter or other charter for such Vessel permitted under the Mortgage, liens for crew's wages accrued for not more than three months or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of business (accrued for not more than three months) or liens for loss, damage or expense, which are fully covered by insurance or, in respect of which, a bond or other security has been posted by the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest on account of such claim or lien; provided that, so long as the related Initial Charter is in effect, "Permitted Liens" shall mean those liens permitted under the Initial Charter (i.e., any lien or encumbrance other than a lien or encumbrance incurred by Chevron Transport or its agents, which might have priority over the title and interest of the Owner in the Vessel). The Initial Charter requires that Chevron Transport indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the term of the Initial Charter while the Vessel is under the control of Chevron Transport, and against any claims against the Owners arising out of or in relation to the operation of the Vessel by Chevron Transport. Should the Vessel be arrested by reason of claims or liens arising out of its operation by Chevron Transport, Chevron Transport shall at its own expense take all reasonable steps (including, at its own expense, providing bail) to secure the Vessel's release within a reasonable time. "Allowable Investments" means for each Owner, its investment in the related Vessel, and in each case, any Restricted Payment permitted to be made by such Owner and certain obligations incurred in the ordinary course of the performance of the Management Agreement.

  The related Owner may not transfer or assign to any other company all or part of its rights or obligations under any Initial Charter, except to California Petroleum (which assignment includes the reassignment by California Petroleum of such Initial Charter to the Collateral Trustee), unless such transferee or assignee also assumes the obligations of such Owner under the related Security Documents and the Collateral Trustee shall have given its prior written consent to such assignment and assumption, which consent shall not be unreasonably withheld.

INSURANCE

  So long as a Vessel is subject to an Initial Charter or Acceptable Replacement Charter, the insurance requirements of the related Initial Charter or Acceptable Replacement Charter will supersede the Owner's covenants regarding insurance in the related Mortgage. The insurance requirements of the Initial Charters differ materially from the Owner's Mortgage covenants described below, and the insurance requirements of any Acceptable Replacement Charter may also differ materially from such Mortgage covenants. Under the Initial Charters, Chevron Transport may self-insure against the risks required to be covered thereunder. Therefore, there can be no assurance that any insurance for such risks will be carried during the term of any Initial Charter or, if it is carried, as to the amount of such insurance. See "The Initial Charters--Insurance."

  If a Vessel is no longer subject to the Initial Charter and is not subject to an Acceptable Replacement Charter, the requirements under the related Mortgage, which are summarized in this paragraph, would be applicable to insurance coverage. Each Owner, at its own expense, will maintain hull and machinery insurance (including coverage for war risks) and will insure its Vessel against all customary risks arising from the usage and trading of the Vessel. In addition, each Owner shall also keep its Vessel insured against all customary protection and indemnity risks. The protection and indemnity insurance shall include coverage against liabilities to persons who have suffered any loss, damage or injury whatsoever in connection with anything done or not done by the Vessel, any charterer or the Owner in connection with the Vessel or the employment or use thereof (including in connection with any oil or other substance emanating from the Vessel or any other vessel with which the Vessel may be involved in collision) and against liability under OPA 90 or any reenactment or modification thereof under the law of any country into whose jurisdiction the Vessel is permitted to come under the terms of the related charter. In addition, such Owner must maintain mortgagee additional perils (oil pollution) insurance in an amount equal to the aggregate outstanding principal amount of the Term Loan allocable to such Vessel. Each insurance policy shall include a provision agreeing that no breach of warranty or condition or want of due diligence on the part of the Owner or any agent of such Owner shall defeat recovery of any claim by the Collateral Trustee unless such provision shall conflict with the available reinsurance arrangements of the issuers of such policy. Each insurance policy shall also provide that fourteen days' written notice be given to California Petroleum and the Collateral Trustee prior to the cancellation or modification of any insurance. In addition, the insurance coverage required under an Acceptable Replacement Charter or maintained by the Owner or charterer in connection with any other charter entered into after the termination of the related Initial Charter must be sufficient to maintain the credit rating of the Term Mortgage Notes by Standard & Poor's, Moody's and Duff & Phelps at least at the rating applicable to the Term Mortgage Notes immediately prior to the effectiveness of such Acceptable Replacement Charter or other charter.

INSURANCE PROCEEDS

  Pursuant to the assignment of each Mortgage to the Collateral Trustee, which will be acknowledged by the related Owner, the proceeds of any insurance or entries referred to in the Mortgage will be applied as follows:

    Until the occurrence of a Mortgage Event of Default:

    (a) any claim under any such insurance (other than in respect of a Total
  Loss) whether or not such claim is under the terms of the relevant loss payable clause payable directly to the Owner, will be applied by the Owner in making good the loss or damage in respect of which it has been paid to the Owner in reimbursement of money expended by it for such purpose; and

    (b) any claim in respect of protection and indemnity insurance shall be paid directly to the person, firm or company to which the liability covered by such insurance was incurred or the Owner in reimbursement of moneys expended by it in satisfaction of such liability;

provided always that for as long as the Initial Charter in respect of the Vessel remains in force, all payments other than in respect of a Total Loss (which will be made to the Collateral Trustee) shall be made to Chevron Transport.

  Upon the occurrence of a Mortgage Event of Default, subject as provided above, any claim under any such insurance and entry will be paid to the Collateral Trustee, as assignee of California Petroleum, and will be applied by the Collateral Trustee pursuant to the terms of the Initial Charter unless Chevron Transport is in default thereunder, in which event the Collateral Trustee shall apply such proceeds against payment of the Notes.

  Any claim under such insurance and entry in respect of a Total Loss will be paid to the Collateral Trustee, as assignee of California Petroleum, and will be applied by the Collateral Trustee, after payment of the costs of collecting such claim, as follows:

    (a) to the payment of all reasonable expenses and charges, including the expenses of any taking, attorney's fees, court costs and other expenses or advances made or incurred by the Collateral Trustee or the Indenture Trustee in the protection of its right or the pursuance of its remedies under the Collateral Agreement, the Indentures, any Security Document or the Mortgage;

    (b) to the payment of all amounts due to the Collateral Trustee or the Indenture Trustee in respect of taxes, indemnities, fees, expenses, premiums, purchase of liens or otherwise under the provisions of the Mortgage;

    (c) to the payment of interest on each Term Mortgage Note and Serial Mortgage Note, pro rata in an amount equal to interest calculated at the rate applicable to such Note;

    (d) to the payment of principal on each Term Mortgage Note and Serial Mortgage Note, pro rata in an aggregate amount up to the Allocated Principal Amount for the related Vessel; and

    (e) to the payment of any surplus thereafter remaining to the Owner or whomsoever may be lawfully entitled thereto.

  The Owner will not alter so as to in any way restrict the coverage of any insurance or entries referred to in the Mortgage except to the extent expressly permitted by the Collateral Trustee.

MORTGAGE EVENTS OF DEFAULT

  The following constitute events of default under each Mortgage ("Mortgage Events of Default"):

    (a) an event of default shall occur under any Serial Loan Agreement or Term Loan Agreement relating to any Owner;

    (b) failure to pay any amount payable under the Mortgage within two business days after such amount is due;

    (c) default by the related Owner in the due observance or performance of any covenant with respect to merging, maintaining its corporate existence, maintaining insurance on its Vessel, maintaining the Vessel free of all Liens other than Permitted Liens, chartering the Vessel, changing the flag of the Vessel and making Restricted Payments or maintaining the Mortgage as a First Preferred Ship Mortgage under the laws of the Registration Jurisdiction;

    (d) default in any material respect in the performance, or breach in any material respect, of any covenant of the Owner (other than those described above) in the Mortgage or if any representation or warranty of the Owner made in the Mortgage or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the Vessel shall prove to be inaccurate in any material respect as of the time when the same shall have been made, and, if such breach or default or inaccuracy is curable, continuance of such default or breach or inaccuracy for a period of 30 days after the earlier to occur of (a) actual knowledge of such default, breach or inaccuracy by the Owner or (b) the date on which there has been given by registered or certified mail to the Owner by the Collateral Trustee a written notice thereof;

    (e) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Owner in any involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Owner or for any substantial part of its property, or ordering the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

    (f) the commencement by the Owner of a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect in any jurisdiction, or the consent by the Owner to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Owner or any substantial part of its property, or the making by the Owner of any general assignment for the benefit of creditors, or the failure by the Owner generally to pay its debts as they become due, or the taking of action by the Owner in furtherance of any such action;

    (g) the Vessel is deemed a Total Loss and the insurance proceeds thereof have not been received by the Collateral Trustee within 60 days after the date on which the Vessel was deemed a Total Loss; provided, however, if the Vessel is under charter to Chevron Transport pursuant to the Initial Charter, such an event shall be a Mortgage Event of Default if the Collateral Trustee has not received the amounts payable by Chevron Transport in the event of a Total Loss pursuant to the Initial Charter within 5 business days of the date on which such amounts are due pursuant to the terms of the Initial Charter;

    (h) the Owner shall abandon its Vessel;

    (i) a default shall have occurred under the Initial Charter; or

    (j) the Mortgage or any material provision thereof shall be deemed invalidated in whole or in part by any present or future law of the Registration Jurisdiction, or by any decision of any competent court.

REMEDIES

  In the event any one or more Mortgage Events of Default shall have occurred and be continuing then, in each and every such case the Collateral Trustee, as assignee of California Petroleum, will have the right, subject in all instances to the rights of Chevron Transport under the related Initial Charter, to:

    (a) declare immediately due and payable all of the related Owner's Acquisition Loans (in which case all of the same shall be immediately due), and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Acquisition Loans and collect the same out of any and all property of the Owners whether covered by the Mortgage or otherwise;

    (b) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law;

    (c) take and enter into possession of the Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage and the Collateral Trustee may, without being responsible for loss or damage, hold, lay-up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from use of the Vessel or from the sale thereof by court proceedings or by private sale all costs, expenses, charges, damages or losses by reason of such use, and if at any time the Collateral Trustee avails itself of the right given to it to take the Vessel: (i) the Collateral Trustee will have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Owner without charge, or to dock her at any other place at the cost and expense of the Owner, and (ii) the Collateral Trustee will have the right to require the Owner to deliver, and the Owner will on demand, at its own cost and expense, deliver to the Collateral Trustee the Vessel as demanded; and the Owner will irrevocably instruct the master of the Vessel so long as the Mortgage is outstanding to deliver the Vessel to the Collateral Trustee as demanded; and

    (d) sell the Vessel or any share therein with or without the benefit of any charter party or other engagement by public auction or private contract without legal process at any place in the world and upon such terms as the Collateral Trustee in its absolute discretion may determine with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from the postponement thereof and at any such public auction the Collateral Trustee may become the purchaser and shall have the right to set off the purchase price against the Notes. Any sale of the Vessel or any shares therein made by the Collateral Trustee in pursuance of the Mortgage will operate to divest all title, right and interest of any nature whatsoever of the Owner therein and thereto and shall bar the Owner, its successors and assigns, and all persons claiming by, through or under them, provided such sale is by auction. Upon any such sale, the purchaser will not be bound to see or inquire whether the Collateral Trustee's power of sale has risen in the manner provided by the Mortgage and the sale will be within the power of the Collateral Trustee and the receipt of the Collateral Trustee for the purchase money will effectively discharge the purchaser who will not be concerned with the manner of application of the proceeds of sale or be in any way answerable or otherwise liable therefor.

  The Vessels will be registered under the laws of Liberia or the Bahamas, as the case may be. In addition, in order to perfect the Mortgage granted by CalPetro IOM thereunder, the Mortgage on Chevron Mariner will also be filed in the Isle of Man. The Mortgages on the Vessels registered under Liberian law will be preferred mortgage liens under Liberian maritime law. The Mortgages on the Vessels registered under Bahamian law will have similar status under Bahamian law. Liberian and Bahamian law provide that such mortgages may be enforced by the mortgagee by a proceeding substantially identical to a suit in rem in admiralty in a proceeding against the vessel covered by the mortgage.

  The priority with respect to sale proceeds that such a mortgage would have vis-a-vis the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the law of the country where the proceeding is brought. Liberian maritime law provides that a "preferred mortgage lien" is prior to all claims other than the following: (i) liens arising prior in time to the recording of the preferred mortgage; (ii) liens arising out of tort; (iii) liens for tonnage taxes and annual fees payable under the Liberian Maritime Regulations; (iv) liens for crew's wages; (v) liens for general average; (vi) liens for salvage; and (vii) liens for expenses and fees allowed and costs imposed by courts of competent jurisdiction. Bahamian law provides that a first priority ship mortgage has priority over all other claims except: (i) costs allowed by the court arising out of the arrest and sale proceedings; (ii) wages and other sums due to the master, officers and other members of the vessel's complement in respect of their employment on the vessel; (iii) port, canal, and other waterway dues and pilotage dues and any other outstanding fees payable under the Merchant Shipping Act of the Bahamas in respect of the vessel; (iv) claims against the owner in respect of loss of life or personal injury occurring, whether on land or on water, in direct communication with the operation of the vessel; (v) claims against the owner, based on tort and not capable of being based on contract, in respect of loss of or damage to property occurring, whether on land or on water, in direct connection with the operation of the vessel; and
(vi) claims for salvage, wreck removal and contribution in general average.

  Liberian and Bahamian ship mortgages may be enforced against a vessel physically present in the United States, but the claim under the mortgage would rank behind certain preferred maritime liens as defined under the laws of the United States, including those for supplies and necessaries provided in the United States. Since the Vessels will be trading throughout the world, there is no assurance that, if enforcement proceedings must be commenced against a Vessel, such Vessel will be located in a jurisdiction having the same procedures and lien priorities as Liberia, the Bahamas or the United States. Other jurisdictions may provide no legal remedy at all for the enforcement of the Mortgages, or a remedy dependent on court proceedings so expensive and time consuming as to be impractical. Furthermore, certain jurisdictions, unlike Liberia, the Bahamas or the United States, may not permit a Vessel to be sold prior to entry of a judgment, entailing a long waiting time that could result in increased custodial costs, deterioration in the condition of the Vessel and substantial reduction in her value.

  Since the Notes are also secured by a pledge of all of the stock of each Owner, enforcement of this pledge, including foreclosure, subject to any concerns that upon such enforcement the Collateral Trustee or the holders of the Notes may be deemed "owners" or "operators" of the Vessel for liability purposes, may provide in effect an alternative method to transfer control over a Vessel.

FRAUDULENT CONVEYANCE STATUTES

  The granting of the Mortgages might be subject to review under relevant fraudulent conveyance statutes and other applicable insolvency laws (the "Fraudulent Conveyance Laws") in a bankruptcy proceeding involving one or more of the Owners. Due to the nature of the business of the Owners and uncertainty as to where a vessel foreclosure or bankruptcy proceeding might be commenced, it is not possible to predict where any such proceeding or attack might be brought or made or the law that the court might apply, although applicable law would likely be the law of the Bahamas or the Isle of Man, as the case may be.

  Under Bahamian or the Isle of Man fraudulent conveyance law, if a court were to find that, with respect to any particular Owner, at the time the Mortgages were granted as joint and several obligations of the Owners (the "Transfer"), it (a) made such Transfer with actual intent to hinder, delay or defraud any present or future creditor or (b) received less than a reasonably equivalent value or fair consideration for the Transfer and (i) was insolvent at the time such Transfer was made or was rendered insolvent by virtue of such Transfer,
(ii) was engaged in a business or transaction, or was about to engage in a business or transaction for which any property remaining with such Owner was an unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured (as the foregoing terms are defined in or interpreted under the relevant Fraudulent Conveyance
Laws), such court could avoid the Transfer in whole or in part. Generally, for the purposes of the Fraudulent Conveyance Laws, a company is considered insolvent at a particular time if the sum of its debts is greater than all of its property at a fair valuation or if the present fair salable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured.

  To the extent that a Transfer by any Owner exceeds the consideration received by it, the determination of whether the Transfer in question is a fraudulent conveyance depends on (1) whether the Transfer so exceeds the value and benefit received by such Owner that, at least to the extent of such excess, the Owner did not receive reasonably equivalent value or fair consideration for the Transfer; and, if the answer to the foregoing question is "yes," then (2) whether following the valuation of the assets and liabilities of such Owner it is determined that such Owner is or has been rendered insolvent. While there can be no assurance that a court, viewing the transaction with hindsight, would determine that a particular Owner received fair value for its Transfer, or was not rendered insolvent by the pertinent Transfer, to the extent it exceeded the value of the consideration received by that Owner, the Owners believe that each of the Owners will receive proper consideration for its respective Transfer and that no such Owner will be rendered insolvent by the contemplated Transfers. No assurance, however, can be given that a court would concur with such belief.

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

                              THE INITIAL CHARTERS

GENERAL

  The Vessels are currently owned and operated by Chevron Transport in the business of maritime transportation of oil. Each Vessel is a Suezmax oil tanker designed to Chevron Transport's specifications. Under OPA 90, vessel owners, operators and demise charterers are "responsible parties" with strict liability on a joint and several basis (subject to certain exceptions and qualifications) for all oil spill containment and clean-up costs and other damages arising from actual or threatened oil spills pertaining to these vessels. Although OPA 90 does not by its terms impose liability on lenders or the holders of mortgages on vessels, there is no specific exclusion for such entities under OPA 90. In addition, if the Collateral Trustee or any Holder exercises remedies and becomes an "owner" or "operator" or "demise charterer" of a Vessel following a Mortgage Event of Default, such entities may be subject to liability as responsible parties under OPA 90. OPA 90 limits the liability of responsible parties to the greater of $1,200 per gross ton or $10 million per tanker (subject to possible adjustment for inflation); however, that limit would not apply if the incident were proximately caused by violation of applicable United States federal safety, construction or operating regulations or by the responsible party's gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities.

TERM OF THE INITIAL CHARTERS

  On the Closing Date, the Owners will each purchase a Vessel from Chevron Transport, and Chevron Transport will charter each such Vessel from its Owner under an Initial Charter commencing on such date. Each Initial Charter will
expire on    , 2015, subject to Chevron Transport's right to terminate each
Initial Charter as described below. See "--Termination Options." If (a) Chevron Transport exercises its termination option with respect to an Initial Charter for any Vessel and makes the related Termination Payment or (b) a Total Loss occurs with respect to a Vessel and Chevron Transport makes the payments required under the related Initial Charter, then such Initial Charter will continue in effect with respect to Chevron Transport's obligation to make such Termination Payment or payment upon Total Loss, as the case may be, until the expiration of certain periods specified in the Initial Charter during which periods such Termination Payment or payment upon Total Loss, as the case may be, might be a voidable payment under applicable bankruptcy, insolvency, creditor's rights or similar laws. For any Initial Charter, the period from the date of commencement of such Initial Charter to the expiration or earlier termination of such Initial Charter will be referred to in this Prospectus as the "Initial Charter Period."

USE AND TRADE OF THE VESSEL

  Chevron Transport will have full use of each Vessel during the term of the Initial Charter Period and will have the right to operate the Vessel throughout the world (within Institute Warranty Limits) in the carriage of suitable lawful merchandise. As to those trades in which a Vessel is employed, Chevron Transport shall comply with any and all requirements regarding financial responsibility or security in respect of oil or other pollution damage as required by any government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over Chevron Transport or the related Owner, as the case may be, or ownership, use and operation of such Vessel (whether or not such requirement has been lawfully imposed or not) to enable such Vessel, without penalty or charges, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of the related Initial Charter without delay. Chevron Transport shall make and maintain all arrangements for a security bond or otherwise as may be necessary to satisfy such requirements at Chevron Transport's sole expense and Chevron Transport shall indemnify the related Owner against any and all losses, damages, claims, expenses or liabilities incurred by reason of Chevron Transport's failure to comply with the requirements described in this paragraph. Chevron Transport shall enter and maintain each Vessel under the TOVALOP Scheme or under any similar compulsory scheme during the term of each Initial Charter. In no

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

event will Chevron Transport carry on board a Vessel nuclear fuels or radioactive products during the term of the related Initial Charter; provided, however, with the prior written consent of the related Owner, Chevron Transport may carry on board a Vessel radioisotopes used or intended to be used for any industrial, agricultural, medical or scientific purposes.

FLAG AND NAME OF VESSEL

  Chevron Transport shall, throughout the term of each Initial Charter, maintain the documentation of the Vessel under the laws of the Registration Jurisdiction at the related Owner's cost and expense; provided, however, in the event that the costs and expenses of maintaining such documentation are in excess of $10,000 per annum, then Chevron Transport shall either (i) pay all amounts in excess of $10,000 per annum or (ii) cooperate with the Owner to change the registry or port of documentation of the Vessel. Chevron Transport will not change the registry or port of documentation of the Vessel without prior written consent of the related Owner, which consent shall not be unreasonably withheld, or do or suffer or permit to be done anything which will injuriously affect the documentation of the Vessel as a vessel documented under the laws and regulations of the Registration Jurisdiction. If Chevron Transport changes the registry or port of documentation of the Vessel, it shall, at the time of redelivery, if the related Owner so requests and at Chevron Transport's expense, change the registry and port of documentation back to that of the Registration Jurisdiction.

  Chevron Transport shall have the right to re-name each Vessel, to paint each Vessel in its own colors, install and display its funnel insignia and fly its own house flag.

COVENANTS

  Each Initial Charter will contain certain covenants pursuant to which Chevron Transport will agree, among other things, that:

    (a) Chevron Transport will maintain at its expense the Vessel in a good state of repair and in efficient operating condition in accordance with good commercial maintenance practice commensurate with other vessels in Chevron Transport's fleet of similar size and trade, ordinary wear and tear excepted;

    (b) Chevron Transport will keep the Vessel with unexpired classification in accordance with the highest classification of the American Bureau of Shipping (or such other classification society as shall previously have been approved in writing by the related Owner) and other required certificates in force and shall make any improvement or structural changes or acquire equipment necessary to comply with the requirements of such classification;

    (c) Chevron Transport shall not permit the Vessel to proceed to any port which shall have been the subject of a prohibition by the Registration Jurisdiction;

    (d) in the event of hostilities in any part of the world Chevron Transport will not employ the Vessel nor suggest her employment in carrying any goods which are declared contraband nor suffer her to enter to trade to any zone which is declared a "war zone" by the war risks insurers unless Chevron Transport has made arrangements with the said insurers for the payment of such additional premiums as said insurers may require to maintain the relevant insurances in force or in any zone in respect of which the war risks insurers have withdrawn coverage for the Vessel;

    (e) Chevron Transport will not use the Vessel in any manner or for any purpose excepted from any insurance policy or policies taken out in compliance with the Initial Charter or for the purpose of carriage of goods of any description excepted from such insurance policy or policies and shall not do or permit to be done anything which could reasonably be expected to invalidate any of such insurance policy or policies;

    (f) Chevron Transport shall man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required and shall be responsible for all charges and expenses of every kind and nature whatsoever incidental to its use and operation of the Vessel under the Initial Charter, including any foreign, general, municipal, value added or other taxes, except that Chevron Transport shall not be

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

  responsible for documentation costs (except as otherwise provided for in the Initial Charters) or for Owner Taxes; and

    (g) Chevron Transport shall drydock the Vessel and clean and paint her underwater parts in accordance with good commercial practice, but not less than as may be required by the American Bureau of Shipping (or such other classification society as shall previously have been approved in writing by the related Owner) in order to maintain the Vessel's highest classification.

    (h) Chevron Transport will not allow, nor permit to be continued, any Lien incurred by Chevron Transport or its agents, which might have priority over the title and interest of the Owner in the related Vessel, and will indemnify and hold the Owner harmless against any Lien arising upon such Vessel during the Initial Charter Period while the Vessel is under the control of Chevron Transport and against any claims against the Owner arising out of or in relation to the operation of the Vessel by Chevron Transport.

  In general, all amounts, excluding certain indemnification payments and documentation costs for the Owners' account, payable by Chevron Transport shall be made without deduction for any taxes (including value added, turnover, sales and use taxes) except as required by law and Chevron Transport shall, in addition to the sums payable by Chevron Transport under each Initial Charter, pay such taxes as aforesaid as are required from time to time by law to be paid by Chevron Transport; provided, Chevron Transport shall not be liable for documentation costs (except as otherwise provided for in the Initial Charters). Under each Initial Charter, the related Owner will agree to take any lawful action to the extent necessary to prevent or avoid the imposition of any taxes, including any withholding tax with respect to charterhire, by any taxing jurisdiction (including the Registration Jurisdiction for such Owner), including changing its jurisdiction of incorporation or residence; provided that it shall not be required to take, or fail to take, any action (i) if in the opinion of counsel such act or failure to act would violate applicable law or (ii) if in the reasonable opinion of the Owner the actions necessary to avoid or prevent imposition of such taxes would be unduly burdensome. For purposes of clause (ii) above, a requirement to change the jurisdiction of the Owner's incorporation or residence shall not be treated as unduly burdensome.

CHARTERHIRE

  During the Initial Charter Period for each Vessel, Chevron Transport shall
pay charterhire for the use and hire of such Vessel on each    and    ,
commencing on the first such date to occur following the commencement of the related Initial Charter. During any extension of the Initial Charter Period, the rate of hire shall be calculated on the basis of the then current charterhire rate converted to a daily rate using a 365-day year. If any payment of charterhire under the Initial Charter shall not be paid when due interest shall accrue thereon at the Default Rate from and including the due date to the date of actual payment (after as well as before judgment).

INSURANCE

  Each Initial Charter provides that during the Initial Charter Period the insurance arrangements in effect with respect to Chevron Transport's fleet at the time of the commencement of such Initial Charter will be applicable to the related Vessel and will satisfy the insurance requirements of the Initial Charter, subject to adjustments of such insurance arrangements in light of changes in market practice and in accepted tanker practice. Currently, Chevron Transport's hull and machinery insurance includes a deductible of $15 million per occurrence and its protection and indemnity insurance is subject to a $1 million deductible per occurrence (other than with respect to liabilities involving pollution, as to which there is a nominal or no deductible). In addition, each Initial Charter provides that Chevron Transport may self-insure against the risks required to be covered thereunder. Therefore, there can be no assurance that any insurance for such risks will be carried during the Initial Charter Period for any Vessel or, if it is carried, as to the amount of such insurance.


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

INSURANCE PROCEEDS

  The proceeds of any insurances or entries referred to in the Initial Charters will be applied as follows:

  Until the termination of an Initial Charter, any claim under any such insurance proceeds in respect of the related Vessel (other than in respect of Total Loss) shall be paid directly to Chevron Transport. Chevron Transport shall be liable for any loss of any part of or damage to the Vessel (other than a Total Loss) during the Initial Charter Period from whatsoever cause such loss or damage may arise, unless the same shall have been caused by the negligence or wilful act of the Owners, their servants or agents (except where Chevron Transport or its servants and agents are acting as agents of the Owners).

  Any claim in respect of a Total Loss shall be paid directly to the related Owner or the Collateral Trustee, as assignee.

PAYMENT ON TOTAL LOSS

  The amount payable on the date which is 90 days after the occurrence of a Total Loss with respect to a Vessel (the "Loss Date") by Chevron Transport shall be the sum of (i) any deficiency between (A) the Stipulated Loss Value (which is an amount at least sufficient to redeem the Allocated Principal Amount of Notes with respect to such Vessel) in relation to the period in question and (B) all insurance proceeds for damage to or loss of the Vessel and amounts paid by any governmental authority in connection with any requisition, seizure or forfeiture actually received in hand by the related Owner or the Collateral Trustee, as assignee of California Petroleum, prior to or on such Loss Date; and (ii) all charterhire accrued (on a daily basis) but unpaid under the Initial Charter to such Loss Date and any other sums due under any provisions of the Initial Charter, together with interest thereon at the Default Rate from the date upon which any such charterhire or other sums was due until the date upon which such calculations are made. In the event of a Total Loss, the Initial Charter and the obligation of Chevron Transport to pay charterhire shall continue and be payable until Chevron Transport has paid the amounts described above. The obligations of Chevron Transport described above will apply regardless of whether or not any moneys are payable under the insurances effected in compliance with the Initial Charter in respect of the Vessel, regardless also of the amount payable thereunder, regardless also of the cause of the Total Loss and regardless of whether or not any of such compensation shall be payable.

CHARTER EVENTS OF DEFAULT

  The following constitute events of default under each Initial Charter ("Charter Events of Default"):

    (a) Chevron Transport shall default for two business days in the payment of charterhire due under the terms of the Initial Charter;

    (b) Chevron Transport shall fail for a period of 30 business days after written notice to perform and observe any of the covenants, conditions, agreements or stipulations on the part of Chevron Transport to be performed or observed contained in the Initial Charter, other than those referred to in clause (a) or (e) of this paragraph;

    (c) Chevron Transport ceases doing business as a going concern or generally ceases to pay its debts as they become due or any proceedings under any bankruptcy or insolvency laws are instituted against Chevron Transport or if a receiver or trustee is appointed for Chevron Transport for any of its assets or properties, and such proceeding is not dismissed, vacated or fully stayed within 60 days;

    (d) Chevron Transport shall create or suffer to exist any mortgage, charge, pledge or other like encumbrance over the Vessel or any part thereof or shall have abandoned the Vessel (not including any notice of abandonment which Chevron Transport may give to insurers under the provisions of the Initial Charter regarding insurance in the event of a Total Loss);

    (e) Chevron Transport fails to comply with any of its obligations as to insurance contained in the Initial Charter; and

    (f) Chevron Transport shall within 30 days of any scheduled date of redelivery under the Initial Charter fail to provide adequate bail or security when required to do so in respect of any maritime lien, possessory lien or statutory right in rem which may be acquired over the Vessel in order to prevent the Vessel being arrested, impounded or seized or if any such lien, right or claim over the Vessel is exercised by the arrest, attachment, detention, impounding or seizure of the Vessel under any distress, execution or other process, or any distress or execution is levied thereon, and Chevron Transport fails to use its best endeavors to procure the release of the Vessel therefrom within 30 days of any scheduled date of redelivery under the Initial Charter.

REMEDIES

  If any Charter Event of Default shall have occurred and be continuing, the Owner under the related Initial Charter may, by written notice to Chevron Transport, declare such Initial Charter to be in default and enforce any or all of the remedies under such Initial Charter, including:

    (a) requiring Chevron Transport, at its expense, to redeliver the Vessel to the related Owner with Chevron Transport to have the same obligations in connection with such redelivery as described below in connection with redelivery of the Vessel at the termination of the Initial Charter;

    (b) retaking the Vessel by the related Owner or its agent, without prior demand or legal process;

    (c) holding Chevron Transport liable for all charterhire payments payable before, during or after exercise of the foregoing remedies and the remedy described in paragraph (d) below and for all reasonable costs and expenses incurred by the related Owner (including legal fees) by reason of the occurrence of any default or the exercise of remedies by the related Owner; and

    (d) the related Owner or its agent may sell the Vessel at public or private sale, with or without notice to Chevron Transport, advertisement or publication, as such Owner may determine, or otherwise may dispose of, hold, use, operate, charter to others or keep the Vessel idle.

  The Collateral Trustee, as assignee of California Petroleum, would have the right to exercise the rights of an Owner under an Initial Charter upon the occurrence of a Charter Event of Default.

LIQUIDATED DAMAGES

  Whether or not the related Owner shall have exercised, or shall thereafter at any time exercise, any options, rights or remedies described above, upon or as a consequence of a breach of contract by Chevron Transport amounting to repudiation by Chevron Transport of the Initial Charter, the related Owner may immediately require Chevron Transport to pay to such Owner as liquidated damages for loss of a bargain and not as a penalty, an amount equal to (i) the sum of (A) the applicable Stipulated Loss Value, (B) all outstanding accrued and unpaid charterhire and (C) any other amounts due to such Owner under the Initial Charter on or prior to the date of payment and (ii) interest thereon (before and after judgment) at the Default Rate from the date such amounts were payable to the actual date of payment. Chevron Transport shall not be entitled to any part of the net proceeds of the Vessel (if any) whether by way of rebate of charterhire or otherwise.

REDELIVERY

  Unless a Vessel is a Total Loss or Chevron Transport purchases such Vessel pursuant to the terms of the Initial Charter, Chevron Transport shall at the termination of the Initial Charter redeliver the Vessel to the related Owner at a safe and ice-free port or a place selected by Chevron Transport within the Vessel's trading limits (within 10 steaming days from a recognized loading area) or at such other safe port as shall be agreed between Chevron Transport and the related Owner.

  At or about the time of redelivery if the related Owner so requires, a survey shall be made to determine the condition and fitness of the Vessel, her machinery and equipment. In the event that such Vessel has been dry-docked within 30 months prior to redelivery and Chevron Transport certifies in writing that, to the best of its knowledge, the Vessel has had no bottom touching since such dry-docking, such survey may be conducted while the Vessel is afloat. The related Owner may require a divers' survey of the Vessel. Chevron Transport shall bear all expenses of any such survey. Chevron Transport shall at its expense make all such repairs and do all such work so found to be necessary before redelivery or, at the related Owner's option, shall discharge its obligations by payment of a sum sufficient to provide, at the prices current at the time of redelivery, for the work and repairs necessary to place the Vessel in the required structure, state and condition. The Initial Charter Period shall be extended until the completion of any such repairs and work found to be necessary or the payment of the amounts described above. Each Vessel upon redelivery shall have her survey cycles up to date and class certificates valid for at least six calendar months and Chevron Transport shall ensure that Vessel shall have been dry-docked within 30 months prior to redelivery.

ASSIGNMENT AND SUB-CHARTER

  Chevron Transport may not assign all or part of its rights and obligations under any Initial Charter nor may it charter the related Vessel by demise to any other entity without the prior written consent of the related Owner, such consent not to be unreasonably withheld, subject always to the Vessel being maintained and insured to the same standards as are adopted by Chevron Transport in respect of the vessels owned by it; provided, however, that Chevron Transport may assign its rights and obligations under any Initial Charter to a corporation more than 50% of which is owned directly or indirectly by Chevron so long as Chevron Transport remains responsible as principal for the due fulfillment of the Initial Charter. Chevron Transport may otherwise charter the Vessel without the prior consent of the related Owner provided that Chevron Transport remains responsible as principal (or appoints another person to be responsible in its stead) for navigating and managing the Vessel throughout the period of such charter and for defraying all expenses in connection with the Vessel throughout such period or substantially all such expenses other than those directly incidental to a particular voyage or to the employment of the Vessel during that period.

  For each Initial Charter, the related Owner may not transfer or assign to any other person or entity all or part of its rights or obligations under such Initial Charter, except to California Petroleum (which assignment includes the reassignment by California Petroleum of such Initial Charter as Collateral to the Collateral Trustee), unless such transferee or assignee also assumes the obligations of such Owner under the related Security Documents and Chevron Transport shall have given its prior written consent to such assignment and assumption, which consent shall not be unreasonably withheld.

INDEMNITY

  Pursuant to each Initial Charter, Chevron Transport will indemnify the related Owner against the following:

    (a) all costs and expenses of operating and maintaining the related Vessel and of operating, maintaining and replacing all parts including (but without prejudice to the generality of the foregoing) all fuel, oil, port charges, fees, taxes, levies, fines, penalties, charges, insurance premiums, victualing, crew, navigation, manning, operating and freight expenses and all other outgoings whatsoever payable by the Owner or Chevron Transport in respect of the possession or operation of a Vessel or any part thereof, or the purchase, ownership, delivery, chartering, possession and operation, import to or export from any country, return, sale or disposition of such Vessel or any part thereof or upon the hire, receipts or earnings arising therefrom (other than Owner Taxes or documentation costs except as otherwise provided for in the Initial Charter);

    (b) all liabilities, claims, proceedings (whether civil or criminal), penalties, fines or other sanctions, judgements, charges, taxes, impositions, liens, salvage, general average, costs and expenses whatsoever which may at any time be made or claimed by Chevron Transport or any employee, servant, agent or sub-contractor, passenger, owner, shipper, consignee, and receiver of goods or any third party (including governments or other authorities) or by their respective dependents arising directly or indirectly in any manner out of the design, construction, possession, management, repair, certification, manning, provisioning, supply or servicing of the Vessel (whether at sea or not) or the chartering thereof under the Initial Charter whether such liability, claims, proceedings, penalties, fines, sanctions, judgments, charges, taxes, impositions, liens, salvage, general average, costs or expenses may be attributable to any defect in such Vessel or the design, construction, testing or use thereof from any maintenance, service, repair, overhaul or otherwise and regardless of when or where the same shall arise and whether or not such Vessel or the relevant part thereof is in the possession or control of Chevron Transport (other than Owner Taxes or documentation costs except as otherwise provided for in the Initial Charter); and

    (c) any and all losses, damages and expenses which Owner may incur as a result of any oil or other pollution damage resulting from Chevron Transport's operation of the Vessel under the Initial Charter, including, but not limited to, such Owner's liability under OPA 90 or the laws of any other jurisdiction relating to oil spills.

  Chevron Transport's indemnity under each Initial Charter shall extend to claims of persons (including governments or other bodies whether corporate or otherwise) who have suffered or allege that they have suffered loss, damage or injury in connection with any thing done or not done by a Vessel, including in connection with any oil or other substance emanating or threatening to emanate from such Vessel, and shall extend to levies, impositions, calls or contributions on or required to be made by the Owner during or in respect of the Initial Charter Period.

TERMINATION OPTIONS

  Under each Initial Charter, Chevron Transport has the right to terminate such Initial Charter on any of four, in case of the double-hulled Vessels, or three, in the case of the single-hulled Vessel, termination dates which, for each Vessel, occur at two-year intervals beginning in 2003, 2004, 2005 or 2006, as the case may be. Chevron Transport is required to give the related Owner (i) non-binding notice of its intent to exercise such option, determined on a good faith basis, at least 12 months prior to such termination date and (ii) irrevocable notice of such exercise nine months prior to such termination date, if such termination date is the first of the termination dates for such Vessel, or seven months prior to such termination date, if such termination date is subsequent to the first such termination date. Chevron Transport is required to pay the Termination Payment to such Owner on or prior to the termination date.

PURCHASE OPTION

  On the Term Mortgage Notes Maturity Date, so long as the related Initial Charter has not been terminated earlier and no Charter Event of Default has occurred and is continuing and all payments due under such Initial Charter have been paid in full, Chevron Transport shall have the right to purchase the related Vessel at a purchase price equal to $1.00. Chevron Transport is required to give the related Owner at least 90 days' prior written notice of its election to so purchase the related Vessel.

CHEVRON GUARANTEES

  Chevron will fully and unconditionally guarantee the due and faithful performance by Chevron Transport under each Initial Charter of all of Chevron Transport's liabilities and responsibilities thereunder and under any supplement, amendment, change or modification thereof agreed to by Chevron Transport.

GOVERNING LAW

  Each Initial Charter and each Chevron Guarantee shall be governed by and be construed in accordance with the federal laws of the United States of America and the laws of the State of New York.

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

NON-DISTURBANCE

  Pursuant to the terms of each Initial Charter, each Owner agrees that the related Mortgage and any other mortgage thereafter placed on the Vessel by such Owner will contain a provision to the effect that throughout the term of the related Initial Charter, so long as no Charter Event of Default shall have occurred and be continuing and so long as Chevron Transport shall have performed its obligations thereunder, Chevron Transport shall be entitled to the quiet enjoyment of the Vessel.

                                  UNDERWRITING

  The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase $167,500,000 aggregate principal amount of the Serial Mortgage Notes.

  The Underwriting Agreement provides that the Underwriter will be obligated to purchase all of the Serial Mortgage Notes offered hereby if any are purchased.

  The Underwriter has advised California Petroleum and Chevron that the Underwriter proposes to offer the Serial Mortgage Notes to the public initially at the Price to the Public set forth on the cover page of this Prospectus and
to certain dealers at such price less a concession not in excess of $    per
Serial Mortgage Note. The Underwriter may allow, and such dealers may reallow,
a discount not in excess of $    per Serial Mortgage Note on sales to certain
other dealers. After the initial public offering, the Price to the Public and other selling terms may be changed by the Underwriter. The Underwriter does not intend to confirm sales to any account over which they exercise discretionary authority.

  In the Underwriting Agreement, the Owners have agreed, jointly and severally, and Chevron and Chevron Transport have separately agreed, to indemnify the Underwriter, and the Underwriter has agreed to indemnify each of the foregoing parties against certain liabilities, including liabilities under the Securities Act.

  Concurrently with the offering of the Serial Mortgage Notes, California Petroleum is offering for sale to the public pursuant to a separate prospectus
$117,900,000 aggregate principal amount of    % First Preferred Mortgage Notes
Due 2015. The consummation of the sale of the Serial Mortgage Notes is dependent on the consummation of the sale of the Term Mortgage Notes.

  See "Certain Relationships and Transactions" for a discussion of certain services to be provided by the Underwriter at the end of any Initial Charter Period.

                                  RATINGS

  The Serial Mortgage Notes have been prospectively rated    by Moody's,    by
Standard & Poor's and    by Duff & Phelps at their initial issuance. A security
rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

  There can be no assurance as to whether any rating agency not requested to rate the Serial Mortgage Notes will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Serial Mortgage Notes by a rating agency that has not been requested to do so may be lower than the ratings assigned by the rating agencies mentioned above.

                                 LEGAL MATTERS

  Certain legal matters in connection with the securities offered hereby will be passed upon for California Petroleum by Ropes & Gray, Boston, Massachusetts and Thacher Proffitt & Wood, New York, New York. Certain legal matters will be passed upon for the Owners by Thacher Proffitt & Wood, New York, New York. Certain legal matters will be passed upon for CalPetro Bahamas I, CalPetro Bahamas II and CalPetro Bahamas III by McKinney, Bancroft & Hughes, Nassau, Bahamas, with respect to Bahamian law. Certain legal matters will be passed upon for CalPetro IOM by Cains, Douglas, Isle of Man, with respect to Isle of Man law. Certain legal matters will be passed upon for Chevron and Chevron Transport by Pillsbury Madison & Sutro, San Francisco, California. Certain legal matters will be passed upon for the Underwriter by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

  The financial statements of California Petroleum as of December 31, 1994, included in this Prospectus, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of the Owners as of December 31, 1994, included in this Prospectus, have been so included in reliance on the reports of Price Waterhouse, chartered accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Chevron incorporated in this Prospectus by reference to Chevron's Annual Report on Form 10-K for the year ended December 31, 1993 and by reference to Chevron's Current Report on Form 8-K, dated March 10, 1995 have been audited by Price Waterhouse LLP, independent accountants. The financial statements of the Caltex Group of Companies incorporated in this Prospectus by reference to Chevron's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by KPMG Peat Marwick LLP, independent accountants. Such financial statements have been so incorporated in reliance on the reports of the respective independent accountants given on the authority of such firms as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
California Petroleum Transport Corporation

  Report of Independent Accountants........................................  F-2

  Balance Sheet at December 31, 1994
  Note to the Balance Sheet................................................  F-3

Unaudited Combined Balance Sheet of Owners at December 31, 1994............  F-4

CalPetro Tankers (Bahamas I) Limited
  Report of Independent Accountants........................................  F-5

  Balance Sheet at December 31, 1994
  Note to the Balance Sheet................................................  F-6

CalPetro Tankers (Bahamas II) Limited

  Report of Independent Accountants........................................  F-7

  Balance Sheet at December 31, 1994
  Note to the Balance Sheet................................................  F-8

CalPetro Tankers (IOM) Limited

  Report of Independent Accountants........................................  F-9

  Balance Sheet at December 31, 1994
  Note to the Balance Sheet................................................ F-10

CalPetro Tankers (Bahamas III) Limited

  Report of Independent Accountants........................................ F-11

  Balance Sheet at December 31, 1994
  Note to the Balance Sheet................................................ F-12

The Owners' Pro Forma Condensed Combined Financial Data.................... F-13

                       REPORT OF INDEPENDENT ACCOUNTANTS

February 28, 1995

To the Board of Directors and Shareholders of California Petroleum Transport Corporation

  In our opinion, the accompanying balance sheet presents fairly, in all materials respects, the financial position of California Petroleum Transport Corporation at December 31, 1994, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts

                   CALIFORNIA PETROLEUM TRANSPORT CORPORATION

                   BALANCE SHEET AS AT DECEMBER 31, 1994

                                 ASSETS
Current Assets
  Cash.................................................................. $1,000
                                                                         ------
    Total assets........................................................ $1,000
                                                                         ======
                          STOCKHOLDERS' EQUITY
Common Stock; 1,000 shares authorized, issued and outstanding........... $1,000
                                                                         ------
    Stockholders' Equity................................................ $1,000
                                                                         ======

- --------------------
NOTE TO THE BALANCE SHEET:

  California Petroleum Transport Corporation (the "Company") was incorporated as a Delaware company on May 18, 1994, and has had no operations since that date.

                                   THE OWNERS

          UNAUDITED COMBINED BALANCE SHEET AS AT 31 DECEMBER 1994

                                 ASSETS
Cash.................................................................... $1,300
                                                                         ------
Total assets............................................................ $1,300
                                                                         ======
                     COMBINED SHAREHOLDERS' EQUITY
TOTAL COMBINED SHAREHOLDERS' EQUITY..................................... $1,300
                                                                         ======

- --------------------
NOTES TO THE COMBINED BALANCE SHEET

  The combined balance sheet represents the aggregated assets and shareholders equity of the following companies (the "Owners"):

    Calpetro Tankers (IOM) Limited
    Calpetro Tankers (Bahamas I) Limited
    Calpetro Tankers (Bahamas II) Limited
    Calpetro Tankers (Bahamas III) Limited

  The above companies were incorporated as follows:

    Calpetro Tankers (IOM) Limited was incorporated as an Isle of Man company on 13 May 1994 and has had no operations since that date. The company is a wholly owned subsidiary of California Tankers Investments Limited, a company incorporated under the laws of the Bahamas.

    Calpetro Tankers (Bahamas I) Limited was incorporated as a Bahamian company on 13 May 1994 and has had no operations since that date. The company is a wholly owned subsidiary of California Tankers Investments Limited, a company incorporated under the laws of the Bahamas.

    Calpetro Tankers (Bahamas II) Limited was incorporated as a Bahamian company on 13 May 1994 and has had no operations since that date. The company is a wholly owned subsidiary of California Tankers Investments Limited, a company incorporated under the laws of the Bahamas.

    Calpetro Tankers (Bahamas III) Limited was incorporated as a Bahamian company on 13 May 1994 and has had no operations since that date. The company is a wholly owned subsidiary of California Tankers Investments Limited, a company incorporated under the laws of the Bahamas.

   AUDITORS' REPORT TO THE DIRECTORS OF CALPETRO TANKERS (BAHAMAS I) LIMITED

  We have audited the balance sheet and accompanying note of Calpetro Tankers (Bahamas I) Limited at 31 December 1994 which have been prepared under the historical cost convention and in accordance with applicable accounting standards in the United States of America.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

  It is the directors' responsibility to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit and loss of the company for that period. In preparing those financial statements, it is the directors' responsibility to:

  . select suitable accounting policies and then apply them consistently;

  . make judgments and estimates that are reasonable and prudent;

  . prepare the financial statements on the going concern basis;

  The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

  It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

  We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board in the United Kingdom, which do not differ in any significant respect from United States generally accepted auditing standards. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

  We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the balance sheet and accompanying note are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the balance sheet and accompanying note.

OPINION

  In our opinion the balance sheet and accompanying note give a true and fair view of the state of the company's affairs as at 31 December 1994.

/s/ Price Waterhouse

Price Waterhouse
Chartered Accountants                                      28 February 1995
Douglas
Isle of Man

                      CALPETRO TANKERS (BAHAMAS I) LIMITED

                   BALANCE SHEET AS AT 31 DECEMBER 1994

                                  ASSETS
Cash...................................................................... $100
                                                                           ----
    Total assets.......................................................... $100
                                                                           ====
                           SHAREHOLDERS' EQUITY
Unclassified stock of $1 par value
  Authorised--1,000 shares
  Issued--100 shares...................................................... $100
                                                                           ====
    Total Shareholders' Equity............................................ $100
                                                                           ====

- --------------------

NOTE TO THE BALANCE SHEET

Incorporation of the company

  Calpetro Tankers (Bahamas I) Limited was incorporated as a Bahamian company of 13 May 1994 and has had no operations since that date. The company is a wholly owned subsidiary of California Tankers Investments Limited, a company incorporated under the laws of the Bahamas.

/s/ P. D. Gram
_____________________________________
Director

28 February 1995

                See accompanying note to the balance sheet

                      AUDITORS' REPORT TO THE DIRECTORS OF
                     CALPETRO TANKERS (BAHAMAS II) LIMITED

  We have audited the balance sheet and accompanying note of Calpetro Tankers (Bahamas II) Limited at 31 December 1994 which have been prepared under the historical cost convention and in accordance with applicable accounting standards in the United States of America.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

  It is the directors' responsibility to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit and loss of the company for that period. In preparing those financial statements, it is the directors' responsibility to:

  . select suitable accounting policies and then apply them consistently;

  . make judgments and estimates that are reasonable and prudent;

  . prepare the financial statements on the going concern basis;

  The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

  It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

  We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board in the United Kingdom, which do not differ in any significant respect from United States generally accepted auditing standards. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

  We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the balance sheet and accompanying note are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the balance sheet and accompanying note.

OPINION

  In our opinion the balance sheet and accompanying note give a true and fair view of the state of the company's affairs as at 31 December 1994.

/s/ Price Waterhouse

Price Waterhouse
Chartered Accountants                                      28 February 1995
Douglas
Isle of Man

                     CALPETRO TANKERS (BAHAMAS II) LIMITED

                   BALANCE SHEET AS AT 31 DECEMBER 1994

                                  ASSETS
Cash...................................................................... $100
                                                                           ----
    Total assets.......................................................... $100
                                                                           ====
                           SHAREHOLDERS' EQUITY
Unclassified stock of $1 par value
  Authorized--1,000 shares
  Issued--100 shares...................................................... $100
                                                                           ====
    Total Shareholders' Equity............................................ $100
                                                                           ====

- --------------------

NOTE TO THE BALANCE SHEET

Incorporation of the company

  Calpetro Tankers (Bahamas II) Limited was incorporated as a Bahamian company of 13 May 1994 and has had no operations since that date. The company is a wholly owned subsidiary of California Tankers Investments Limited, a company incorporated under the laws of the Bahamas.

/s/ P. D. Gram
_____________________________________
Director

28 February 1995

                See accompanying note to the balance sheet

                      AUDITORS' REPORT TO THE DIRECTORS OF
                         CALPETRO TANKERS (IOM) LIMITED

  We have audited the balance sheet and accompanying note of Calpetro Tankers
(IOM) Limited at 31 December 1994 which have been prepared under the historical cost convention and in accordance with applicable accounting standards in the United States of America.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

  Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit and loss of the company for that period. In preparing those financial statements, the directors are required to:

  . select suitable accounting policies and then apply them consistently;

  . make judgments and estimates that are reasonable and prudent;

  . prepare the financial statements on the going concern basis;

  The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Isle of Man Companies Acts 1931 to 1993. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

  It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

  We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board in the United Kingdom, which do not differ in any significant respect from United States generally accepted auditing standards. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

  We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the balance sheet and accompanying note are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the balance sheet and accompanying note.

OPINION

  In our opinion the balance sheet and accompanying note give a true and fair view of the state of the company's affairs as at 31 December 1994 and have been properly prepared in accordance with the Isle of Man Companies Acts 1931 to 1993.

/s/ Price Waterhouse

Price Waterhouse                                           28 February 1995
Chartered Accountants
Douglas
Isle of Man

                         CALPETRO TANKERS (IOM) LIMITED

                   BALANCE SHEET AS AT 31 DECEMBER 1994

                                 ASSETS
Cash..................................................................... $1,000
                                                                          ------
    Total assets......................................................... $1,000
                                                                          ======
                          SHAREHOLDERS' EQUITY
Unclassified stock of (Pounds)1 (pound sterling)
  Authorized--2,000 shares
  Issued--2 shares....................................................... $1,000
                                                                          ======
    Total Shareholders' Equity........................................... $1,000
                                                                          ======

- --------------------
NOTE TO THE BALANCE SHEET

Incorporation of the company

  Calpetro Tankers (IOM) Limited was incorporated as an Isle of Man company on 13 May 1994 and has had no operations since that date. The company is a wholly owned subsidiary of California Tankers Investments Limited, a company incorporated under the laws of the Bahamas.

/s/ P.D. Gram
_____________________________________
Director

/s/ Z.B. Galka
_____________________________________
Director

28 February 1995

  AUDITORS' REPORT TO THE DIRECTORS OF CALPETRO TANKERS (BAHAMAS III) LIMITED

  We have audited the balance sheet and accompanying note of Calpetro Tankers (Bahamas III) Limited at 31 December 1994 which have been prepared under the historical cost convention and in accordance with applicable accounting standards in the United States of America.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

  It is the directors' responsibility to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit and loss of the company for that period. In preparing those financial statements, it is the directors' responsibility to:

  . select suitable accounting policies and then apply them consistently;

  . make judgments and estimates that are reasonable and prudent;

  . prepare the financial statements on the going concern basis;

  The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

  It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

  We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board in the United Kingdom, which do not differ in any significant respect from United States generally accepted auditing standards. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

  We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the balance sheet and accompanying note are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the balance sheet and accompanying note.

OPINION

  In our opinion the balance sheet and accompanying note give a true and fair view of the state of the company's affairs as at 31 December 1994.

/s/ Price Waterhouse

Price Waterhouse
Chartered Accountants                                      28 February 1995
Douglas
Isle of Man

                     CALPETRO TANKERS (BAHAMAS III) LIMITED

                   BALANCE SHEET AS AT 31 DECEMBER 1994

                                  ASSETS
Cash...................................................................... $100
                                                                           ----
    Total assets.......................................................... $100
                                                                           ====
                           SHAREHOLDERS' EQUITY
Unclassified stock of $1 par value
 Authorized--1,000 shares
 Issued--100 shares....................................................... $100
                                                                           ====
    Total Shareholders' Equity............................................ $100
                                                                           ====

- --------------------

NOTE TO THE BALANCE SHEET

Incorporation of the company

  Calpetro Tankers (Bahamas III) Limited was incorporated as a Bahamian company of 13 May 1994 and has had no operations since that date. The company is a wholly owned subsidiary of California Tankers Investments Limited, a company incorporated under the laws of the Bahamas.

/s/ P.D. Gram
_____________________________________
Director

28 February 1995

                See accompanying note to the balance sheet

                                   THE OWNERS

                  PRO FORMA CONDENSED COMBINED FINANCIAL DATA

  The following pro forma condensed combined financial data presents pro forma financial data for each of the four vessel owners, CalPetro Tankers (Bahamas I) Limited, CalPetro Tankers (Bahamas II) Limited, CalPetro Tankers (IOM) Limited and CalPetro Tankers (Bahamas III) Limited (the "Owners").

  The following unaudited pro forma condensed combined income statement for the year ended December 31, 1994 gives effect to the transaction as if it had occurred on January 1, 1994, the beginning of the Company's fiscal year. The unaudited pro forma financial data are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined income statement does not purport to represent what the Company's results of operations actually would have been if the transaction had occurred as of the dates indicated or what such results will be for any future periods. The following unaudited pro forma condensed combined balance sheet at December 31, 1994 was prepared as if the transaction had occurred on such date. The unaudited pro forma financial data are based upon assumptions that the Company believes are reasonable and should be read in conjunction with the Financial Statements and accompanying notes thereto included elsewhere in this Prospectus.

                                   THE OWNERS

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             DECEMBER 31, 1994

                                                   PRO FORMA ADJUSTMENTS
                          -----------------------------------------------------------------------------------
                           COMBINED                                                                COMBINED
                          HISTORICAL  BAHAMAS I     BAHAMAS II         IOM        BAHAMAS III     PRO FORMA
ASSETS
Current assets
 Cash...................    $1,300   $              $              $              $              $      1,300
 Current portion of net
  investment in direct
  financing leases......              11,516,000(A)  11,492,000(A)  11,468,000(A)   5,614,000(A)   40,090,000
                            ------   -----------    -----------    -----------    -----------    ------------
 Total current assets...     1,300    11,516,000     11,492,000     11,468,000      5,614,000      40,091,300
Net investment in direct
 financing leases.......              70,156,000(A)  70,180,000(A)  70,204,000(A)  34,770,000(A)  245,310,000
                            ------   -----------    -----------    -----------    -----------    ------------
Total assets............    $1,300   $81,672,000    $81,672,000    $81,672,000    $40,384,000    $285,401,300
                            ======   ===========    ===========    ===========    ===========    ============
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current Liabilities
 Current portion of
  serial loans..........    $        $ 4,940,000(B) $ 4,940,000(B) $ 4,940,000(B) $ 2,340,000(B) $ 17,160,000
                            ------   -----------    -----------    -----------    -----------    ------------
 Total current
  liabilities...........               4,940,000      4,940,000      4,940,000      2,340,000      17,160,000
Term loans..............              40,262,000(B)  35,052,000(B)  29,842,000(B)  12,744,000(B)  117,900,000
Serial loans............              36,470,000(B)  41,680,000(B)  46,890,000(B)  25,300,000(B)  150,340,000
                            ------   -----------    -----------    -----------    -----------    ------------
Total liabilities.......              81,672,000     81,672,000     81,672,000    $40,384,000    $285,400,000
Shareholders' equity
 Common stock issued....     1,300                                                                      1,300
                            ------   -----------    -----------    -----------    -----------    ------------
Total shareholders'
 equity.................     1,300                                                                      1,300
                            ------   -----------    -----------    -----------    -----------    ------------
Total liabilities and
 shareholders' equity...    $1,300   $81,672,000    $81,672,000    $81,672,000    $40,384,000    $285,401,300
                            ======   ===========    ===========    ===========    ===========    ============

                                   THE OWNERS

   UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE YEAR ENDED
                             DECEMBER 31, 1994

                                                  PRO FORMA ADJUSTMENTS
                         ---------------------------------------------------------------------------------------
                          COMBINED                                                                    COMBINED
                         HISTORICAL  BAHAMAS I      BAHAMAS II          IOM         BAHAMAS III      PRO FORMA
Income from direct
 financing leases.......   $ --     $   107,278 (C) $    97,897 (C) $    88,207 (C) $    65,530 (C) $    358,912
Operating costs and
 expenses
  Ship expenses.........     --          85,000 (D)      85,000 (D)      85,000 (D)      85,000 (D)      340,000
                           -----    -----------     -----------     -----------     -----------     ------------
Income from operations..     --          22,278          12,897           3,207         (19,470)          18,912
Interest income.........     --       6,725,401 (E)   6,710,516 (E)   6,695,122 (E)   3,345,655 (E)   23,476,694
Interest expense........     --      (6,635,981)(F)  (6,609,574)(F)  (6,583,069)(F)  (3,247,634)(F)  (23,076,258)
                           -----    -----------     -----------     -----------     -----------     ------------
Net income..............   $ --     $   111,698     $   113,839     $   115,260     $    78,551     $    419,348
                           =====    ===========     ===========     ===========     ===========     ============

                                   THE OWNERS

            NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL DATA

  Pro forma adjustments are made to reflect:

  (A) Represents the net investment value of the direct financing leases. Proceeds from the borrowings discussed in (B) are used to purchase four oil tankers, one tanker purchase by each of the four vessel owners. The purchased tankers are then leased to Chevron Transport Corporation. The leases between the four vessel owners, CalPetro Tankers (Bahamas I) Limited, CalPetro Tankers (Bahamas II) Limited, CalPetro Tankers (Bahamas III) Limited and CalPetro Tankers (IOM) Limited and Chevron Transport Corporation contain bargain purchase options and as such are recorded as direct financing leases in accordance with Financial Accounting Standards No. 13.

  (B) Represents the borrowings by each of the four vessel owners. The term loans bear interest at an assumed rate of 8.45% per annum. The serial loans bear interest at assumed rates ranging from 7.00% to 8.03% through maturity. Such interest rates are based on market interest rates as of February 21, 1995. Principal will be payable on the term notes in accordance with a twelve year sinking fund schedule commencing nine years from the issuance date. Serial notes will mature over an eleven year period beginning one year from the issuance date. Interest is assumed to be payable semi-annually on July 1 and January 1 of each year.

  (C) Represents the amortization of unearned income in accordance with Financial Accounting Standards No. 13.

  (D) Represents management's estimate of ship expenses which include tonnage taxes, ship registration fees, accounting fees and other general and administrative expenses including the reimbursement of general and administrative expenses of California Petroleum Transport Corporation.

  (E) Represents the following components of assumed interest income:

                                   BAHAMAS I  BAHAMAS II    IOM     BAHAMAS III
Interest income relating to the
 direct financing leases recorded
 in accordance with Financial
 Accounting Standard No. 13......  $6,634,481 $6,619,596 $6,604,202 $3,302,588
Interest income computed on the
 expected excess cash on hand
 during the period...............      90,920     90,920     90,920     43,067
                                   ---------- ---------- ---------- ----------
                                   $6,725,401 $6,710,516 $6,695,122 $3,345,655
                                   ========== ========== ========== ==========

  (F) Represents the following components of assumed interest expense:

                                    BAHAMAS I  BAHAMAS II    IOM     BAHAMAS III
Interest on term loans and serial   $6,566,550 $6,542,062 $6,517,576 $3,216,346
 loans............................
Amortization of discount on loans.      69,431     67,512     65,493     31,288
                                    ---------- ---------- ---------- ----------
                                    $6,635,981 $6,609,574 $6,583,069 $3,247,634
                                    ========== ========== ========== ==========

                                   APPENDIX A

                             CERTAIN SHIPPING TERMS

  The following shipping terms are used in this Prospectus.

  "Bareboat charter" means the contract for hire of a ship for a certain period of time during which the Charterer is responsible for the operating costs and voyage costs of the ship. Sometimes called a demise charter.

  "Charter" means the hire of a ship for a specified period of time or to carry a cargo for a fixed fee from a loading port to a discharging port. The contract for a charter is called a charterparty.


  "Classification society" means a private organization which has as its purpose the supervision of vessels during their construction and afterward, in respect to their seaworthiness and upkeep, and the placing of vessels in grades or "classes" according to the society's rules for each particular type of vessel.

  "Double hull" means hull construction technique by which a ship has an inner and outer hull separated by void space, usually several feet in width.

  "dwt (Deadweight tonne)" means a unit of a vessel's capacity, for cargo, fuel oil, stores and crew, measured in metric tonnes of 1,000 kilograms. A vessel's dwt or total deadweight is the total weight the vessel can carry when loaded to a particular load line.

  "Freight" means the compensation for carriage of cargo.

  "IMO" means International Maritime Organization, a United Nations agency that issues, inter alia, international trade standards for shipping.

  "Lay-up" means mooring a ship at a protected anchorage, shutting down substantially all of its operating systems and taking measures to protect against corrosion and other deterioration.

  "OPA 90" means the United States Oil Pollution Act of 1990, as amended.

  "Protection and indemnity insurance" means the insurance obtained through a mutual association formed by shipowners to provide protection from financial loss to one member by contribution towards that loss by all members.

  "Registration Jurisdiction" means the Republic of Liberia or the Commonwealth of the Bahamas as applicable to each Vessel.

  "Suezmax tanker" means a vessel of approximately 120,000 to 200,000 dwt, of a maximum length, breadth and draught capable of passing through the Suez Canal.

  "Tanker" means a ship designed for the carriage of liquid cargoes in bulk, her cargo space consisting of many tanks. Tankers carry a variety of products including crude oil, refined products, liquid chemicals and liquid gas. Tankers load their cargo by gravity from the shore or by pumps and discharge using their own pumps.

  "Tonne" means a metric tonne of 1,000 kilograms.

  "TOVALOP Scheme" means the Tankers Owners Voluntary Agreement concerning Liability for Oil Pollution dated January 7, 1969, as amended.

  "Voyage charter" means a contract of carriage in which the charterer pays for the use of a ship's cargo capacity for one, or sometimes more than one, voyage. Under this type of charter, the shipowner pays all the operating costs of the ship (including bunkers, canal and port changes, pilotage, towage and ship's agency) while payment for cargo handling charges are subject of agreement between the parties. Freight is generally paid per unit of cargo, such as a tonne, based on an agreed quantity, or as a lump sum irrespective of the quantity loaded.

  Shipping terms supplied by the Dictionary of Shipping Terms and other sources.

                           GLOSSARY OF CERTAIN TERMS

  The following is a glossary of certain terms used in this Prospectus. The definitions of terms used in this glossary that are also used in the Serial Indenture, the Initial Charters or the Mortgages are qualified in their entirety by reference to the definition of such terms contained therein.

  "Acceptable Replacement Charter" means any replacement charter which satisfies each of the following requirements: (i) the charter is a bareboat charter and requires that the charterer thereunder "gross up" charterhire payments to indemnify and hold the holders of the Term Mortgage Notes harmless from any withholding tax imposed on the charterhire payments or on the payments of the Term Mortgage Notes, (ii) the charterhire payments payable during the non-cancellable term of such replacement charter, after giving effect to (1) any "gross up" of such amounts as a result of any withholding tax on such charterhire payments, (2) the receipt of the Termination Payment and (3) all fees and expenses incurred in connection with the recharter of the Vessel, provide sufficient funds for the payment in full when due of (A) the Allocated Principal Amount of the Term Mortgage Notes for the related Vessel and interest thereon in accordance with the revised schedule of sinking fund and principal payments, that is applicable upon termination of the related Initial Charter,
(B) the amount of Recurring Fees and Taxes for such Vessel, (C) the amount of Management Fees and Technical Advisor's Fees for such Vessel, (D) the amount of fees and expenses of the Indenture Trustee and Collateral Trustee and Designated Representative allocable to such Vessel and (E) an amount at least equal to 30% of the estimated amounts, on a per annum basis, referred to in clauses (B), (C) and (D) above for miscellaneous or unexpected expenses and
(iii) the Rating Agencies shall have confirmed in writing to the Indenture Trustee that the terms and conditions of such proposed charter will not result in the withdrawal or reduction of the then current ratings of the Term Mortgage Notes.

  "Acquisition Loans" means, for any Owner, the Term Loan and Serial Loans by California Petroleum to such Owner.

  "Allocated Principal Amount of the Serial Mortgage Notes" means, when used with reference to the Serial Mortgage Notes relating to any Vessel at any time, an aggregate principal amount of outstanding Serial Mortgage Notes equal to the aggregate principal amount of Serial Loans of the related Owner then outstanding.

  "Allocated Principal Amount of the Term Mortgage Notes" means, when used with reference to the Term Mortgage Notes relating to any Vessel at any time, an aggregate principal amount of outstanding Term Mortgage Notes equal to the aggregate principal amount of the Term Loans of the related Owner then outstanding plus any payment of principal, if any, on such Term Loans since the last date on which payment of principal on the Term Mortgage Notes was made.

  "Allowable Investments" means for each Owner, its investment in the related Vessel, and in each case, any Restricted Payment permitted to be made by such Owner or California Petroleum and certain obligations incurred in the ordinary course of the performance of the Management Agreement.

  "Beneficial Owner" means a person owning a beneficial interest in Global
Note.

  "Casualty Account" means the account established and maintained by the Collateral Trustee into which any insurance proceeds or other payments in connection with the occurrence of a Total Loss to any Vessel then subject to an Initial Charter that has not reached its first optional termination date shall be deposited in accordance with the related Mortgage.

  "Charter Event of Default" means, for each Initial Charter, each of the events designated as an event of default in such Initial Charter. For a description of certain events constituting Charter Events of Default, see "The Initial Charters--Charter Events of Default."

  "Charter Period" means the period from the date of commencement of such Initial Charter to the expiration or earlier termination of such Initial Charter pursuant to the terms and conditions thereof.


  "Chevron" means Chevron Corporation, a Delaware corporation.

  "Chevron Transport" means Chevron Transport Corporation, a Liberian corporation.

  "Chevron Guarantee" means for each Initial Charter, the guarantee of the obligations of Chevron Transport thereunder given by Chevron.

  "Collateral" shall have the meaning set forth in "Description of the Notes-- Security."

  "Collateral Account" means the account established and maintained by the Collateral Trustee into which the Collateral Trustee will deposit (i) any proceeds received upon exercise of remedies with respect to the Collateral,
(ii) other amounts, with certain exceptions, received with respect to the Collateral after receipt of an Enforcement Notice and (iii) any other amount received by the Collateral Trustee pursuant to any of the Security Documents for which the Collateral Agreement does not specify another Trust Account into which such amount is to be deposited.

  "Collateral Agreement" means the collateral trust agreement among the Collateral Trustee, California Petroleum, the Indenture Trustee under the Term Indenture and the Indenture Trustee under the Serial Indenture, pursuant to which California Petroleum assigns and pledges to the Collateral Trustee all of its right, title and interest in the Collateral for the benefit of the holders of the Term Mortgage Notes and the Holders of the Serial Mortgage Notes.

  "Collateral Trustee" means Chemical Trust Company of California, not in its individual capacity but solely as Collateral Trustee under the Collateral Agreement.

  "Compulsory Acquisition" means requisition for title or other compulsory acquisition of any Vessel (otherwise than by requisition for hire), capture, seizure, condemnation, destruction, detention or confiscation of such Vessel by any government or by persons acting or purporting to act on behalf of any governmental authority.

  "Default Period" means the period commencing on the due date of the charterhire payment until such payment shall be paid in full.

  "Default Rate" means a rate per annum for each day during the Default Period until such payment shall be paid in full equal to 1.50% above LIBOR at the commencement of such period.

  "DTC" means The Depository Trust Company.

  "Enforcement Notice" means a notice of an Indenture Event of Default delivered to the Collateral Trustee and the Holders pursuant to the Serial Indenture or the Term Indenture.

  "Equity Account" means the account established and maintained by the Collateral Trustee into which the Equity Remainder, if any, relating to each Vessel will be deposited in accordance with the order of payments on each Equity Transfer Date.

  "Equity Remainder" means, for any Vessel on the applicable Payment Date for so long as the Initial Charter with respect to such Vessel remains in effect, the positive difference, if any, between (a) $100,000 and (b) the sum of (i) the Management Fee and the Technical Advisor's Fee for such Vessel deposited into the Operating Account on such Payment Date and the immediately preceding Payment Date, (ii) the aggregate amount of Recurring Fees and Taxes for such Vessel deposited into the Operating Account on such Payment Date and the immediately preceding Payment Date and (iii) the allocable portion of the fees and expenses of the Indenture Trustee and the Collateral Trustee and the Designated Representative. On and after the termination of such Initial Charter, the "Equity Remainder" for such Vessel on the applicable Payment Date shall be zero.

  "Equity Transfer Date" means the Payment Date scheduled to occur on     of
each year, commencing       , 1996.

  "Holder" means the Person in whose name a Serial Mortgage Note is registered in the securities register maintained by the Indenture Trustee.

  "Indentures" means the Serial Indenture and the Term Indenture, collectively.

  "Indenture Event of Default" means each of the events designated as an event of default under the Serial Indenture. For a description of certain events constituting Indenture Events of Default, see "Description of the Notes-- Indenture Events of Default."

  "Indenture Trustee" means Chemical Trust Company of California, not in its individual capacity but solely as Indenture Trustee under the Serial Indenture or the Term Indenture, or both, as the case may be.

  "Initial Charter" means, for each Vessel, the bareboat charter between the related Owner and Chevron Transport.

  "Initial Charter Period" means for any Initial Charter the period from the date of commencement of such Initial Charter to the expiration or earlier termination of such Initial Charter pursuant to the terms and conditions thereof.

  "Initial Revenue Account" means, so long as the Serial Mortgage Notes are outstanding, the account established and maintained by the Collateral Trustee for deposits of charterhire payments by Chevron Transport under each Initial Charter until the first optional termination date thereunder.

  "LIBOR" means the rate calculated on the basis of the offered rates for deposits in dollars for a month period which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean of such offered rates (rounded to the nearest .0001 percentage point). If, at any time of determination, the Reuters Screen LIBO Page is not available, LIBOR will be calculated as the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective ratio per annum at which deposits in dollars for a one month period are offered to each of three reference banks in the London interbank market at approximately 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. Each of Chevron Transport and the Collateral Trustee (as assignee of the Owner) will select a reference bank and the third reference bank will be selected by Chevron Transport and the Collateral Trustee together or, failing agreement, by the previously selected reference banks together.

  "Lien" means any mortgage, pledge, lien (statutory or other), charge, encumbrance, lease, claim, security interest, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever.

  "London Banking Day" means any day on which dealings in deposits in United States dollars are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in dollar deposits) in London and New York.

  "Majority Noteholders" means the holders of a majority in aggregate principal amount of the outstanding Notes.

  "Majority Serial Noteholders" means the Holders of a majority in aggregate principal amount of the outstanding Serial Mortgage Notes.

  "Majority Term Noteholders" means the holders of a majority in aggregate principal amount of the outstanding Term Mortgage Notes.

  "Management Agreement" means, for each Owner, the management agreement between such Owner, the Manager and Barber Ship Management.

  "Management Fee" means the sum of (i) for each Vessel, an annual fee payable to the Manager, semi-annually in arrears, which shall be an amount equal to $13,625 per annum during the period from the Closing

Date to the third anniversary of the Closing Date plus (ii) a fee of $3,000 per annum, payable annually in arrears, during such three-year period. Thereafter, the Management Fee will be increased each year by an amount equal to 4%.

  "Manager" means P.D. Gram & Co. a.s.

  "Maturity Date" means, for any Serial Mortgage Notes,     of the respective
year of maturity.

  "Mortgage" means, for each Vessel, the first preferred ship mortgage on such Vessel granted by the related Owner to California Petroleum and assigned by California Petroleum to the Collateral Trustee.

  "Mortgage Event of Default" means, for any Mortgage, each of the events designated as an event of default in such Mortgage. For a description of certain events constituting Mortgage Events of Default, see "The Mortgages-- Mortgage Events of Default."

  "Notes" means the Serial Mortgage Notes together with the Term Mortgage
Notes.

  "Operating Account" means the account established and maintained by the Collateral Trustee into which the Recurring Fees and Expenses, the Management Fee and the Technical Advisor's Fee relating to each Vessel will be deposited in accordance with the order of payments for the applicable Payment Date.

  "Owners" means, collectively, CalPetro Tankers (Bahamas I) Limited, CalPetro Tankers (Bahamas II) Limited, CalPetro Tankers (IOM) Limited and CalPetro Tankers (Bahamas III) Limited.

  "Owner Taxes" means any income, franchise or equivalent tax, imposed upon or measured by the net income, stated capital or earned surplus of an Owner by any federal, state, local or other taxing authority of any jurisdiction worldwide, or any tax imposed pursuant to Section 887 of the United States Internal Revenue Code of 1986, as amended, or any taxes that result from the willful misconduct or gross negligence of such Owner or from the inaccuracy or breach of any representation, warranty or covenant of such Owner contained in certain clauses of the related Initial Charter or in any document furnished in connection with such clauses by such Owner, or any taxes that would not have been imposed but for the failure of such Owner (a) to provide to Chevron Transport (for filing by Chevron Transport with the taxing jurisdiction imposing such taxes or retention in Chevron Transport's records) upon Chevron Transport's timely request such certifications, information, documentation or reports concerning such Owner's identity, jurisdiction of incorporation or residency, or in connection with such taxing jurisdiction or (b) to promptly file upon Chevron Transport's timely request such reports or returns (which shall be prepared with reasonable care in accordance with Chevron Transport's written instructions) claiming (or availing itself of) any applicable extensions or exemptions (to the extent that timely notice thereof is provided by Chevron Transport); provided that Owner Taxes shall not include any such tax imposed on any amount that is (i) an indemnity or reimbursement of an Owner,
(ii) an operating or maintenance expense or (iii) a tax for which Chevron Transport is otherwise liable under the related Initial Charter; and provided further that Owner Taxes shall not include any such tax imposed by any government, jurisdiction or taxing authority other than the United States Federal government solely as a result of the location of the Vessel or the Vessel's use by Chevron Transport.

  "Payment Dates" means each    and   , commencing     , 1995.

  "Permitted Indebtedness" means for each Owner, (i) the obligations under such Owner's Acquisition Loans, (ii) certain trade payables and expense accruals incurred in the ordinary course and (iii) other indebtedness contemplated by the Loan Agreements or any other Security Document.

  "Permitted Investments" means any of the following: (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the

United States, Federal Housing Administration debentures, FHLMC senior debt obligations or FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption; (b) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (having original maturities of not more than one year) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisitions thereof have been rated at least "A-1" or "P-1" by Standard & Poor's and Moody's respectively; (c) commercial paper (having original maturities of not more than one year) rated at least "A-1" or "P-1" by Standard & Poor's and Moody's, respectively; or (d) guaranteed investment contracts, investment agreements or similar agreements rated at least "Aa" or "AA" by Moody's, Standard & Poor's or Duff & Phelps, respectively, that are treated as indebtedness for United States federal income tax purposes.

  "Permitted Liens" means for each Owner, Liens created under the related Mortgage and Security Documents, the Initial Charter for the related Vessel and any Acceptable Replacement Charter or other charter for such Vessel permitted under the Mortgage, Liens for crew's wages accrued for not more than three months or for collision or salvage, Liens in favor of suppliers of necessaries or other similar Liens arising in the ordinary course of its business (accrued for not more than three months) or Liens for loss, damage or expense, which are fully covered by insurance, in respect of which, a bond or other security has been posted by the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of any Vessel from arrest on account of such claim or Lien; provided that, so long as the related Initial Charter is in effect, "Permitted Liens" shall mean those Liens, claims and encumbrances permitted under the Initial Charter.

  "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Rating Group and Duff & Phelps Credit Rating Co.

  "Recurring Fees and Taxes" means, for any Vessel, any registration fees and tonnage taxes necessary to maintain the documentation of the Vessel under the laws of the registry or port of documentation of the Vessel, any periodic fees necessary to maintain the corporate status of the related Owner, any filing or other fees necessary to maintain the status of such Owner as a reporting company under the Exchange Act and to comply with any covenants of such Owner under the related Mortgage, any fees and expenses (including the cost of insurance required by the related Mortgage and not maintained by the charterer under the charter to which such Vessel is then subject) necessary to comply with any covenants under the related Mortgage, any other fees and expenses contemplated to be paid pursuant to the Management Agreement which the Manager certifies to the Collateral Trustee are qualified to be paid thereunder and any accounting or other professional fees and other expenses, including any fees and expenses of the Rating Agencies, incurred in connection with the foregoing. In addition, each Owner's Recurring Fees and Taxes will include a pro rata portion of the fees and expenses, including any accounting, administrative or other professional fees, necessary to maintain the registration of the Notes under the Securities Act, to maintain the corporate status of California Petroleum and the status of California Petroleum as a reporting company (if necessary) under the Exchange Act, to pay any facilitation or management fees and to comply with any covenants under the Indenture or the Collateral Agreement.

  "Restricted Payments" means the restriction imposed on (A) the Owners prohibiting each Owner from (i) declaring or paying any dividend or other distribution on any shares of its capital stock, (ii) making any loans or advances to any affiliate of such Owner or (iii) purchasing, redeeming or otherwise acquiring or retiring for value any shares of its capital stock (each, a "Restricted Payment") unless, among other things, the Serial Mortgage Notes shall have been repaid in full, and (B) California Petroleum prohibiting it from making any Restricted Payments in excess of $15,000 per annum so long as any Notes are outstanding.

  "Second Revenue Account" means the account established and maintained by the Collateral Trustee for deposits of charterhire payments under an Acceptable Replacement Charter, other charter or Initial Charter (if such Initial Charter continues in effect after the Allocated Principal Amount of the Serial Mortgage Notes relating to the related Vessel have been paid in full), as the case may be.

  "Security Documents" means, for each Vessel and Owner, the Loan Agreements, the Mortgage, the Assignment of Initial Charter, the Assignment of Earnings and Insurances, the Assignment of Initial Charter Guarantee, the Assignment of Management Agreement, the Issue of One Debenture, the Stock Pledge, the Assignment of Vessel Purchase Agreement,and any additional security agreement, assignment or mortgage document entered into by any Owner or its shareholder from time to time in connection with such Owner's Loan Agreements.

  "Serial Indenture" means the indenture among California Petroleum, the Indenture Trustee and, solely for purposes of the Trust Indenture Act, Chevron, pursuant to which the Serial Mortgage Notes will be issued.

  "Serial Loan Agreement" means, for any Owner, one of two loan agreements pursuant to which California Petroleum will loan to such Owner a portion of the proceeds of the sale of the Notes.

  "Serial Loans" means, for any Owner, the series of loans, each of which will correspond in maturity date and interest rate with the Serial Mortgage Notes of a specific maturity date, to and including the first optional termination date for the related Initial Charter, made by California Petroleum to such Owner under the related Serial Loan Agreement.

  "Serial Mortgage Notes" means the Serial First Preferred Term Mortgage Notes
which will mature serially from   , 1996 to   , 2006 issued in the initial
aggregate amount of $167,500,000 concurrently with the offering of the Term Mortgage Notes.

  "Sinking Fund Reserve Account" means the account established and maintained by the Collateral Trustee for deposits on each Payment Date that is not a sinking fund redemption date or a date for the payment of principal on the Term Mortgage Notes of an amount, if any, equal to one-half of the aggregate sinking fund redemption amount or amount of principal due and payable on the Term Mortgage Notes on the next succeeding Payment Date.

  "Stipulated Loss Value" means, for any Vessel on any date, the amount specified in the related Initial Charter as the "Stipulated Loss Value" for such date, which amount will be at least sufficient to redeem in full the Allocated Principal Amount of Notes for such Vessel.

  "Technical Advisor's Fee" means, for each Vessel, an annual fee payable to Barber Ship Management, semi-annually in arrears, which shall be an amount equal to $10,000 per annum during the period from the Closing Date to the third anniversary of the Closing Date. Thereafter, the Technical Advisor's Fee will be increased each year by an amount equal to 4%.

  "Term Indenture" means the indenture between California Petroleum and the Indenture Trustee pursuant to which the Term Mortgage Notes will be issued.

  "Term Loan Agreement" means, for any Owner, one of two loan agreements pursuant to which California Petroleum will loan to such Owner a portion of the proceeds of the sale of the Notes.

  "Term Loans" means, for any Owner, the loan made by California Petroleum to such Owner under the related Term Loan Agreement, which will accrue interest at the same rate as the Term Mortgage Notes, and upon which payments of principal and interest will be scheduled to coincide with principal Payment Dates for the Term Mortgage Notes.

  "Term Mortgage Notes" means % First Preferred Mortgage Notes Due 2015 issued in the initial aggregate amount of $117,900,000 by California Petroleum concurrently with the offering of the Serial Mortgage Notes.

  "Term Mortgage Notes Maturity Date" means     , 2015.

  "Termination Account" means the account established and maintained by the Collateral Trustee for deposits of the Termination Payment payable under the Initial Charter for such Owner's Vessel by Chevron Transport.

  "Termination Payment" means the payment that Chevron Transport is required to make pursuant to the applicable Initial Charter if Chevron Transport elects to terminate the Initial Charter for any Vessel on a specified termination date.

  "Total Loss" means (a) an actual or constructive or compromised or arranged total loss of a Vessel, (b) a Compulsory Acquisition of a Vessel or (c) if so declared by Chevron Transport at any time and in its sole discretion a requisition for hire of the Vessel for a period in excess of 180 days.

  "Trust Accounts" means the Initial Revenue Account, the Second Revenue Account, the Termination Account, the Operating Account, the Equity Account, the Casualty Account, the Collateral Account and the Sinking Fund Reserve Account which will be maintained by the Collateral Trustee as collateral agent for the benefit of the holders of the Term Mortgage Notes and the Holders of the Serial Mortgage Notes in accordance with the Collateral Agreement.

  "Trust Funds" means the funds deposited in the Trust Accounts.

  "Vessels" means, collectively, the Suezmax-size tankers S. Ginn, C. Rice, Chevron Mariner and W.E. Crain.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY CALIFORNIA PETROLEUM, CHEVRON TRANSPORT, CHEVRON, THE OWNERS OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICI-TATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES
OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFERS WOULD BE UNLAW-FUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN
IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                           PAGE
Available Information.....................................................   4
Incorporation of Certain Documents by Reference...........................   5
Enforceability of Civil Liabilities.......................................   6
Prospectus Summary........................................................   7
Investment Considerations.................................................  16
Use of Proceeds...........................................................  17
Capitalization of Chevron.................................................  18
Selected Financial Data of Chevron........................................  19
Summarized Financial Data of Chevron Transport............................  19
Capitalization of California Petroleum....................................  20
Selected Financial and Pro Forma Data of California Petroleum.............  21
Management's Discussion and Analysis of Financial Condition of California
 Petroleum and the Owners.................................................  23
Chevron Transport and Chevron.............................................  25
California Petroleum and the Owners.......................................  26
Business..................................................................  27
Management................................................................  30
Certain Relationships and Transactions....................................  32
Description of the Notes..................................................  33
The Mortgages.............................................................  53
The Initial Charters......................................................  61
Underwriting..............................................................  68
Ratings...................................................................  68
Legal Matters.............................................................  69
Experts...................................................................  69
Index to Financial Statements............................................. F-1
Appendix A
 Definitions of Shipping Terms............................................ A-1
 Glossary................................................................. A-2

                                ---------------

  UNTIL    , 1995 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING OF THE SERIAL
MORTGAGE NOTES), ALL DEALERS EFFECTING TRANSACTIONS IN THE SERIAL MORTGAGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGA-TIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  $167,500,000

                   CALIFORNIA PETROLEUM TRANSPORT CORPORATION

                     SERIAL FIRST PREFERRED MORTGAGE NOTES
                      MATURING SERIALLY FROM 1996 TO 2006

                      Payable from Charterhire Payments by
                         CHEVRON TRANSPORT CORPORATION
                  Whose Charter Obligations are Guaranteed by
                              CHEVRON CORPORATION

                                 LOGO CHEVRON

                                ---------------

                                   PROSPECTUS

                                ---------------

                          DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                                       , 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated as follows:

     SEC registration fee........................................... $58,103.86
     Blue Sky and legal investment fees and expenses................      6,362
     Printing and engraving expenses................................     38,175
     Legal fees and expenses........................................    101,799
     Rating agency fees.............................................     44,537
     Accountants' fees and expenses.................................     17,306
     Trustee's fees and expenses....................................      1,527
     Miscellaneous costs............................................     32,190
                                                                     ----------
       Total........................................................ $ 300,000*
                                                                     ==========

- --------------------

* The Serial Mortgage Notes are being registered concurrently with the Term Mortgage Notes (Registration Statement No. 33-79220). The expenses listed above, other than the SEC registration fee, have been allocated to the Serial Mortgage Notes based on (i) the total amount of expenses to be paid by California Petroleum in connection with the issuance of the Notes multiplied by (ii) the aggregate principal amount of the Serial Mortgage Notes over the total aggregate principal amount of the Notes.

  All of the expenses listed in the table above will be paid by California Petroleum. This table does not include (i) $316,119 of additional expenses incurred in connection with the issuance and distribution of the Serial Mortgage Notes to be paid by others and (ii) $117,380 of estimated legal fees and expenses and $49,887 of estimated accounting fees and expenses to be paid by Chevron; such fees and expenses have been allocated to the Serial Mortgage Notes in the manner described above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

CHEVRON TRANSPORT

  Article N of Chevron Transport's Certificate of Incorporation, as amended, provides as follows:

    "N. The Corporation shall indemnify its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party by reason of being or having been directors or officers of the Corporation, except in relation to matters as to which any such director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise."

  Chevron Transport is a corporation organized under the laws of the Republic of Liberia. Section 6.13 of the Liberian Business Corporation Act of 1976 provides that a Liberian corporation shall have the power to indemnify any person who was or is a party or is threatened to made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Liberian corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of its duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

  To the extent that a director or officer of a Liberian corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

  In addition, a Liberian corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 6.13.

CHEVRON

  Article IX of Chevron's restated Certificate of Incorporation provides as follows:

    1. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or
  (d) for any transaction from which the director derived an improper personal benefit.

    2. To the fullest extent authorized by the Corporation Law, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person was or is a Corporate Servant.

    3. In serving or continuing to serve the Corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article IX, which shall be enforceable as contract rights and inure to the benefit of heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article IX shall adversely affect any right existing at the time of such repeal or modification.

    4. The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the Corporation to pay expenses incurred by Corporate Servants in defendant Proceedings and to purchase and maintain insurance on their behalf whether or not the Corporation would have the power to indemnify them under the provisions of this Article IX or otherwise.

    5. Any right or privilege conferred by or pursuant to the provisions of this Article IX shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

    6. As used in this Article IX:

      (a) "Corporate Servant" means any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

      (b) "Corporation Law" means the General Corporation Law of the State of Delaware, as from time to time amended;

      (c) "indemnify" means to hold harmless against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

      (d) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

      (e) "request of the Corporation" includes any written authorization by an officer of the Corporation."

  Section 145 of the General Corporation Law of the State of Delaware, in which Chevron is incorporated, permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers.

  The directors and officers of Chevron are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; Chevron is similarly insured with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and Chevron's by-law provisions.

CALIFORNIA PETROLEUM

  California Petroleum is a corporation organized under the General Corporation Law of the State of Delaware. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by California Petroleum of officers and directors.

  Section II of the Certificate of Incorporation of California Petroleum provides for indemnification of directors and officers as follows:

    "11. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 11 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 11 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification."

CALPETRO BAHAMAS I, CALPETRO BAHAMAS II AND CALPETRO BAHAMAS III

  Each of CalPetro Bahamas I, CalPetro Bahamas II and CalPetro Bahamas III is a company organized under the laws of the Commonwealth of the Bahamas.

  Section 7 of the International Business Act 1989 provides that "no member, director, officer, agent or liquidator of a company incorporated under this Act shall be liable for any debt, obligation or default of the company unless it is proved that he did not act in good faith or unless it is specifically provided in this Act or in any other law for the time being in force in The Bahamas and except in so far as he may be liable for his own conducts or acts".

  Section 56 of the Act further states that:

    "(1) Subject to subsection (2) and any limitation in its Memorandum or Articles, a company incorporated under this Act may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:--

      (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

      (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

    (2) Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

    (3) The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person has no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

    (4) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

    (5) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings."

  Articles 90-95 of the Articles of Association of [CalPetro Bahamas I] [CalPetro Bahamas II] [CalPetro Bahamas III] provides for indemnification of directors and officers as follows:

    "90. Subject to Article 91 the Company may indemnify against all expenses including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:--

      (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or liquidator of the Company; or

      (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

    91. Article 90 only applies to a person referred to in that Article if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

    92. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interest of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

    93. The termination of any proceedings by any judgement, order, settlement, convictions or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interest of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

    94. If a person referred to in Article 90 has been successful in defence of any proceedings referred to in that Article the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

    95. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 90."

CALPETRO IOM

  CalPetro Tankers (IOM) Limited is a corporation incorporated under the laws of the Isle of Man. Section 151 of the Isle of Man Companies Act 1931 provides that any provision (whether contained in the articles of association of the corporation or elsewhere) exempting any director, officer or auditor (together "Officer") or indemnifying him against any liability which would attach to him in relation to any negligence, default, breach of duty or breach of trust is void. However, Section 151 also provides that an Isle of Man corporation may indemnify any Officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under
Section 337 of the Companies Act 1931 in which relief is granted by the Court.
Section 337 provides that if in any proceedings for negligence, default, breach of duty or breach of trust against any Officer it appears to the court hearing the case that person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably and that having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly be excused, that court may relieve him either wholly or partly from his liability on such terms as the court thinks fit. Additionally, under Section 337, where any Officer has reason to believe that any claim will or might be made against him, he may apply to court for relief as if an action had already been brought against him.

  An Isle of Man corporation has the power to purchase and maintain insurance on behalf of an Officer against any liability alleged against him for negligence, default, breach of duty or breach of trust.

  Article 146 of the Articles of Association of CalPetro IOM provides for indemnification of directors and officers as follows:

    "146. Every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities (including any such liability as is mentioned in paragraph (c) of the proviso to Section 151 of the Companies Act, 1931) which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto, but this Article shall only have effect in so far as its provisions are not avoided by the said section.

    The directors may execute, in the name on or behalf of the Company, in favour of any director or other person who may incur or be about to incur any personal liability for the benefit of the Company such debentures or mortgages of the company's property (present and future) as they think fit, and such mortgages may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon."

  The effectiveness of such article is subject to the provisions of Section 151 of the Isle of Man Companies Act 1931 as set out above.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

  (a) Exhibits

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   1.1   Form of Underwriting Agreement
   3.1   Certificate of Incorporation of California Petroleum Transport
         Corporation (filed as Exhibit 3.1 to Registrant's Registration
         Statement on Form S-1, Commission File Number 33-79220, and
         incorporated herein by reference)*
   3.2   Bylaws of California Petroleum Transport Corporation (filed as Exhibit
         3.2 to Registrant's Registration Statement on Form S-1, Commission
         File Number 33-79220, and incorporated herein by reference)*
   3.3   Certificate of Incorporation and Memorandum of Association of CalPetro
         Tankers (Bahamas I) Limited (filed as Exhibit 3.3 to Registrant's
         Registration Statement on Form F-1, Commission File Number 33-79220,
         and incorporated herein by reference)*
   3.4   Articles of Association of CalPetro Tankers (Bahamas I) Limited (filed as Exhibit 3.4 to Registrant's Registration Statement on Form F-1,
         Commission File Number 33-79220, and incorporated herein by reference)*
   3.5   Certificate of Incorporation and Memorandum of Association of CalPetro
         Tankers (Bahamas II) Limited (filed as Exhibit 3.5 to Registrant's
         Registration Statement on Form F-1, Commission File Number 33-79220,
         and incorporated herein by reference)*
   3.6   Articles of Association of CalPetro Tankers (Bahamas II) Limited
         (filed as Exhibit 3.6 to Registrant's Registration Statement on Form
         F-1, Commission File Number 33-79220, and incorporated herein by reference)*

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   3.7   Certificate of Incorporation of CalPetro Tankers (IOM) Limited (filed as Exhibit 3.7 to Registrant's Registration Statement on Form F-1,
         Commission File Number 33-79220, and incorporated herein by reference)*
   3.8   Memorandum and Articles of Association of CalPetro Tankers (IOM)
         Limited (filed as Exhibit 3.8 to Registrant's Registration Statement on Form F-1, Commission File Number 33-79220, and incorporated herein by reference)*
   3.9   Certificate of Incorporation and Memorandum of Association of CalPetro
         Tankers (Bahamas III) Limited (filed as Exhibit 3.9 to Registrant's
         Registration Statement on Form F-1, Commission File Number 33-79220,
         and incorporated herein by reference)*
  3.10   Articles of Association of CalPetro Tankers (Bahamas III) Limited
         (filed as Exhibit 3.10 to Registrant's Registration Statement on Form
         F-1, Commission File Number 33-79220, and incorporated herein by reference)*
   4.1   Form of Serial Indenture between California Petroleum Transport
         Company and Chemical Trust Company of California, as Indenture Trustee
   4.2   Form of Serial Mortgage Notes (included in Exhibit 4.1)
   4.3   Form of First Preferred Ship Mortgage by [CalPetro Tankers (Bahamas
         III) Limited] [CalPetro Tankers (IOM) Limited] to California Petroleum
         Transport Corporation (including the form of assignment of such
         Mortgage to Chemical Trust Company of California, as Collateral
         Trustee by California Petroleum Transport Corporation)
   4.4   Form of Bahamian Statutory Ship Mortgage and Deed of Covenants by
         [CalPetro Tankers (Bahamas I) Limited] [CalPetro Tankers (Bahamas II)
         Limited] to California Petroleum Transport Corporation (including the form of assignment of such Mortgage to Chemical Trust Company of
         California, as Collateral Trustee by California Petroleum Transport
         Corporation)
   4.5   Form of Bermudian Statutory Ship Mortgage and Deed of Covenants by
         CalPetro Tankers (IOM) Limited to California Petroleum Transport
         Corporation (including the form of assignment of such Mortgage to
         Chemical Trust Company of California, as Collateral Trustee by
         California Petroleum Transport Corporation)**
   4.6   Form of Stock Pledge Agreement*
   4.7   Form of Assignment of Initial Charter Guarantee by [CalPetro Tankers
         (Bahamas I) Limited] [CalPetro Tankers (Bahamas II) Limited] [CalPetro
         Tankers (IOM) Limited] [CalPetro Tankers (Bahamas III) Limited] to
         California Petroleum Transport Corporation (including the form of
         Collateral Assignment of such Initial Charter Guarantee to Chemical
         Trust Company of California, as Collateral Trustee by California
         Petroleum Transport Corporation)
   4.8   Form of Assignment of Earnings and Insurances from [CalPetro Tankers
         (Bahamas I) Limited] [CalPetro Tankers (Bahamas II) Limited] [CalPetro
         Tankers (IOM) Limited] [CalPetro Tankers (Bahamas III) Limited] to
         California Petroleum Transport Corporation*
   4.9   Form of Assignment of Initial Charter from [CalPetro Tankers (Bahamas
         I) Limited] [CalPetro Tankers (Bahamas II) Limited] [CalPetro Tankers
         (IOM) Limited] [CalPetro Tankers (Bahamas III) Limited] to California
         Petroleum Transport Corporation (including the form of Collateral
         Assignment of such Initial Charter to Chemical Trust Company of
         California, as Collateral Trustee by California Petroleum Transport
         Corporation)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  4.10   Form of Management Agreement between P.D. Gram & Co., and [CalPetro
         Tankers (Bahamas I) Limited] [CalPetro Tankers (Bahamas II) Limited]
         [CalPetro Tankers (IOM) Limited] [CalPetro Tankers (Bahamas III)
         Limited]
  4.11   Form of Assignment of Management Agreement from [CalPetro Tankers
         (Bahamas I) Limited] [CalPetro Tankers (Bahamas II) Limited] [CalPetro
         Tankers (IOM) Limited] [CalPetro Tankers (Bahamas III) Limited] to
         California Petroleum Transport Corporation*
  4.12   Form of Serial Loan Agreement between California Petroleum Transport
         Corporation and [CalPetro Tankers (Bahamas I) Limited] [CalPetro
         Tankers (Bahamas II) Limited] [CalPetro Tankers (IOM) Limited]
         [CalPetro Tankers (Bahamas III) Limited]*
  4.13   Form of Term Loan Agreement between California Petroleum Transport
         Corporation and [CalPetro Tankers (Bahamas I) Limited] [CalPetro
         Tankers (Bahamas II) Limited] [CalPetro Tankers (IOM) Limited]
         [CalPetro Tankers (Bahamas III) Limited]
  4.14   Form of Collateral Agreement between California Petroleum Transport
         Corporation, [CalPetro Tankers (Bahamas I) Limited] [CalPetro Tankers
         (Bahamas II) Limited] [CalPetro Tankers (IOM) Limited] [CalPetro
         Tankers (Bahamas III) Limited], the Indenture Trustee under the Serial
         Indenture, the Indenture Trustee under the Term Indenture and Chemical
         Trust Company of California, as Collateral Trustee
  4.15   Form of Issue of One Debenture From [CalPetro Tankers (Bahamas I)
         Limited] [CalPetro Tankers (Bahamas II) Limited] [CalPetro Tankers
         (IOM) Limited] [CalPetro Tankers (Bahamas III) Limited] to California
         Petroleum Transport Corporation
   5.1   Opinion of Thacher Proffitt & Wood regarding the legality of the
         Serial Mortgage Notes
  10.1   Form of Initial Charter Guarantee by Chevron Corporation*
  10.2   Form of Bareboat Charter between [CalPetro Tankers (Bahamas I)
         Limited] [CalPetro Tankers (Bahamas II) Limited] [CalPetro Tankers
         (IOM) Limited] [CalPetro Tankers (Bahamas III) Limited] and Chevron
         Transport Corporation
  10.3   Form of Vessel Purchase Agreement between [CalPetro Tankers (Bahamas
         I) Limited] [CalPetro Tankers (Bahamas II) Limited] [CalPetro Tankers
         (IOM) Limited] [CalPetro Tankers (Bahamas III) Limited] and Chevron
         Transport Corporation (including the form of Assignment of such Vessel
         Purchase Agreement to California Petroleum Transport Corporation by
         [CalPetro Tankers (Bahamas I) Limited] [CalPetro Tankers (Bahamas II)
         Limited] [CalPetro Tankers (IOM) Limited] [CalPetro Tankers (Bahamas
         III) Limited])*
  10.4   Designated Representative Agreement
  23.1   Consent of Thacher Proffitt & Wood (included in Exhibit 5.1)
  23.2   Consent of Price Waterhouse LLP, independent accountants, for Form S-3
  23.3   Consent of KPMG Peat Marwick LLP, independent accountants, for Form S-
         3
  23.4   Consent of Price Waterhouse LLP, independent accountants, for Form S-1
  23.5   Consent of Price Waterhouse, chartered accountants, for Form F-1
  23.6   Consent of McKinney, Bancroft & Hughes*
  23.7   Consent of Cains*
  24.1   Powers of Attorney for directors and certain officers of Chevron
         Corporation*
  24.2   Powers of Attorney for directors and certain officers of Chevron
         Transport Corporation*
  24.3   Powers of Attorney for directors and certain officers of CalPetro
         Tankers (Bahamas I) Limited*

 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
  24.4   Powers of Attorney for directors and certain officers of CalPetro
         Tankers (Bahamas II) Limited*
  24.5   Powers of Attorney for directors and certain officers of CalPetro
         Tankers (IOM) Limited*
  24.6   Powers of Attorney for directors and certain officers of CalPetro
         Tankers (Bahamas III) Limited*
  24.7   Certified copy of resolutions of Chevron Corporation authorizing signature pursuant to power of attorney*
  25.1   Statement of Eligibility on Form T-1 of Chemical Trust Company of
         California, as Indenture Trustee*

- --------------------
 *Previously filed.
**No longer applicable.

  (b) Financial Statement Schedules

  All schedules for which provision is made in the applicable accounting regulations of the commission are either not required, are inapplicable or have been disclosed in the notes to the consolidated financial statements and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant or co-registrants pursuant to the foregoing provisions or otherwise, the registrant and co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant or co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant or co-registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Chevron Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Chevron Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CHEVRON CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 10TH DAY OF MARCH, 1995.

                                          Chevron Corporation

                                                   /s/ Kenneth T. Derr*
                                          By: _________________________________
                                                      KENNETH T. DERR
                                              Chairman of the Board and Chief
                                                     Executive Officer


                                                  /s/ Malcolm J. McAuley
                                          By: _________________________________
                                                    MALCOLM J. MCAULEY
                                                    (Attorney-in-fact)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 10TH DAY OF MARCH, 1995:

Principal Executive Officers:

              SIGNATURE                                   TITLE

        /s/ Kenneth T. Derr*              Chairman of the Board and Director
_____________________________________
           KENNETH T. DERR


        /s/ J. Dennis Bonney*             Vice-Chairman of the Board and
_____________________________________      Director
          J. DENNIS BONNEY


       /s/ James N. Sullivan*             Vice-Chairman of the Board and
_____________________________________      Director
          JAMES N. SULLIVAN


Principal Financial Officer:

       /s/ Martin R. Klitten*             Vice-President, Finance
_____________________________________
          MARTIN R. KLITTEN


Principal Accounting Officer:

      /s/ Donald G. Henderson*            Vice-President and Comptroller
_____________________________________
         DONALD G. HENDERSON

Directors:

              SIGNATURE

       /s/ Samuel H. Armacost*
_____________________________________
         SAMUEL H. ARMACOST


            /s/ Sam Ginn*
_____________________________________
              SAM GINN


         /s/ Carla A. Hills*
_____________________________________
           CARLA A. HILLS


       /s/ Charles M. Pigott*
_____________________________________
          CHARLES M. PIGOTT


        /s/ Condoleezza Rice*
_____________________________________
          CONDOLEEZZA RICE


      /s/ S. Bruce Smart, Jr.*
_____________________________________
         S. BRUCE SMART, JR.


     /s/ George H. Weyerhaeuser*
_____________________________________
       GEORGE H. WEYERHAEUSER


         /s/ John A. Young*
_____________________________________
            JOHN A. YOUNG


        /s/ Malcolm J. McAuley
*By__________________________________
         MALCOLM J. MCAULEY
          Attorney-in-Fact

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CHEVRON TRANSPORT CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HAMILTON, COLONY OF BERMUDA, ON THE 10TH DAY OF MARCH, 1995.

                                          Chevron Transport Corporation

                                                   /s/ J.C. Wilcox-Black
                                          By:__________________________________
                                                     J.C. WILCOX-BLACK
                                                         SECRETARY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE                DATE

                                        President (Principal
        */s/ G.R. Pitman                 Executive Officer),    March 10, 1995
_____________________________________    Treasurer
             G.R. PITMAN                 (Principal
                                         Financial Officer),
                                         and Director


                                        Vice-President
        */s/ P.I. Martin                 (Principal             March 10, 1995
_____________________________________    Accounting Officer)
             P.I. MARTIN                 and Director



        */s/ T.R. Moore                 Director and            March 10, 1995
_____________________________________    Authorized
             T.R. MOORE                  Representative in
                                         the United States
                                         of Chevron
                                         Transport
                                         Corporation


        /s/ J.C. Wilcox-Black           Director
_____________________________________                           March 10, 1995
          J.C. WILCOX-BLACK


                                        Director
        */s/ L.A. Gyorfi                                        March 10, 1995
_____________________________________
             L.A. GYORFI



      /s/ J.C. Wilcox-Black                                     March 10, 1995
* By: _______________________________

       (ATTORNEY-IN-FACT)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, STATE OF MASSACHUSETTS, ON THE 10TH DAY OF MARCH, 1995.

                                     California Petroleum Transport
                                      Corporation

                                                  /s/ Nancy D. Smith
                                     By:_______________________________________
                                                    NANCY D. SMITH
                                                       PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 10TH DAY OF MARCH, 1995.

              SIGNATURE                                   TITLE

         /s/ Nancy D. Smith               President (Principal Executive
_____________________________________      Officer) and Director
           NANCY D. SMITH


         /s/ Louise E. Colby              Secretary and Treasurer (Principal
_____________________________________      Financial and Accounting Officer)
           LOUISE E. COLBY                 and Director

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING A FORM F-1 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 10TH DAY OF MARCH, 1995.

                                          CalPetro Tankers (Bahamas I) Limited

                                                     /s/ Peter D. Gram

                                          *By:____________________________
                                                       PETER D. GRAM
                                                  PRESIDENT AND DIRECTOR


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE           DATE

                                        President and
       */s/ Peter D. Gram                Director (Principal  March 10, 1995
_____________________________________    Executive,
            PETER D. GRAM                Financial and
                                         Accounting Officer)


         /s/ Nancy D. Smith             Authorized
_____________________________________    Representative in    March 10, 1995
           NANCY D. SMITH                the United States



        /s/ Maria M. Livanos                                  March 10, 1995
*By:_________________________________

          MARIA M. LIVANOS

         (ATTORNEY-IN-FACT)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING A FORM F-1 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 10TH DAY OF MARCH, 1995.

                                          CalPetro Tankers (Bahamas II)
                                           Limited

                                                     /s/ Peter D. Gram

                                          *By:____________________________
                                                       PETER D. GRAM
                                                  PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE           DATE

                                        President and
       */s/ Peter D. Gram                Director (Principal   March 10, 1995
_____________________________________    Executive,
            PETER D. GRAM                Financial and
                                         Accounting Officer)


                                        Authorized
       /s/ Nancy D. Smith                Representative in     March 10, 1995
_____________________________________    the United States
           NANCY D. SMITH






       /s/ Maria M. Livanos                                    March 10, 1995
_____________________________________
          MARIA M. LIVANOS

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING A FORM F-1 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 10TH DAY OF MARCH, 1995.

                                          CalPetro Tankers (IOM) Limited

                                                     /s/ Peter D. Gram

                                          *By: ___________________________
                                                       PETER D. GRAM
                                                         DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                           TITLE           DATE


                                        Director (Principal
       */s/ Peter D. Gram                Executive, Financial    March 10, 1995
_____________________________________    and Accounting Officer)
            PETER D. GRAM


                                        Director
       */s/ Bernard Galka                                        March 10, 1995
_____________________________________
            BERNARD GALKA



          /s/ Nancy D. Smith            Authorized
_____________________________________    Representative in the   March 10, 1995
           NANCY D. SMITH                United States



          /s/ Maria M. Livanos
*By: ________________________________                            March 10, 1995
           (ATTORNEY-IN-FACT)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING A FORM F-1 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 10TH DAY OF MARCH, 1995.

                                          CalPetro Tankers (Bahamas III)
                                           Limited

                                                     /s/ Peter D. Gram

                                          *By:____________________________
                                                       PETER D. GRAM
                                                  PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE           DATE

                                        President and
       */s/ Peter D. Gram                Director (Principal    March 10, 1995
_____________________________________    Executive,
            PETER D. GRAM                Financial and
                                         Accounting Officer)


         /s/ Nancy D. Smith             Authorized
_____________________________________    Representative in      March 10, 1995
           NANCY D. SMITH                the United States



       /s/ Maria M. Livanos
                                                                March 10, 1995
*By:____________________________

       (ATTORNEY-IN-FACT)

                               EXHIBIT INDEX

 EXHIBIT
 NUMBER                          DESCRIPTION                           PAGE NO.
 -------                         -----------                           --------
   1.1   Form of Underwriting Agreement

   3.1   Certificate of Incorporation of California Petroleum
         Transport Corporation (filed as Exhibit 3.1 to Registrant's
         Registration Statement on Form S-1, Commission File Number
         33-79220, and incorporated herein by reference)*

   3.2 Bylaws of California Petroleum Transport Corporation (filed as Exhibit 3.2 to Registrant's Registration Statement on
         Form S-1, Commission File Number 33-79220, and incorporated herein by reference)*

   3.3 Certificate of Incorporation and Memorandum of Association of CalPetro Tankers (Bahamas I) Limited (filed as Exhibit
         3.3 to Registrant's Registration Statement on Form F-1,
         Commission File Number 33-79220, and incorporated herein by reference)*

   3.4   Articles of Association of CalPetro Tankers (Bahamas I)
         Limited (filed as Exhibit 3.4 to Registrant's Registration
         Statement on Form F-1, Commission File Number 33-79220, and incorporated herein by reference)*

   3.5 Certificate of Incorporation and Memorandum of Association of CalPetro Tankers (Bahamas II) Limited (filed as Exhibit
         3.5 to Registrant's Registration Statement on Form F-1,
         Commission File Number 33-79220, and incorporated herein by reference)*

   3.6   Articles of Association of CalPetro Tankers (Bahamas II)
         Limited (filed as Exhibit 3.6 to Registrant's Registration
         Statement on Form F-1, Commission File Number 33-79220, and incorporated herein by reference)*

   3.7   Certificate of Incorporation of CalPetro Tankers (IOM)
         Limited (filed as Exhibit 3.7 to Registrant's Registration
         Statement on Form F-1, Commission File Number 33-79220, and incorporated herein by reference)*

   3.8   Memorandum and Articles of Association of CalPetro Tankers
         (IOM) Limited (filed as Exhibit 3.8 to Registrant's
         Registration Statement on Form F-1, Commission File Number
         33-79220, and incorporated herein by reference)*

   3.9 Certificate of Incorporation and Memorandum of Association of CalPetro Tankers (Bahamas III) Limited (filed as Exhibit
         3.9 to Registrant's Registration Statement on Form F-1,
         Commission File Number 33-79220, and incorporated herein by reference)*

  3.10   Articles of Association of CalPetro Tankers (Bahamas III)
         Limited (filed as Exhibit 3.10 to Registrant's Registration
         Statement on Form F-1, Commission File Number 33-79220, and incorporated herein by reference)*

   4.1   Form of Serial Indenture between California Petroleum
         Transport Company and Chemical Trust Company of California, as Indenture Trustee

   4.2   Form of Serial Mortgage Notes (included in Exhibit 4.1)

   4.3   Form of First Preferred Ship Mortgage by [CalPetro Tankers
         (Bahamas III) Limited] [CalPetro Tankers (IOM) Limited] to
         California Petroleum Transport Corporation (including the form of assignment of such Mortgage to Chemical Trust
         Company of California, as Collateral Trustee by California
         Petroleum Transport Corporation)

   4.4   Form of Bahamian Statutory Ship Mortgage and Deed of
         Covenants by [CalPetro Tankers (Bahamas I) Limited]
         [CalPetro Tankers (Bahamas II) Limited] to California
         Petroleum Transport Corporation (including the form of assignment of such Mortgage to Chemical Trust Company of California, as Collateral Trustee by California Petroleum
         Transport Corporation)

   4.5   Form of Bermudian Statutory Ship Mortgage and Deed of
         Covenants by CalPetro Tankers (IOM) Limited to California
         Petroleum Transport Corporation (including the form of assignment of such Mortgage to Chemical Trust Company of California, as Collateral Trustee by California Petroleum
         Transport Corporation)**

 EXHIBIT
 NUMBER                          DESCRIPTION                           PAGE NO.
 -------                         -----------                           --------
   4.6   Form of Stock Pledge Agreement*

   4.7   Form of Assignment of Initial Charter Guarantee by
         [CalPetro Tankers (Bahamas I) Limited] [CalPetro Tankers
         (Bahamas II) Limited] [CalPetro Tankers (IOM) Limited]
         [CalPetro Tankers (Bahamas III) Limited] to California
         Petroleum Transport Corporation (including the form of
         Collateral Assignment of such Initial Charter Guarantee to
         Chemical Trust Company of California, as Collateral Trustee by California Petroleum Transport Corporation)

   4.8   Form of Assignment of Earnings and Insurances from
         [CalPetro Tankers (Bahamas I) Limited] [CalPetro Tankers
         (Bahamas II) Limited] [CalPetro Tankers (IOM) Limited]
         [CalPetro Tankers (Bahamas III) Limited] to California
         Petroleum Transport Corporation*

   4.9   Form of Assignment of Initial Charter from [CalPetro
         Tankers (Bahamas I) Limited] [CalPetro Tankers (Bahamas II)
         Limited] [CalPetro Tankers (IOM) Limited] [CalPetro Tankers
         (Bahamas III) Limited] to California Petroleum Transport
         Corporation (including the form of Collateral Assignment of such Initial Charter to Chemical Trust Company of
         California, as Collateral Trustee by California Petroleum
         Transport Corporation)

  4.10   Form of Management Agreement between P.D. Gram & Co., and
         [CalPetro Tankers (Bahamas I) Limited] [CalPetro Tankers
         (Bahamas II) Limited] [CalPetro Tankers (IOM) Limited]
         [CalPetro Tankers (Bahamas III) Limited]

  4.11   Form of Assignment of Management Agreement from [CalPetro
         Tankers (Bahamas I) Limited] [CalPetro Tankers (Bahamas II)
         Limited] [CalPetro Tankers (IOM) Limited] [CalPetro Tankers
         (Bahamas III) Limited] to California Petroleum Transport
         Corporation*

  4.12   Form of Serial Loan Agreement between California Petroleum
         Transport Corporation and [CalPetro Tankers (Bahamas I)
         Limited] [CalPetro Tankers (Bahamas II) Limited] [CalPetro
         Tankers (IOM) Limited] [CalPetro Tankers (Bahamas III)
         Limited]*

  4.13   Form of Term Loan Agreement between California Petroleum
         Transport Corporation and [CalPetro Tankers (Bahamas I)
         Limited] [CalPetro Tankers (Bahamas II) Limited] [CalPetro
         Tankers (IOM) Limited] [CalPetro Tankers (Bahamas III)
         Limited]

  4.14   Form of Collateral Agreement between California Petroleum
         Transport Corporation, [CalPetro Tankers (Bahamas I)
         Limited] [CalPetro Tankers (Bahamas II) Limited] [CalPetro
         Tankers (IOM) Limited] [CalPetro Tankers (Bahamas III)
         Limited], the Indenture Trustee under the Serial Indenture, the Indenture Trustee under the Term Indenture and Chemical
         Trust Company of California, as Collateral Trustee

  4.15   Form of Issue of One Debenture From [CalPetro Tankers
         (Bahamas I) Limited] [CalPetro Tankers (Bahamas II)
         Limited] [CalPetro Tankers (IOM) Limited] [CalPetro Tankers
         (Bahamas III) Limited] to California Petroleum Transport
         Corporation

   5.1 Opinion of Thacher Proffitt & Wood regarding the legality of the Serial Mortgage Notes

  10.1   Form of Initial Charter Guarantee by Chevron Corporation*

  10.2   Form of Bareboat Charter between [CalPetro Tankers (Bahamas
         I) Limited] [CalPetro Tankers (Bahamas II) Limited]
         [CalPetro Tankers (IOM) Limited] [CalPetro Tankers (Bahamas
         III) Limited] and Chevron Transport Corporation

  10.3   Form of Vessel Purchase Agreement between [CalPetro Tankers
         (Bahamas I) Limited] [CalPetro Tankers (Bahamas II)
         Limited] [CalPetro Tankers (IOM) Limited] [CalPetro Tankers
         (Bahamas III) Limited] and Chevron Transport Corporation
         (including the form of Assignment of such Vessel Purchase
         Agreement to California Petroleum Transport Corporation by
         [CalPetro Tankers (Bahamas I) Limited] [CalPetro Tankers
         (Bahamas II) Limited] [CalPetro Tankers (IOM) Limited]
         [CalPetro Tankers (Bahamas III) Limited])*

 EXHIBIT
 NUMBER                          DESCRIPTION                          PAGE NO.
 -------                         -----------                          --------
  10.4   Designated Representative Agreement

  23.1   Consent of Thacher Proffitt & Wood (included in Exhibit
         5.1)

  23.2 Consent of Price Waterhouse LLP, independent accountants, for Form S-3

  23.3 Consent of KPMG Peat Marwick LLP, independent accountants, for Form S-3

  23.4 Consent of Price Waterhouse LLP, independent accountants, for Form S-1

  23.5 Consent of Price Waterhouse, chartered accountants, for Form F-1

  23.6   Consent of McKinney, Bancroft & Hughes*

  23.7   Consent of Cains*

  24.1 Powers of Attorney for directors and certain officers of Chevron Corporation*

  24.2 Powers of Attorney for directors and certain officers of Chevron Transport Corporation*

  24.3 Powers of Attorney for directors and certain officers of CalPetro Tankers (Bahamas I) Limited*

  24.4 Powers of Attorney for directors and certain officers of CalPetro Tankers (Bahamas II) Limited*

  24.5 Powers of Attorney for directors and certain officers of CalPetro Tankers (IOM) Limited*

  24.6 Powers of Attorney for directors and certain officers of CalPetro Tankers (Bahamas III) Limited*

  24.7 Certified copy of resolutions of Chevron Corporation authorizing signature pursuant to power of attorney*

  25.1   Statement of Eligibility on Form T-1 of Chemical Trust
         Company of California, as Indenture Trustee*

- ------------------

 *Previously filed.

**No longer applicable.